As filed with the Securities and Exchange Commission on June 26, 1998

                              Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       NEW ENGLAND COMMUNITY BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                     0-14550
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                   06-1116165
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                                176 Broad Street
                                  P.O. Box 130
                           Windsor, Connecticut 06095
                               Tel. (860) 610-3600

       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                David A. Lentini
                                176 Broad Street
                                  P.O. Box 130
                           Windsor, Connecticut 06095
                               Tel. (860) 683-4601

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      With copies of all communications to:

     William H. Cuddy                          Paul G. Hughes
     Day, Berry & Howard LLP                   Cummings & Lockwood
     CityPlace I                               Four Stamford Plaza, P.O. Box 120
     Hartford, Connecticut 06103-3499          Stamford, Connecticut 06904
     Telephone (860) 275-0217                  Telephone (203) 351-4207

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At the Effective Time of the Merger, as defined in the Plan and Agreement of Merger, dated as of March 19, 1998 (the "Merger Agreement"), by and among New England Community Bancorp, Inc. ("NECB") New England Bank & Trust Company ("NEBT") and Bank of South Windsor ("BSW"), attached as APPENDIX A to the Joint Proxy Statement-Prospectus.

      If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

                                                CALCULATION OF REGISTRATION FEE

===================================================================================================================================
Title of each class of securities                               Proposed               Proposed
        to be registered               Amount to be         maximum offering       maximum aggregate     Amount of registration fee
                                        registered           price per unit          offering price
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
     $.10 per share                    1,229,325 (1)           $31.00 (2)             $38,109,074 (2)           $2,370.00 (3)
===================================================================================================================================

      (1)The number of shares of NECB Common Stock issuable in exchange for shares of BSW Common Stock in connection with the Merger, assuming the exchange ratio of 1.3204 shares of NECB Common Stock for each share of BSW Common Stock and certain options. The Registrant also registers hereby such additional shares of its common stock as may be issuable in connection with the Merger pursuant to the exchange ratio adjustment provisions set out in the Merger Agreement.

      (2) Estimated solely for purposes of calculating the registration fee for the filing on Form S-4 pursuant to Rule 457(f)(1), calculated on the basis of the average of the high and low prices of BSW Common Stock reported in the consolidated reporting system of the American Stock Exchange on June 24, 1998, a date within five business days prior to the filing of this registration statement.

      (3) Pursuant to Rule 457(o), the registration fee is based upon the maximum aggregate offering price computed in accordance with Rule 457(f)(1), which will not be affected by an increase in the number of shares registered in accordance with the exchange ratio adjustment provisions set out in the Merger Agreement. In accordance with Rule 457(b), the fee of $5,750.00 paid by NECB pursuant to Section 14(g)(1)(A) of the Securities Exchange Act of 1934 upon the filing of its preliminary proxy materials on May 29, 1998, has been credited against the registration fee payable in connection with this filing.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                176 BROAD STREET
                                  P.O. BOX 130
                                WINDSOR, CT 06095
                                 (860) 610-3600

                                   July __, 1998

Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of New England Community Bancorp, Inc. ("NECB"), to be held on August 10, 1998 at 8:00 a.m. at the executive offices of NECB, 176 Broad Street, Windsor, Connecticut, at which time you will be asked to consider and vote on a proposal to approve a Plan and Agreement of Merger (the "Merger Agreement") by and among NECB, NECB's wholly-owned subsidiary, New England Bank & Trust Company, and Bank of South Windsor ("BSW") and the transactions contemplated thereby. The Merger Agreement provides, among other things, that BSW will be merged with and into New England Bank & Trust Company and that NECB shall provide for the election of two BSW directors to the Board of Directors of NECB. If the Merger Agreement is approved, upon the Merger's becoming effective, each share of BSW common stock issued and outstanding will be converted into the right to receive 1.3204 shares of common stock of NECB and cash in lieu of fractional shares (subject to adjustment as provided in the Merger Agreement).

      The Board of Directors of NECB has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, the stockholders of NECB. In addition, HAS Associates, Inc., as financial advisor to NECB, has delivered its opinion to the Board of Directors of NECB and indicated that the Merger Agreement is fair, from a financial point of view, to the stockholders of NECB. Therefore, the Board of Directors of NECB unanimously recommends that the stockholders of NECB vote "FOR" the approval of the Merger Agreement.

      I urge you to consider carefully these important matters which are described in the accompanying Joint Proxy Statement-Prospectus. In order to ensure that your vote is represented at the Special Meeting, please indicate your choice on the enclosed proxy form, sign, date and return it in the enclosed envelope. A prompt response will be appreciated. If you attend the Special Meeting, you may revoke your proxy and vote in person if you wish.

                                         Very truly yours,

                                         David A. Lentini
                                         Chairman, President and CEO

                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                176 BROAD STREET
                                  P.O. BOX 130
                                WINDSOR, CT 06095

                                 (860) 610-3600

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held on August 10, 1998

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of New England Community Bancorp, Inc. ("NECB") will be held at 8:00 a.m. Eastern Daylight Time on August 10, 1998 at the executive offices of NECB, 176 Broad Street, Windsor, Connecticut for the following purpose:

          1. To consider and vote upon a proposal (i) to adopt a Plan and Agreement of Merger, dated as of March 19, 1998 (the "Merger Agreement"), by and among NECB, New England Bank & Trust Company, a wholly-owned subsidiary of NECB ("NEBT"), and Bank of South Windsor ("BSW"), which provides, among other things, for NECB to acquire BSW through the merger of BSW into NEBT pursuant to which each outstanding share of Common Stock, $5.00 par value per share, of BSW ( the "BSW Common Stock") would be exchanged for
               1.3204 shares of Common Stock, $.10 par value per share, of NECB (the "NECB Common Stock"), and cash in lieu of fractional shares, subject to adjustment as provided in the Merger Agreement and described in the accompanying Joint Proxy Statement-Prospectus, and (ii) to approve the transactions contemplated thereby, including the issuance of shares of NECB Common Stock pursuant thereto.

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

           Only holders of NECB Common Stock of record at the close of business on June 29, 1998 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof. A Joint Proxy Statement-Prospectus containing more detailed information with respect to the matters to be considered at the Special Meeting (including a copy of the Merger Agreement attached as Appendix A thereto) accompany and form part of this notice.

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE HOLDERS OF RECORD TO VOTE YOUR SHARES PERSONALLY AT THE SPECIAL MEETING.

                                           By Order of the Board of Directors,

                                           Angelina J. McGillivray
                                           Secretary

Windsor, Connecticut
July ___, 1998

                              BANK OF SOUTH WINDSOR
                               1695 ELLINGTON ROAD
                          SOUTH WINDSOR, CT 06074-4514
                                 (860) 644-4412

                                   JULY __, 1998

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Bank of South Windsor, a Connecticut-chartered commercial bank ("BSW"), at 8:00 a.m., Eastern Time, on August 10, 1998 at the Quality Inn, Route 83, Vernon, Connecticut (the "Special Meeting").

         At the Special Meeting, you will be asked to approve a Plan and Agreement of Merger, dated as of March 19, 1998 (the "Merger Agreement"), by and among New England Community Bancorp, Inc., a Delaware corporation ("NECB"), New England Bank & Trust Company, a Connecticut-chartered commercial bank and a wholly-owned subsidiary of NECB ("NEBT"), and BSW, pursuant to which BSW will merge with and into NEBT (the "Merger"). The Merger will be consummated on the terms and subject to the conditions set forth in the Merger Agreement, which is described in, and a copy of which is attached to, the enclosed Joint Proxy Statement-Prospectus, which you are urged to read carefully. If the Merger Agreement is approved, the shareholders of BSW will receive in connection with the Merger 1.3204 shares of Common Stock of NECB, $.10 par value per share (the "NECB Common Stock"), in exchange for each share of Common Stock, $5.00 par value per share, of BSW (the "BSW Common Stock"), and cash in lieu of fractional shares, subject to adjustment as provided in the Merger Agreement and subject to the rights of dissenting shareholders of BSW to pursue their dissenters' rights in accordance with Connecticut law (as more fully set forth in the accompanying Joint Proxy Statement-Prospectus under the caption "THE MERGER AGREEMENT--Dissenters' Rights" and in Appendix E thereto).

         Consummation of the Merger is subject to certain conditions, including the receipt of certain regulatory approvals and approval of the Merger Agreement by the affirmative vote of two-thirds of the outstanding shares of BSW Common Stock and a majority of the total votes cast in person or by proxy by NECB stockholders entitled to vote thereon assuming a quorum is present at the meeting of stockholders of NECB.

         The Board of Directors of BSW believes the Merger is in the best interests of the shareholders of BSW and recommends that you vote in favor of the Merger Agreement and the consummation of the transactions contemplated thereby. In addition, Bank Analysis Center, Inc., financial advisor to BSW, has delivered its opinion to the Board of Directors of BSW that the Merger Agreement is fair, from a financial point of view, to the shareholders of BSW.

         Enclosed are a Notice of Special Meeting of Shareholders, a Joint Proxy Statement-Prospectus containing a discussion of the Merger Agreement and the Merger, and a Proxy Card. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED.

         IT IS VERY IMPORTANT THAT YOUR SHARES OF BSW COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

         IF THE MERGER AGREEMENT IS APPROVED AND THE MERGER IS CONSUMMATED, YOU WILL BE SENT A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR SURRENDERING YOUR CERTIFICATES REPRESENTING SHARES OF BSW COMMON STOCK. PLEASE DO NOT SEND YOUR SHARE CERTIFICATES UNTIL YOU RECEIVE THESE MATERIALS.

                                      Very truly yours,

                                      Barbara Barbour
                                      Chairwoman

                              BANK OF SOUTH WINDSOR
                               1695 ELLINGTON ROAD
                          SOUTH WINDSOR, CT 06074-4514

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          To Be Held on August 10, 1998


         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Bank of South Windsor ("BSW") will be held at 8:00 a.m. Eastern Time on August 10, 1998 at the Quality Inn, Route 83, Vernon, Connecticut for the following purpose:

          1. To consider and vote upon a proposal (i) to adopt a Plan and Agreement of Merger, dated as of March 19, 1998 (the "Merger Agreement"), by and among New England Community Bancorp, Inc. ("NECB"), New England Bank & Trust Company, a wholly-owned subsidiary of NECB ("NEBT"), and BSW, which provides, among other things, for NECB to acquire BSW through the merger of BSW into NEBT pursuant to which each outstanding share of Common Stock, $5.00 par value per share, of BSW (the "BSW Common Stock") would be exchanged for 1.3204 shares of Common Stock, $.10 par value per share, of NECB, and cash in lieu of fractional shares, subject to adjustment as provided in the Merger Agreement, and
               (ii) to approve the transactions contemplated thereby.

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

         Only holders of BSW Common Stock of record at the close of business on June 29, 1998 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

         Under Connecticut law, shareholders of BSW have dissenters' rights with respect to the Merger. See "THE MERGER AGREEMENT--Dissenters' Rights" in the accompanying Joint Proxy Statement-Prospectus and APPENDIX E to such Joint Proxy Statement-Prospectus which contains a copy of Section 36a-125(h) of the Banking Law of Connecticut and Sections 33-855 to 33-872 of the Connecticut Business Corporation Act addressing dissenters' rights available to BSW shareholders.

         A Joint Proxy Statement-Prospectus containing more detailed information with respect to the matters to be considered at the Special Meeting (including a copy of the Merger Agreement attached as APPENDIX A thereto) accompanies and forms part of this notice.

         Approval of the Merger Agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of BSW Common Stock. If you are a shareholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote personally at the Special Meeting. WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, PLEASE SIGN,

DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

         THE BOARD OF DIRECTORS OF BSW RECOMMENDS THAT THE SHAREHOLDERS OF BSW VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                                        By Order of the Board of Directors,

                                        Solomon Kerensky
                                        Secretary

South Windsor, Connecticut
July __, 1998


A FAILURE TO VOTE WITH RESPECT TO THE MERGER AGREEMENT BY NOT RETURNING THE ENCLOSED PROXY CARD, BY ABSTAINING, BY INCORRECTLY FILLING OUT THE PROXY CARD OR BY OTHERWISE FAILING TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.

YOU SHOULD NOT DELIVER STOCK CERTIFICATES REPRESENTING YOUR SHARES OF BSW COMMON STOCK AT THIS TIME. EXCHANGE OF SHARES WILL BE HANDLED PURSUANT TO A TRANSMITTAL LETTER FURNISHED BY AN APPOINTED EXCHANGE AGENT AT A LATER TIME, ALL AS MORE FULLY DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT-PROSPECTUS.

                       NEW ENGLAND COMMUNITY BANCORP, INC.
                                   PROSPECTUS

         For 1,229,325 Shares of Common Stock, par value $.10 per share

NEW ENGLAND COMMUNITY BANCORP, INC.                       BANK OF SOUTH WINDSOR
                              JOINT PROXY STATEMENT

         This Joint Proxy Statement-Prospectus is being furnished to the stockholders of New England Community Bancorp, Inc. ("NECB") and Bank of South Windsor ("BSW") in connection with the solicitation of proxies by their respective Boards of Directors for use at the Special Meeting of Stockholders of NECB (the "NECB Special Meeting") to be held at 8:00 a.m. on August 10, 1998 at the executive offices of NECB, 176 Broad Street, Windsor, Connecticut and at any adjournments or postponements thereof, and the Special Meeting of Shareholders of BSW (the "BSW Special Meeting") to be held at 8:00 a.m. on August 10, 1998 at the Quality Inn, Route 83, Vernon, Connecticut, and at any adjournments or postponements thereof.

         At the BSW Special Meeting, the shareholders of BSW will consider and vote upon a proposal to approve the Plan and Agreement of Merger, dated as of March 19, 1998 (the "Merger Agreement"), by and among NECB, New England Bank & Trust Company ("NEBT"), a Connecticut-chartered commercial bank and wholly-owned subsidiary of NECB, and BSW and the transactions contemplated thereby. The Merger Agreement provides, among other things, for NECB to acquire BSW through the merger (the "Merger") of BSW into NEBT. At the Effective Time (as hereinafter defined) of the Merger, each share of Common Stock, par value $5.00 per share, of BSW (the "BSW Common Stock") issued and outstanding immediately prior to the Effective Time (except for shares held by BSW as treasury shares, shares owned by any direct or indirect subsidiary of BSW, shares held by NECB or NEBT other than in a fiduciary or trust capacity for the benefit of third parties, and shares as to which dissenters' rights have been asserted) shall be converted into and exchangeable for Common Stock, par value $.10 per share, of NECB (the "NECB Common Stock") and cash in lieu of fractional shares, based on an exchange ratio of 1.3204 shares of NECB Common Stock for each share of BSW Common Stock (the "Exchange Ratio"), subject to adjustment as described below ("Per Share Merger Consideration"). The Exchange Ratio shall be adjusted to result in the issuance to BSW shareholders of shares of NECB Common Stock with a value equal to $31.00 per share of BSW Common Stock in the event that:

         (i) the product of the Average Closing Price (as hereinafter defined) multiplied by the Exchange Ratio is less than $31.00, and

         (ii) the percentage decline in the closing price of NECB Common Stock from March 19, 1998 to the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Price Period") exceeds the percentage decline in the average closing share price of the institutions reported in the SNL Securities LLC New England Banks Index for the Price Period by more than 10%.

         The "Average Closing Price" is the average of the daily per share closing prices of NECB Common Stock supplied by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and reported in THE WALL STREET JOURNAL as of the end of the 20 consecutive trading-day period ending on the date on which the last of the regulatory approvals required for the consummation of the Merger occurs.

          For a description of the Merger Agreement, which is included in its entirety as APPENDIX A to this Joint Proxy Statement-Prospectus, see "THE MERGER AGREEMENT."

         Consummation of the Merger is subject to certain conditions, including the receipt of certain regulatory approvals and the approval of the Merger Agreement by the affirmative vote of two-thirds of the outstanding shares of BSW Common Stock at the BSW Special Meeting and a majority of the total votes cast thereon by holders of NECB Common Stock at the NECB Special Meeting.

         Giving effect to the Merger and the issuance of shares of NECB Common Stock contemplated thereby, it is expected that approximately 17% of the shares of NECB Common Stock to be outstanding following the Merger will have been issued to shareholders of BSW in the Merger.

         Shareholders of BSW are entitled to dissenters' rights under the Connecticut General Statutes. BSW shareholders who wish to exercise their dissenters' rights must follow the procedures described under "THE MERGER AGREEMENT--Dissenters' Rights" and APPENDIX E.

         At the NECB Special Meeting, the stockholders of NECB will consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby including the issuance of shares of NECB Common Stock to BSW shareholders. NECB stockholders do not have dissenters' rights in connection with the merger.

         This Joint Proxy Statement-Prospectus also constitutes the Prospectus of NECB in respect of the shares of NECB Common Stock to be issued in the Merger. THIS DOCUMENT DOES NOT SERVE AS A PROSPECTUS TO COVER ANY RESALES OF NECB COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER. PERSONS WHO ARE CONSIDERED "AFFILIATES" OF BSW OR NECB UNDER APPLICABLE SECURITIES LAWS WILL BE SUBJECT TO RESTRICTIONS ON THEIR ABILITY TO RESELL NECB COMMON STOCK RECEIVED BY THEM IN THE MERGER.

         NECB COMMON STOCK IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY, NOR IS SUCH STOCK GUARANTEED BY ANY BANK OR BANK HOLDING COMPANY.

         The outstanding shares of NECB Common Stock are traded over the counter on the Nasdaq National Market System (the "Nasdaq NM") under the symbol "NECB." The outstanding shares of BSW Common Stock are traded on the American Stock Exchange (the "AMEX") under the symbol "BSW."

         ALL INFORMATION AND STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE HEREIN WITH RESPECT TO BSW WERE SUPPLIED BY BSW. ALL INFORMATION AND STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE HEREIN WITH RESPECT TO NECB WERE SUPPLIED BY NECB.

         This Joint Proxy Statement-Prospectus and the accompanying proxy materials are first being mailed to shareholders of NECB and BSW on or about July , 1998. NECB and BSW shareholders are urged to read this document carefully.

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF NECB COMMON STOCK OFFERED HEREBY ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE FULL VALUE THEREOF. SHARES OF NECB COMMON STOCK ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN WHAT IS INCLUDED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT. IF SUCH INFORMATION OR REPRESENTATION IS GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

         THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

         NEITHER THE DELIVERY OF THIS DOCUMENT AT ANY TIME, NOR ANY DISTRIBUTION OF SHARES OF NECB COMMON STOCK, SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THE

INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. NEITHER THE DELIVER OF THIS JOINT PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF NECB OR BSW SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                        -------------------------------
      THE DATE OF THIS JOINT PROXY STATEMENT-PROSPECTUS IS JULY ___, 1998.

                                Table of Contents
                                -----------------

                                                                           Page

AVAILABLE INFORMATION ......................................................iii

INFORMATION DELIVERED AND INCORPORATED BY REFERENCE..........................iv

SUMMARY  .....................................................................1
         The Merger...........................................................1
         Parties to the Merger................................................1
         Proposed Olde Port Acquisition by NECB...............................1
         The Special Meetings.................................................1
         Votes Required and Record Dates......................................2
         Recommendations of Boards of Directors; Opinions of Financial
           Advisors............... ...........................................2
         Effective Time.......................................................3
         Interests of Certain Persons in the Merger...........................3
         The Stock Option Agreement; Shareholder Agreements...................3
         Conditions; Regulatory Approvals.....................................4
         Fees and Expenses under Certain Circumstances........................4
         Anticipated Accounting Treatment.....................................4
         Federal Income Tax Consequences .....................................5
         Certain Differences in Shareholders' Rights..........................5
         Dissenters' Rights...................................................5
         Markets and Market Prices............................................5
         Actual and Pro Forma Capital Ratios..................................6

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA...........................7

ACTUAL AND PRO FORMA PER SHARE DATA...........................................8

SELECTED CONSOLIDATED FINANCIAL DATA OF NECB..................................9

SELECTED CONSOLIDATED FINANCIAL DATA OF BSW..................................11

INTRODUCTION.................................................................13

THE SPECIAL MEETINGS.........................................................14
         General.............................................................14
         Record Dates; Votes Required........................................15
         Proxies.............................................................16

THE MERGER...................................................................16
         Background of the Merger............................................16
         Recommendation of the NECB Board and NECB's Reason for the Merger...18
         Opinion of NECB's Financial Advisor.................................22
         Recommendation of the BSW Board and Reasons for the Merger..........22
         Opinion of BSW's Financial Advisor..................................23

THE MERGER AGREEMENT.........................................................25
         General.............................................................26
         Effective Time......................................................26
         Effect of the Merger................................................27
         Interests of Certain Persons in the Merger..........................27
         Shareholder Agreements..............................................29
         The Stock Option Agreement..........................................30

         Procedures for Exchange of Certificates.............................30
         Conditions to Consummation of the Merger............................31
         Regulatory Approvals Required for the Merger........................33
         Conduct of Business Pending the Merger..............................34
         Termination; Amendment; Extension and Waiver........................36
         Employee Matters....................................................38
         Fees and Expenses Under Certain Circumstances.......................38
         Anticipated Accounting Treatment....................................39
         Management and Operation After the Merger...........................39
         Resales of NECB Common Stock Received in the Merger.................40
         Trading Market for NECB Common Stock................................40
         Federal Income Tax Consequences.....................................40
         Dissenters' Rights..................................................41

PRO FORMA FINANCIAL INFORMATION..............................................44

DESCRIPTION OF NECB'S CAPITAL STOCK..........................................54
         NECB Common Stock...................................................54
         NECB Preferred Stock................................................54
         Absence of Cumulative Voting   .....................................54
         Market for NECB Common Stock and Related Security Holder Matters....55

COMPARISON OF THE RIGHTS OF SHAREHOLDERS ....................................55
         Authorized Capital Stock............................................56
         Issuance of Capital Stock...........................................56
         Voting Rights.......................................................56
         Dividends and Other Distributions...................................56
         Size and Classification of Board of Directors.......................56
         Director Vacancies and Removal of Directors.........................57
         Duties of Directors.................................................57
         Meetings of Shareholders............................................57
         Shareholder Nominations of Directors................................58
         Shareholder Action Without a Meeting................................58
         Amendment of Governing Instruments..................................59
         Sale of Assets, Merger and Consolidations ..........................59
         Appraisal Rights....................................................59
         Dissolution.........................................................59
         Conflict-of-Interest Transactions...................................60
         Limitation of Director Liability....................................60
         Indemnification of Directors and Officers...........................60
         State Antitakeover Statutes.........................................61

VALIDITY OF SECURITIES.......................................................62

EXPERTS  ....................................................................62

SHAREHOLDER PROPOSALS........................................................63

OTHER MATTERS................................................................63

Plan and Agreement of Merger.........................................APPENDIX A
Stock Option Agreement...............................................APPENDIX B
Fairness Opinion of HAS Associates, Inc..............................APPENDIX C
Fairness Opinion of Bank Analysis Center, Inc........................APPENDIX D
Sections 36a-125(h) and 33-85 to 33-872, inclusive, of the
     Connecticut General Statutes....................................APPENDIX E

                              AVAILABLE INFORMATION

         NECB is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy and information statements and other information filed by NECB with the Commission can be inspected and copied at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants (such as NECB) which file electronically with the Commission. The address of the site is http//www.sec.gov. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The NECB Common Stock is listed on the Nasdaq NM under the symbol NECB.

         BSW is also subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy and information statements, and other information with the Federal Deposit Insurance Corporation (the "FDIC"). The reports, proxy and information statements and other information filed by BSW with the FDIC can be inspected and copied at public reference facilities maintained by the FDIC at its Public Files in the Registration and Disclosure Section at Room F-6043, 1776 F Street, N.W., Washington, D.C. 20006. The facsimile number is (202) 898-3909. Copies of such material may be ordered from such Section by telephone request at prescribed rates by calling (202) 898-8920. In addition, BSW Common Stock is listed on the AMEX and certain material as to BSW can be inspected at the offices of the AMEX, 86 Trinity Place, New York, New York 10006-1881.

         NECB has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereof, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of NECB Common Stock to be issued pursuant to the Merger Agreement. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. Such additional information may be inspected and copied as set forth above. For further information with respect to NECB and the securities offered thereby, reference is made to the Registration Statement, including the exhibits thereto. Statements contained in this Joint Proxy Statement- Prospectus or in any document incorporated by reference in this Joint Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

         THIS JOINT PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS OF NECB BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. STOCKHOLDERS OF BSW AND OF NECB MAY OBTAIN THESE DOCUMENTS (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WITHOUT CHARGE UPON REQUEST TO: NEW ENGLAND COMMUNITY BANCORP, INC., P.O. BOX 130, 176 BROAD STREET, WINDSOR, CONNECTICUT 06095 AND THE BSW SPECIAL MEETING, ATTENTION: VIRGINIA B. SPRINGER (TELEPHONE NUMBER (860) 610- 4602). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS IN ADVANCE OF THE NECB SPECIAL MEETING AND THE BSW SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY AUGUST 3, 1998.

         THIS JOINT PROXY STATEMENT-PROSPECTUS ALSO INCORPORATES DOCUMENTS OF BSW BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. STOCKHOLDERS OF BSW AND OF NECB MAY OBTAIN THESE DOCUMENTS (NOT INCLUDING EXHIBITS THERETO, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION INCORPORATED HEREIN) WITHOUT CHARGE UPON REQUEST
TO: BANK OF SOUTH WINDSOR, 1695 ELLINGTON ROAD, SOUTH WINDSOR, CONNECTICUT 06074-4514, ATTENTION: SECRETARY (TELEPHONE NUMBER (860) 648-6004). IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS IN ADVANCE OF THE NECB SPECIAL MEETING AND THE BSW SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY AUGUST 3, 1998.

         No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Joint Proxy Statement-Prospectus in connection with the Merger and offering covered by this Joint Proxy Statement-Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by NECB or BSW. This Joint Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, NECB Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Joint Proxy Statement- Prospectus nor any issuance of securities made pursuant to the Merger Agreement shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Joint Proxy Statement-Prospectus or in the affairs of NECB or BSW since the date hereof.

               INFORMATION DELIVERED AND INCORPORATED BY REFERENCE

          The following documents filed by NECB with the Commission are hereby incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 31, 1998;

          2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed on May 15, 1998;

          3. Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, filed on June 12, 1998;

          4. Current Reports on Form 8-K filed with the Commission on January 7, 1998, February 26, 1998, March 24, 1998 and June 25, 1998 and the
             Current Report on Form 8-K/A filed with the Commission on March 13, 1998; and

          5. The description of NECB's Common Stock contained in the Registration Statement on Form 8-A filed by NECB to register NECB Common Stock pursuant to Section 12(g) of the Exchange Act, including any amendment or reports filed for the purposes of updating such description.

         A copy of NECB's Annual Report to Stockholders for the year ended December 31, 1997 ("NECB's Annual Report") and NECB's Proxy Statement for its Annual Meeting held on April 21, 1998 and each of the documents incorporated herein by reference are available to any holder of BSW Common Stock or NECB Common Stock, including any beneficial owner, free of charge upon written or oral request to NECB at the address and telephone number set forth above under "AVAILABLE INFORMATION."

         The following documents, or portions thereof indicated, initially filed by BSW with the FDIC and subsequently filed by NECB with the Commission, are incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1997;
             and

          2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         A copy of BSW's Annual Report on Form 10-K ("BSW 10-K") filed with the FDIC for the year ended December 31, 1997 and BSW's Quarterly Report on Form 10-Q filed with the FDIC for the quarter ended March 31, 1998 ("BSW 10-Q") accompany each copy of this Joint Proxy Statement-Prospectus delivered to holders of BSW Common Stock. Additional copies of both of these documents are available to any holder of BSW Common Stock or NECB Common Stock, including any beneficial owner, free of charge upon written or oral request to BSW at the address and telephone number as set forth above under "AVAILABLE INFORMATION."

         All documents filed by NECB pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the earlier of (i) the date of the NECB Special Meeting and the BSW Special Meeting or (ii) the termination of the Merger Agreement, are hereby incorporated by reference into this Joint Proxy Statement-Prospectus and shall be deemed a part hereof from the date of filing of such documents. Documents filed by BSW pursuant to Sections 12(i), 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the earlier of (i) the date of the NECB Special Meeting and the BSW Special Meeting or (ii) the termination of the Merger Agreement, are hereby incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. Such documents shall also be filed by NECB on Forms 8-K.

         Any statement contained herein, in any amendment or supplement hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement-Prospectus to the extent that a statement contained herein, in any amendment or supplement hereto or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement-Prospectus or any supplement thereto.

         CONTAINED WITHIN AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT-PROSPECTUS ARE CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE THUS PROSPECTIVE. SUCH FORWARD LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESS OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO: CHANGES IN INTEREST RATES, REGULATION, COMPETITION AND THE LOCAL AND REGIONAL ECONOMY.

                                     SUMMARY

         The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement- Prospectus. Reference is made to, and this summary is qualified in all respects by, the more detailed information appearing elsewhere in this Joint Proxy Statement-Prospectus, the Appendices hereto and the documents referred to herein.

THE MERGER

         Pursuant to the Merger Agreement, BSW will be merged into NEBT with NEBT as the surviving entity. A copy of the Merger Agreement is attached as APPENDIX A to this Joint Proxy Statement-Prospectus. Upon consummation of the Merger, each outstanding share of BSW Common Stock, except for (i) shares held by BSW as treasury shares; (ii) shares owned by any direct or indirect subsidiary of BSW; (iii) shares held by NECB or NEBT other than in a fiduciary or trust capacity for the benefit of third parties and (iv) shares as to which dissenters' rights have been asserted (the "Excluded Shares"), will be converted into and exchangeable for NECB Common Stock and cash in lieu of fractional shares, based on an exchange ratio of 1.3204 shares of NECB Common Stock for each share of BSW Common Stock (the "Exchange Ratio"), subject to adjustment (the "Per Share Merger Consideration"). NECB shall adjust the Exchange Ratio to result in a value equal to $31.00 per share of BSW Common Stock in the event that (i) the product of the Average Closing Price multiplied by the Exchange Ratio is less than $31.00 and (ii) the percentage decline in the closing price of NECB Common Stock from March 19, 1998 to the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Price Period") exceeds the percentage decline in the average closing share price of those institutions as reported in the SNL Securities LLC New England Banks Index by more than ten percent (10.0%) for the Price Period.

         As of June 23, 1998 there were 5,171,626 shares of NECB Common Stock outstanding. The number of estimated shares to be issued in the Olde Port merger, as described below, are not included in such number. It is estimated that approximately 1,229,325 shares will be issued in the Merger.

PARTIES TO THE MERGER

         NECB. NECB is a multi-bank bank holding company registered under the Bank Holding Company Act of 1956, as amended. NECB was organized under the laws of Delaware in 1985 and directly owns three banking subsidiaries, NEBT, The Equity Bank and Community Bank (together, the "Subsidiaries"), all Connecticut-chartered commercial banks. The FDIC insures the deposits of the Subsidiaries in accordance with the Federal Deposit Insurance Act. NECB's principal executive officers are located at 176 Broad Street, P.O. Box 130, Windsor, Connecticut 06095; telephone (860) 610-3600.

         BSW. BSW was chartered on May 18, 1988 under the laws of the State of Connecticut. BSW is subject to regulation by the State of Connecticut Department of Banking and by the FDIC. BSW commenced operations on May 15, 1989 and conducts business from its headquarters located at 1695 Ellington Road, South Windsor, Connecticut 06074-4514; telephone (860) 644-4412. BSW operates two other banking offices located in East Hartford and Vernon, Connecticut, respectively.

PROPOSED OLDE PORT ACQUISITION BY NECB

         On February 10, 1998, the Boards of Directors of NECB and Olde Port Bank & Trust Company, a state chartered trust company incorporated under the laws of New Hampshire ("Olde Port"), approved a definitive agreement (the "Olde Port Agreement") whereby NECB will organize a New Hampshire interim bank which will merge into Olde Port with Olde Port as the survivor under the name "Olde Port Bank & Trust." Under the Olde Port Agreement, Olde Port will become a wholly-owned subsidiary of NECB and all of the outstanding shares of Olde Port common stock (except for shares held by Olde Port as treasury shares, shares owned by any direct or indirect subsidiary of Olde Port, shares held by NECB or the Subsidiaries other than in a fiduciary or trust capacity for the benefit of third parties and shares as to which dissenters' rights have been perfected) will be converted into and exchangeable for merger consideration consisting of that number of shares of NECB Common Stock, and cash in lieu of fractional shares, equal to $200.00 in value per share of Olde Port common stock.

         Each certificate previously representing a share of Olde Port common stock will represent the right to receive the per share merger consideration into which that share of Olde Port common stock has been converted plus cash in lieu of any fractional share. The final exchange ratio is 8.6674 which will result in the issuance of 594,061 shares of NECB Common Stock.

         As of March 31, 1998, Olde Port had total assets of $49.8 million, loans of $30.7 million, deposits of $40.5 million and shareholders' equity of $4.9 million.

THE SPECIAL MEETINGS

         NECB. The NECB Special Meeting will be held at 8:00 a.m. on August 10, 1998 at the executive offices of NECB, 176 Broad Street, Windsor, Connecticut. The purpose of the NECB Special Meeting is to consider and vote upon the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of NECB Common Stock pursuant to the Merger Agreement (the "Merger Proposal").

         BSW. The BSW Special Meeting will be held at 8:00 a.m. on August 10, 1998 at the Quality Inn, Route 83, Vernon, Connecticut. The purpose of the BSW Special Meeting is to consider and vote upon the Merger Agreement and the transactions contemplated thereby.

VOTES REQUIRED AND RECORD DATES

         NECB. Only NECB stockholders of record at the close of business on June 29, 1998 (the "NECB Record Date") will be entitled to vote at the NECB Special Meeting. Each stockholder is entitled to one vote for each share of NECB Common Stock held. The affirmative vote of a majority of the votes cast at the NECB Special Meeting by a quorum of the holders of NECB Common Stock is required to approve the Merger Proposal under the rules of the Nasdaq NM in order for NECB to maintain its listing on the Nasdaq NM. As of the NECB Record Date, there were shares of NECB Common Stock outstanding and entitled to be voted.

         The directors and executive officers of NECB beneficially owned as of June 23, 1998 541,283 shares or 10.5% of the outstanding NECB Common Stock. All of the executive officers and directors who are also stockholders of NECB have indicated that they intend to vote in favor of the Merger Proposal.

         BSW. Only BSW shareholders of record at the close of business on June 29, 1998 (the "BSW Record Date") will be entitled to vote at the BSW Special Meeting. Each shareholder is entitled to one vote for each share of BSW Common Stock held. The affirmative vote of the holders of two-thirds of the shares of BSW Common Stock outstanding on the BSW Record Date is required to approve the Merger Agreement. As of the BSW Record Date, there were __________ shares of BSW Common Stock outstanding and entitled to be voted.

         The directors and executive officers of BSW beneficially owned, as of June 18, 1998, 167,679 shares or 17.5% of the outstanding BSW Common Stock. All of the executive officers and all of the directors of BSW who are shareholders of BSW have agreed to vote to approve the Merger Agreement.

RECOMMENDATIONS OF BOARDS OF DIRECTORS; OPINIONS OF FINANCIAL ADVISORS

         NECB. The Board of Directors of NECB (the "NECB Board") believes that the Merger is fair to and in the best interests of the stockholders of NECB and unanimously recommends that the stockholders vote "FOR" the approval of the Merger Proposal. In reaching its decision, the NECB Board was advised by HAS Associates, Inc.

("HAS"), NECB's financial advisor, to the effect that as of March 19, 1998, the date of HAS' initial opinion and June 23, 1998, the date of HAS' updated opinion, and based upon and subject to the matters stated therein, the consideration to be paid by NECB to BSW shareholders in the Merger was fair, from a financial point of view, to the holders of NECB Common Stock. A copy of HAS' June 23, 1998 opinion is attached to this Joint Proxy Statement- Prospectus as APPENDIX C. NECB stockholders are urged to read HAS' opinion and the discussion of the opinion set forth under "THE MERGER--Opinion of NECB's Financial Advisor" in their entirety. See "THE MERGER- Recommendation of the NECB Board of Directors and NECB's Reasons for the Merger."

         BSW. The Board of Directors of BSW (the "BSW Board") has approved the Merger Agreement by the unanimous vote of the directors present at the BSW Board meeting convened therefore, has determined that the Merger is fair to and in the best interests of BSW and its shareholders and recommends that holders of BSW Common Stock vote "FOR" the approval of the Merger Agreement and the transactions contemplated thereby. In reaching its decision to approve the Merger Agreement, the BSW Board consulted with its legal and financial advisors regarding the terms of the proposed transaction. In reaching its decision, the BSW Board was advised by Bank Analysis Center, Inc. ("BAC"), BSW's financial advisor, to the effect that as of the date of March 19, 1998, the date of BAC's initial opinion and June 24, 1998, the date of BAC's updated opinion, and based upon and subject to the matters stated therein, the consideration to be paid by NECB to BSW shareholders in the Merger was fair, from a financial point of view, to the holders of BSW Common Stock. A copy of BAC.'s opinion is attached to this Joint Proxy Statement- Prospectus as APPENDIX D. BSW shareholders are urged to read BAC's opinion and the discussion of the opinion set forth under "THE MERGER--Opinion of BSW's Financial Advisor" in their entirety. See "THE
MERGER--Recommendation of the BSW Board of Directors and Reasons For the
Merger."

EFFECTIVE TIME

         The Merger will become effective at 11:59 p.m. Eastern Standard Time on the date on which a copy of the Merger Agreement is filed with the Secretary of the State of the State of Connecticut, certified by the Connecticut Banking Commissioner (the "Banking Commissioner"), along with the Banking Commissioner's approval of the Merger (the "Effective Time"). If the Effective Time does not occur by March 31, 1999, either BSW or NECB may abandon the Merger and terminate the Merger Agreement. See "THE MERGER AGREEMENT--Conditions to Consummation of the Merger" and "--Regulatory Approvals Required for the Merger."

         If the Merger is approved by the shareholders of NECB and BSW, and NECB and BSW receive the required state and federal regulatory approvals, subject to certain conditions described herein, the Effective Time is expected to occur during the third quarter of 1998.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         NECB, NEBT and Mr. David Lentini, Chairman, President and Chief Executive Officer of NECB have certain interests in the Merger as shareholders of BSW and, in the case of Mr. Lentini, as the holder of options to acquire shares of BSW Common Stock. Certain members of the BSW Board and management of BSW have certain interests in the Merger in addition to their interests generally as shareholders of BSW. Such additional interests are described in "THE MERGER AGREEMENT--Interests of Certain Persons in the Merger."

THE STOCK OPTION AGREEMENT; SHAREHOLDER AGREEMENTS

         As a condition to the parties' entry into the Merger Agreement, on March 19, 1998, NECB and BSW entered into a Stock Option Agreement (the "Stock Option Agreement") in the form of APPENDIX B hereto, granting NECB the right to purchase up to 215,000 shares of BSW Common Stock at a price of $12.00 per share, if any of certain events set forth therein occur.

         NECB and certain shareholders of BSW have entered into shareholder agreements (the "Shareholder Agreements") whereby each shareholder who is a party to a Shareholder Agreement agrees to vote all of his or her shares of BSW Common Stock in favor of the Merger and any other matters relating thereto presented for approval of the shareholders of BSW and agrees to vote such shares against the approval of any other agreement providing for a merger, consolidation, sale of assets or other business combination of BSW with any person or entity other than NECB or an affiliate of NECB. The Shareholder Agreements cover 167,011 shares of BSW Common Stock.

CONDITIONS; REGULATORY APPROVALS

         Consummation of the Merger is subject to various conditions, including receipt of the shareholder approvals solicited hereby, receipt of the necessary regulatory approvals, and satisfaction of other customary closing conditions.

         The regulatory approvals and consents necessary to consummate the Merger include the approval of the FDIC and the Banking Commissioner. The application to the FDIC was filed June 11, 1998 and the application to the Banking Commissioner was filed June 16, 1998. Both approvals are pending. See "THE MERGER AGREEMENT--Regulatory Approvals Required for the Merger."

FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES

         NO SOLICITATION OF TRANSACTIONS. BSW has agreed in the Merger Agreement that BSW will not solicit, approve or recommend to its shareholders, or undertake or enter into, with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other merger, consolidation, asset acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity (other than NECB) interested in any such transaction (except for directors and executive officers of BSW and such other persons as may be required by law), and BSW will not authorize or permit any officer, director, employee, investment banker or other representative, directly or indirectly, to solicit, encourage or support any offer from any person or entity (other than NECB) to acquire substantially all of the assets of BSW, to acquire 10% or more of the outstanding stock of BSW, to enter into an agreement to merge with BSW, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of NECB (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "Unauthorized Action"). If the Merger is not consummated in accordance with the terms set forth in the Merger Agreement because of any such action or omission by BSW, BSW shall on demand pay to NECB the sum of (a) NECB's out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by NECB in connection with the Merger and the transactions provided for in the Merger Agreement plus (b) a sum as liquidated damages, provided, however, that the total amount of such fees and liquidated damages shall not exceed $400,000. The foregoing restrictions do not preclude the directors of BSW from taking actions which they determine, in the exercise of their fiduciary duties, are in the best interest of the BSW shareholders. However, if they take any Unauthorized Action, BSW will be responsible for the aforementioned fees and liquidated damages.

         BREACHES OF REPRESENTATIONS AND WARRANTIES. If either BSW or NECB fails to perform any material covenant or agreement in the Merger Agreement, or if any representation or warranty by BSW or NECB is determined to be materially untrue (the party which fails to perform or who makes the untrue representation or warranty being the "Breaching Party"), and if at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Merger Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party liquidated damages, to include whatever expenses the Non-Breaching Party may have incurred. The amount of liquidated damages shall be $400,000 if BSW is the Breaching Party. If NECB is the Breaching Party the amount of liquidated damages shall be the following: (i) $1,000,000 if the Merger Agreement is terminated prior to September 19, 1998;
(ii) $1,500,000 if the Merger Agreement is terminated on or after September 19, 1998 and before March 19, 1999; and (iii) $2,400,000 if the Merger Agreement is terminated on or after March 19, 1999.

         PROHIBITED TRANSACTIONS WITH THIRD PARTIES. In addition, if BSW does not take any Unauthorized Action, BSW shareholders do not approve the Merger, NECB does not breach the Merger Agreement and if an agreement to acquire or merge with BSW is executed before March 19, 1999, with an entity that makes an offer during the term of the Merger Agreement, BSW shall pay to NECB upon execution of such agreement the sum of all out-of-pocket expenses incurred by NECB in connection with the Merger and the transactions provided for in the Merger Agreement, up to $250,000; provided, that if the transaction agreed to with such other entity shall not close, NECB shall thereupon promptly repay such amount to BSW.

ANTICIPATED ACCOUNTING TREATMENT

         It is anticipated that the Merger will be treated as a "pooling of interests" for accounting and financial reporting requirements. The unaudited pro forma financial information contained in this Joint Proxy Statement-Prospectus has been prepared using the pooling of interests method of accounting to account for the Merger. See "PRO FORMA FINANCIAL INFORMATION."

FEDERAL INCOME TAX CONSEQUENCES

         It is intended that the Merger shall constitute a merger within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Consummation of the Merger is conditioned upon receipt of an opinion of counsel stating that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a merger within the meaning of Section 368(a) of the Code, (ii) no gain or loss will be recognized by the shareholders of BSW who exchange their BSW Common Stock for NECB Common Stock pursuant to the Merger other than any cash received in lieu of a fractional share of NECB Common Stock or cash received by dissenters, if any, (iii) no gain or loss will be recognized by the stockholders of NECB upon consummation of the Merger and (iv) such other matters as NECB or NEBT deem appropriate and necessary. See "THE MERGER AGREEMENT--Federal Income Tax Consequences."

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

         At the Effective Time, shareholders of BSW, except shareholders who assert dissenters' rights in accordance with Connecticut law, automatically will become stockholders of NECB and their rights as stockholders of NECB will be determined by the Delaware General Corporation Law and by NECB's Amended and Restated Certificate of Incorporation and Bylaws. The rights of the present stockholders of NECB differ from rights of the present shareholders of BSW with respect to certain matters. For a summary of these differences, see "COMPARISON OF RIGHTS OF SHAREHOLDERS."

DISSENTERS' RIGHTS

         Dissenters' rights are available to shareholders of BSW who object to the Merger. Under the Connecticut General Statutes, shareholders can obtain payment of the value of their shares if certain procedures contained in those statutes are complied with by the shareholders. The procedures to be followed are summarized under "THE MERGER AGREEMENT--Dissenters' Rights" and included in APPENDIX E.

         Stockholders of NECB do not have dissenters' rights in connection with the Merger Proposal.

MARKETS AND MARKET PRICES

         NECB Common Stock is quoted on the Nasdaq NM. As of June 1, 1998, NECB had approximately 4,000 stockholders of record. BSW Common Stock is traded on the AMEX. As of June 1, 1998, BSW had 1,171 shareholders of record.

                                               Common        BSW
                                   NECB        BSW           Stock
                                   Common      Common        Pro Forma
                                   Stock       Stock         Equivalent Value(a)
                                   ------      -------       -------------------
Market Value Per Share at:
March 18, 1998                     $25.50      $28.75        $33.67
June    1998

         (a) Pro forma equivalent value per share of BSW Common Stock represents the closing price of NECB Common Stock, as reported in THE WALL STREET JOURNAL, on the last trading day preceding the public announcement of the Merger and on June , 1998, multiplied by 1.3204, the Exchange Ratio.

         BSW shareholders are advised to obtain current market quotations for NECB Common Stock. No assurance can be given concerning the market price of NECB Common Stock before or after the Effective Time of the Merger. The market price for NECB Common Stock will fluctuate between the date of this Joint Proxy Statement-Prospectus and the Effective Time. However, in the event that (i) the Average Closing Price of NECB Common Stock is less than $23.48 and (ii) the percentage decline in the closing price of NECB Common Stock from March 19, 1998 to the date on which the last of the regulatory approvals required for the consummation of the Merger occurs exceeds the percentage decline in the average closing share price of a group of similar banks by more than 10%, the Exchange Ratio will be adjusted to result in shares of NECB Common Stock having a value of $31.00 per share being issued for each share of BSW Common Stock. For a more comprehensive description of the adjustment of the Exchange Ratio, see "THE MERGER AGREEMENT--General."

ACTUAL AND PRO FORMA CAPITAL RATIOS

         The following tables present certain pro forma information for the regulatory capital ratios of NECB (current and pro forma) and BSW for the quarter ended March 31, 1998 and the year ended December 31, 1998. The NECB and BSW pro forma regulatory capital ratios give effect to NECB's proposed acquisition of BSW. The pro forma information is not necessarily indicative of the financial condition or results of operations which would have been achieved had the Merger been consummated as of the beginning of the periods for which such data is presented and should not be construed as being representative of future periods.


                                        Minimum                                              NECB
                                        Regulatory        Historical       Historical        Pro
                                        Capital Level     NECB             BSW               Forma
                                        -------------     ----------       ----------        -----
March 31, 1998
--------------
Tier 1 leverage capital ratio           4.0%               8.3%             7.1%              7.6%
Tier 1 risk-based capital ratio         4.0%              11.7%            11.4%             11.0%
Total risk-based capital ratio          8.0%              12.9%            12.7%             12.2%



                                        Minimum
                                        Regulatory        Historical       Historical        NECB
                                        Capital Level     NECB             BSW               Pro Forma
                                        -------------     ----------       ----------        -----
December 31, 1997
Tier 1 leverage capital ratio           4.0%               9.1%             6.9%              8.0%
Tier 1 risk-based capital ratio         4.0%              11.4%            10.7%             10.8%
Total risk-based capital ratio          8.0%              12.6%            11.9%             12.1%

         For a detailed discussion of the capital of NECB and BSW, respectively, see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NECB Capital" in NECB's Annual Report on Form 10-K for the year ended December 31, 1997 ("NECB 10-K") and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NECB" in NECB's Quarterly Report on Form 10-Q ("NECB 10-Q") for the three months ended March 31, 1998 which are incorporated by reference into this Joint Proxy Statement-Prospectus, and MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Capital Resources" in the BSW 10-K and in the BSW 10-Q which are incorporated by reference into this Joint Proxy Statement-Prospectus. See "PRO FORMA FINANCIAL INFORMATION."

               SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

         The following table sets forth certain summary unaudited pro forma combined financial data for NECB after giving effect to the Merger, as if it had occurred as of the beginning of each of the periods presented and using the Exchange Ratio of 1.3204 and accounting for the Merger as a pooling-of-interests. See "THE MERGER AGREEMENT--Anticipated Accounting Treatment." This information should be read in conjunction with the historical consolidated financial statements of NECB and BSW, including the notes thereto, and pro forma financial information, including the notes thereto appearing elsewhere in this Joint Proxy Statement-Prospectus or incorporated herein by reference. See "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION."

         The pro forma financial information set forth below and elsewhere in this Joint Proxy Statement-Prospectus does not take into account NECB's pending acquisition of Olde Port. The pro forma financial data are not necessarily indicative of the actual financial position that would have occurred had the Merger been consummated at the beginning of the periods presented or that may be obtained in the future.

                                                                  For the
                                                                  Quarter
                                                                   Ended                For the Year Ended
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)                     March 31,                 December 31,
                                                                 ---------      ------------------------------
                                                                   1998          1997          1996         1995
Results of Operations:
   Interest income......................................       $   14,131    $  50,574    $   44,837   $   31,753
   Interest expense.....................................            5,352       17,944        16,194       11,233
                                                               ----------    ---------    ----------   ----------
      Net interest income...............................            8,779       32,630        28,643       20,520
Provision for possible loan losses......................              412        1,616         2,669        2,140
                                                               ----------    ---------    ----------   ----------
   Net interest income after provision
      for possible loan losses..........................            8,367       31,014        25,974       18,380
Noninterest income......................................            2,744        5,212         4,558        3,416
Noninterest expense.....................................            7,235       26,515        21,468       17,415
                                                               ----------    ---------    ----------   ----------
Income before taxes.....................................            3,876        9,711         9,064        4,381
Income taxes............................................            1,543        3,855         2,793          187
                                                               ----------    ---------    ----------   ----------
Net income..............................................       $    2,333    $   5,856    $    6,271   $    4,194
                                                               ==========    =========    ==========   ==========
Net income per share--basic..............................      $     0.36    $    0.92    $     1.07   $     0.96
Net income per share--diluted............................      $     0.36    $    0.91    $     1.07   $     0.96

Weighted average shares outstanding                                 6,426        6,354         5,848        4,355



Ending Balance Sheet Data:
   Assets...............................................       $  754,145    $ 759,235
   Investments..........................................          156,201      172,633
   Loans outstanding....................................          495,480      508,482
   Allowance for loan losses............................            9,381       11,413
   Goodwill.............................................            5,140        5,238
   Deposits.............................................          638,545      655,547
   Borrowed funds.......................................           45,941       36,258
   Shareholders' equity.................................           62,568       60,297

                       ACTUAL AND PRO FORMA PER SHARE DATA

         The following table sets forth certain historical per share, pro forma combined per share and BSW equivalent pro forma per share information with respect to NECB Common Stock and BSW Common Stock for the three months ended March 31, 1998 and the years ended December 31, 1997, 1996 and 1995. The historical per share data have been derived from the historical financial information of NECB and BSW, respectively, incorporated by reference herein. The pro forma combined per share information has been derived from the unaudited pro forma combined financial statements of NECB and BSW appearing elsewhere in this Joint Proxy Statement-Prospectus, as if the Merger had occurred as of the beginning of each of the periods presented and using the Exchange Ratio of
1.3204 and accounting for the Merger as a pooling-of-interests. The pro forma combined per share amounts have been determined based on the assumptions set forth in the Unaudited Pro Forma Combined Financial Information contained elsewhere in this Joint Proxy Statement-Prospectus. The pro forma information is not necessarily indicative of the results of operations which would have been achieved had the Merger been consummated as of the beginning of the periods for which such data are presented and should not be construed as being representative of future periods. The information set forth below should be read in conjunction with the historical financial information of NECB and BSW incorporated by reference in this Joint Proxy Statement-Prospectus and in conjunction with the Pro Forma Financial Information contained elsewhere in this Joint Proxy Statement-Prospectus. See "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION."

                                                      At or For
                                                     the Quarter
                                                        Ended                At or for the Year Ended
                                                        -----               -------------------------
                                                       3/31/98          1997          1996           1995
                                                       -------          ----          ----           ----
Book Value per Common Share:
         NECB - Historical                             $10.68           $10.43        $10.65         $9.67
         BSW - Historical                               11.67            11.31          9.84          9.15
         Pro Forma Combined                              9.81             9.56          9.60          8.54
         BSW Equivalent Pro Forma (a)                   12.95            12.62         12.68         11.28

Cash Dividends per Common Share:
         NECB - Historical                              $0.09            $0.33         $0.26         $0.19
         BSW - Historical                                0.05             0.12          0.00          0.00
         Pro Forma Combined                              0.09             0.33          0.26          0.19
         BSW Equivalent Pro Forma (a)                    0.12             0.43          0.34          0.25

Net Income per Common Share (Diluted):
         NECB - Historical                              $0.36            $0.90         $1.19         $1.18
         BSW - Historical                                0.43             1.26          0.83          0.54
         Pro Forma Combined                              0.35             0.91          1.07          0.96
         BSW Equivalent Pro Forma (a)                    0.46             1.20          1.41          1.27

(a) The weighted shares outstanding (diluted) for the periods ended March 31, 1998 and December 31, 1997, 1996 and 1995 were: 6,683,000;
         6,451,000; 5,868,000; and 4,357,000, respectively. BSW equivalent pro forma per share amounts are calculated by multiplying the pro forma combined amounts by the Exchange Ratio as computed as of March 19, 1998 which was 1.3204. The actual Exchange Ratio will depend on the Average Closing Price and may differ from the number used in these calculations. See "THE MERGER AGREEMENT--General."

                  SELECTED CONSOLIDATED FINANCIAL DATA OF NECB

         The following table sets forth selected consolidated financial data of NECB at the dates and for the periods indicated. The data at December 31, 1997, 1996 and 1995, and for the years then ended, have been derived from the audited Consolidated Financial Statements and related Notes of NECB included in the NECB 10-K for the year ended December 31, 1997 and incorporated by reference herein. The selected consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the more detailed information, including the Consolidated Financial Statements and related Notes, included in the NECB 10-K for the year ended December 31, 1997 and incorporated by reference herein.

(DOLLAR AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)

Year Ended December 31,                             1997            1996             1995            1994            1993
----------------------------------------------------------------------------------------------------------------------------
EARNINGS (LOSS):
Net interest income                                $ 25,452        $ 22,544         $ 14,395       $ 12,153         $ 11,651
Provision for loan losses                             1,248           2,209            1,200          1,436            2,614
Noninterest income                                    4,079           3,416            2,343          2,356            3,062
Noninterest expense                                  20,531          15,964           11,872         11,095           12,619
Income tax expense (benefit)                          3,117           2,299              (24)           468               72
Cumulative effect of change
   in accounting principle                                                                                              (228)
Net income (loss)                                     4,635           5,488            3,690          1,510             (364)

PER SHARE DATA:
Net income (loss) per share--basic                 $  0.91         $  1.19          $  1.19        $  0.74          $  (0.18)
Net income (loss) per share--diluted                  0.90            1.19             1.18           0.74             (0.18)
Dividends declared                                    0.326           0.255            0.186          0.045             0.00

BALANCE SHEET DATA (AS OF END OF
YEAR):

Loans                                              $399,278        $329,544         $257,887       $175,458         $170,183
Allowance                                             9,257           6,660            5,875          4,137            4,413
Goodwill                                              5,238           4,464              402              0                0
Assets                                              606,170         516,754          418,868        290,474          281,601
Deposits                                            522,644         457,004          377,403        266,638          262,779
Shareholders' equity                                 53,823          49,220           37,148         21,826           16,460
Nonperforming assets                                 11,945           8,757            8,315          8,551            9,780

OPERATING RATIOS:
Return (loss) on average assets                       0.91%           1.21%            1.26%          0.56%          (0.13)%
Return (loss) on average equity                       9.01           13.00            14.64           8.85           (2.20)
Net interest margin                                   5.43            5.40             5.39           4.92            4.57
Total equity to total assets                          8.88            9.52             8.87           7.51            5.85
Tangible equity to total assets                       8.02            8.66             8.77           7.51            5.85

         The following table sets forth selected consolidated financial information of NECB at the dates and for the periods indicated. The data at March 31, 1998 and 1997 and for the quarters then ended have been derived from the unaudited Consolidated Financial Statements and related Notes of NECB included in the NECB 10-Q which is incorporated by reference herein. The selected consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the more detailed information, including the Consolidated Financial Statements and related Notes, included in the NECB 10-Q for the quarter ended March 31, 1998 and incorporated by reference herein. Operating results for the quarter ended March 31, 1998 are not necessarily indicative of operating results which may be expected for the entire year.

(DOLLAR AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)

Quarter Ended March 31,                               1998                1997
-------------------------------------------------------------------------------
EARNINGS:
Net interest income                                $  6,780            $  6,322
Provision for loan losses                               322                 273
Noninterest income                                    2,528                 954
Noninterest expense                                   5,819               4,597
Income tax expense                                    1,278                 904
Net income                                            1,889               1,502

PER SHARE DATA:
Net income per share--basic                        $   0.37            $   0.30
Net income per share--diluted                          0.36                0.30
Dividends declared                                     0.09                0.07

BALANCE SHEET DATA (AS OF END OF PERIOD):
Loans                                              $399,653            $333,737
Allowance                                             7,210               6,727
Goodwill                                              5,140               4,385
Assets                                              603,013             509,623
Deposits                                            509,592             440,993
Shareholders' equity                                 55,248              49,765
Nonperforming assets                                  6,400               7,830

OPERATING RATIOS:
Return on average assets (annualized)                  1.30%               1.21%
Return on average equity (annualized)                 13.99               12.13
Net interest margin                                    5.06                5.45
Total equity to total assets                           9.17                9.76
Tangible equity to total assets                        8.31                8.90

                   SELECTED CONSOLIDATED FINANCIAL DATA OF BSW

         The following table sets forth selected consolidated financial data of BSW at the dates and for the periods indicated. The data at December 31, 1997, 1996 and 1995, and for the years then ended, have been derived from the audited Consolidated Financial Statements and related Notes of BSW included in the BSW 10-K for the year ended December 31, 1997 and incorporated by reference herein. The selected consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the more detailed information, including the Consolidated Financial Statements and related Notes, included in the BSW 10-K for the year ended December 31, 1997 and incorporated by reference herein.

(DOLLAR AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)

Year Ended December 31,                             1997             1996            1995            1994             1993
----------------------------------------------------------------------------------------------------------------------------
EARNINGS (LOSS):

Net interest income                                 $  7,178        $  6,099        $  6,125        $  6,154        $  5,897
Provision for loan losses                                368             460             940           1,750             787
Noninterest income                                     1,133           1,142           1,073             606             965
Noninterest expense                                    5,984           5,504           5,543           5,391           5,057
Income taxes                                             738             494             211              55             255
Net income (loss)                                      1,221             783             504            (436)            763

PER SHARE DATA:
Net income (loss) per share--basic                  $   1.29        $    .83        $    .54        $   (.47)       $   1.01
Net income (loss) per share--diluted                    1.26             .83             .54            (.47)           1.01
Dividends declared                                       .12              --              --             .08              --

BALANCE SHEET DATA (AS OF END OF
YEAR):
Loans                                               $ 99,947        $ 99,076        $ 97,446        $100,873        $ 92,611
Allowance                                              2,156           1,973           2,657           3,058           1,855
Assets                                               155,123         136,213         129,556         124,871         124,619
Deposits                                             132,903         122,888         119,931         114,621         115,508
Shareholders' equity                                  10,837           9,261           8,612           7,872           7,420
Nonperforming assets                                     849           2,788           3,508           4,524           2,426

OPERATING RATIOS:
Return (loss) on average assets                         .82%            .60%            .39%          (.35)%            .63%
Return (loss) on average equity                       12.42            8.82            6.05          (5.13)           10.84
Net interest margin                                    5.14            5.01            5.07           5.29             5.24
Total equity to total assets                           6.99            6.80            6.65           6.30             5.95

         The following table sets forth selected consolidated financial information of BSW at the dates and for the periods indicated. The data at March 31, 1998 and 1997 and for the quarters then ended have been derived from the unaudited Consolidated Financial Statements and related Notes of BSW included in the BSW 10-Q which is incorporated by reference herein. The selected consolidated financial data set forth below should be read in conjunction with, and are qualified in their entirety by, the more detailed information, including the Consolidated Financial Statements and related Notes, included in the BSW 10-Q for the quarter ended March 31, 1998 and incorporated by reference herein. Operating results for the quarter ended March 31, 1998 are not necessarily indicative of operating results which may be expected for the entire year.

(DOLLAR AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)

Quarter Ended March 31,                        1998         1997
-------------------------------------------------------------------------------
EARNINGS:
Net interest income                          $  1,999     $  1,605
Provision for loan losses                          90          105
Noninterest income                                216          307
Noninterest expense                             1,416        1,452
Income tax expense                                265          144
Net income                                        444          211

PER SHARE DATA:
Net income per share--basic                  $    .46     $    .22
Net income per share--diluted                     .43          .22
Dividends declared                                .05          .03

BALANCE SHEET DATA (AS OF END OF PERIOD):
Loans                                        $ 95,827     $101,365
Allowance                                       2,171        2,066
Assets                                        152,608      145,865
Deposits                                      128,953      124,675
Shareholders' equity                           11,182        9,212
Nonperforming assets                              630        2,257

OPERATING RATIOS:
Return on average assets (annualized)            1.16%         .63%
Return on average equity (annualized)           16.27         9.07
Net interest margin                              5.62         5.11
Total equity to total assets                     7.33         6.32

                                  INTRODUCTION

         This Joint Proxy Statement-Prospectus solicits, on behalf of the NECB Board and on behalf of the BSW Board, approval by the holders of NECB Common Stock of the Merger Proposal and by the holders of BSW Common Stock of the Merger Agreement. Pursuant to the Merger Agreement, BSW will be merged into NEBT with NEBT as the surviving entity. A copy of the Merger Agreement is attached as APPENDIX A to this Joint Proxy Statement-Prospectus. Upon consummation of the Merger, each outstanding share of BSW Common Stock, except for (i) shares held by BSW as treasury shares; (ii) shares owned by any direct or indirect subsidiary of BSW; (iii) shares held by NECB or NEBT other than in a fiduciary or trust capacity for the benefit of third parties and (iv) shares as to which dissenters' rights have been asserted (the "Excluded Shares"), will be converted into and exchangeable for the Per Share Merger Consideration. NECB shall adjust the Exchange Ratio to result in a value equal to $31.00 per share of BSW Common Stock in the event that (i) the product of the Average Closing Price multiplied by the Exchange Ratio is less than $31.00 and (ii) the percentage decline in the closing price of NECB Common Stock from March 19, 1998 to the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Price Period") exceeds the percentage decline in the average closing share price of those institutions as reported in the SNL Securities LLC New England Banks Index by more than ten percent (10.0%) for the Price Period. At the Effective Time, all of the shares of BSW Common Stock converted into NECB Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist. Each certificate previously representing any such shares of BSW Common Stock (each a "Certificate") shall thereafter represent the right to receive the Per Share Merger Consideration into which the share of BSW Common Stock represented by such Certificate has been converted. Certificates previously representing shares of BSW Common Stock shall be exchanged for certificates representing whole shares of NECB Common Stock and cash in lieu of fractional shares upon the surrender of such Certificates, without any interest thereon. If prior to the Effective Time NECB should split or combine the NECB Common Stock, or a record date occurs with respect to the payment of a stock dividend or other distribution in the NECB Common Stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution. At the Effective Time, (i) all shares of BSW Common Stock that are owned by BSW as treasury shares, (ii) all shares of BSW Common Stock that are owned directly or indirectly by any subsidiary of BSW, and (iii) all shares of BSW Common Stock held by NECB or NEBT other than in a fiduciary or trust capacity for the benefit of third parties shall be canceled and shall cease to exist, and no stock of NECB or other consideration shall be delivered in exchange therefor.

PARTIES TO THE MERGER

         NECB. NECB is a multi-bank bank holding company registered under the Bank Holding Company Act of 1956, as amended. NECB was organized under the laws of the state of Delaware in 1985 and directly owns three banking subsidiaries, NEBT, The Equity Bank and Community Bank (together, the "Subsidiaries"), all Connecticut- chartered commercial banks. The FDIC insures the deposits of the Subsidiaries in accordance with the Federal Deposit Insurance Act.

         Through the Subsidiaries, NECB provides a wide range of commercial and consumer banking services through a branch network located in north central Connecticut. NEBT's branch offices are located in the Connecticut towns of East Windsor, Ellington, Enfield, Manchester (2), Somers, Suffield, West Hartford and Windsor (2). Equity Bank's office is located in Wethersfield, Connecticut and serves the surrounding communities. Community Bank has offices in Bristol and Plymouth, Connecticut.

         NECB has built its community banking network through both internal growth and acquisitions. In 1985, NECB was formed under the name of Olde Windsor Bancorp, Inc. by the shareholders of Windsor Bank and Trust Company ("Windsor Bank"), a Connecticut-chartered bank and trust company. NECB subsequently acquired all of the capital stock and became the sole shareholder of Windsor Bank. In 1986, NECB acquired a second bank subsidiary, NEBT. In 1988, the two subsidiaries were combined retaining the NEBT name. In 1995, NECB created a second banking subsidiary when it acquired all of the outstanding common stock of Equity Bank, which was founded in 1987. In July, 1996 and August, 1997, respectively, NECB acquired all of the outstanding common stock of Manchester State Bank and First Bank of West Hartford, both of which were merged into NEBT. On December 31, 1997, NECB acquired Community Bank. The acquisitions of Equity Bank, Manchester State Bank and Community Bank were accounted for as purchases and, as such, prior year comparative data included in this Joint Proxy

Statement-Prospectus has not been revised to include information about any of these entities. Conversely, the acquisition of First Bank of West Hartford was accounted for as a "pooling of interests" and, therefore, all comparative prior periods have been restated as if the acquisition of First Bank of West Hartford had been in effect for all periods presented.

         As of March 31, 1998, NECB had total assets of $603.0 million, loans of
399.7 million, deposits of $509.6 million and shareholders' equity of $55.2 million.

         NECB's principal executive offices are located at 176 Broad Street, P.O. Box 130, Windsor, Connecticut 06095; telephone: (860) 610-3600.

         BSW. BSW was chartered on May 18, 1988 under the laws of the State of Connecticut. BSW is subject to regulation by the State of Connecticut Department of Banking and by the FDIC. BSW commenced operations on May 15, 1989 and conducts business from its headquarters located at 1695 Ellington Road, South Windsor, Connecticut 06074-4514, telephone number 860-644-4412. BSW operates two other banking offices located in East Hartford and Vernon, Connecticut respectively.

         BSW is engaged in the full service commercial and consumer banking business. It emphasizes personalized banking services for individuals, professionals and small- to medium-sized businesses. BSW offers a full range of commercial banking services, emphasizing short and long-term business lending (including Small Business Administration and Connecticut Development Authority loans), as well as offering checking, savings, club and money market accounts, certificates of deposit, customer repurchase agreements, personal loans, residential mortgage loans, student loans, and MasterCard and Visa credit cards. It also offers other consumer-oriented financial services as well as safe deposit boxes. Individual retirement accounts are also offered to its customers. Deposits are insured up to prescribed limits by the FDIC.

         BSW's retail service area is presently concentrated in the Connecticut cities and towns of East Hartford, South Windsor and Vernon, but it also serves other surrounding communities. Industrial, retail, professional service and manufacturing organizations of varying sizes are situated within its service area as well as homes and service businesses for the employees of these industries and the residents of these areas.

         BSW is not presently a member of the Federal Reserve System. BSW is a member of the Federal Home Loan Bank of Boston, which membership provides BSW with an additional credit facility by way of access to fixed and variable rate advances available under various optional terms.

         As of March 31, 1998, BSW had total assets of $152,608,000, loans of $95,827,000, deposits of $ 128,953,000 and shareholders' equity of $11,182,000.

                              THE SPECIAL MEETINGS

GENERAL

         NECB. This Joint Proxy Statement-Prospectus is being mailed to the holders of NECB Common Stock on the NECB Record Date and is accompanied by a proxy card furnished in connection with the solicitation of proxies by the NECB Board for use at the NECB Special Meeting to be held on August 10, 1998 at 8:00 a.m. Eastern Daylight Time, at the executive offices of NECB, 176 Broad Street, Windsor, Connecticut and at any adjournments or postponements thereof to consider and vote upon the approval of the Merger Proposal.

         The costs of soliciting proxies from holders of NECB Common Stock will be borne by NECB and is not expected to exceed $1,000. Such solicitation will be made by mail but also may be made by telephone or in person by the directors, officers, and employees of NECB (who will receive no additional compensation for such efforts). In addition, NECB will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse such parties for their expenses in doing so.

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



         BSW. This Joint Proxy Statement-Prospectus is first being mailed to the holders of BSW Common Stock on the BSW Record Date and is accompanied by a proxy card furnished in connection with the solicitation of proxies by the BSW Board for use at the BSW Special Meeting to be held on August 10, 1998 at 8:00 a.m. Eastern Daylight Time, at the Quality Inn, Route 83, Vernon, Connecticut and at any adjournments or postponements thereof to consider and vote upon the approval of the Merger Agreement and the transactions contemplated thereby.

         The costs of soliciting proxies from holders of BSW Common Stock will be borne by BSW and is not expected to exceed $6,000.00. Such solicitation will be made by mail but also may be made by telephone or in person by ChaseMellon Shareholder Services, LLC on behalf of BSW. In addition, BSW will make arrangements with brokerage firms and other custodians, nominees and fiduciaries to send proxy materials to their principals and will reimburse such parties for their expenses in doing so.

RECORD DATES; VOTES REQUIRED

         NECB. The NECB Board has fixed June 29, 1998 as the NECB Record Date for determining stockholders entitled to notice of and to vote at the NECB Special Meeting. Only holders of record of shares of NECB Common Stock on the NECB Record Date will be entitled to notice of and to vote at the NECB Special Meeting. The affirmative vote of a majority of the total votes cast in person or by proxy by a quorum of NECB stockholders entitled to vote thereon is required in order to approve the Merger Proposal. As of the NECB Record Date, there were [ ] shares of NECB Common Stock outstanding and entitled to vote at the NECB Special Meeting, with each share being entitled to one vote. Where proxies are marked as abstentions (or stockholders appear in person but abstain from voting) or a broker indicates on a proxy that it does not have discretionary authority with respect to certain shares, such abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a quorum is present, the required vote of the NECB stockholders on the Merger Proposal is based on the total number of votes cast. Therefore, the failure to submit a proxy card or to vote in person at the meeting, abstention from voting by a stockholder and any broker non-vote will not have the same effect as a "NO" vote on the Merger Proposal.

         The directors and executive officers of NECB beneficially owned, as of the NECB Record Date, in the aggregate 541,283 shares, or approximately 10.5% of the outstanding shares, of NECB Common Stock. The directors of NECB unanimously approved the Merger Agreement and the issuance of shares pursuant thereto, and all of the executive officers and directors of NECB who are stockholders have indicated that they intend to vote FOR the Merger Proposal.

         NECB and NEBT collectively own 47,264 shares of BSW Common Stock or 4.9% of BSW Common Stock. Accordingly, NECB and NEBT will vote as shareholders of BSW at the BSW Special Meeting and will vote in favor of the Merger Agreement and the transactions contemplated thereby. In accordance with the Merger Agreement, these shares will be canceled at the Effective Time.

         The President of NECB, David A. Lentini, holds options to acquire 11,000 shares of BSW Common Stock with an exercise price of $9.09 per share granted to him pursuant to the BSW 1990 Non-Qualified Stock Option Plan when he was president of BSW from 1989-1992. Mr. Lentini does not intend to exercise his options prior to the BSW Record Date and, therefore, will not vote at the BSW Special Meeting. At the Effective Time, his options shall be converted automatically into an option to purchase 14,524 shares of NECB Common Stock at an exercise price of $6.88.

         BSW. The BSW Board has fixed June 29, 1998 as the BSW Record Date for determining shareholders entitled to notice of and to vote at the BSW Special Meeting. Only holders of record of shares of BSW Common Stock on the BSW Record Date will be entitled to notice of and to vote at the BSW Special Meeting. The affirmative vote of two-thirds of the holders of the shares of BSW Common Stock outstanding on the BSW Record Date is required in order to approve the Merger Agreement and the transactions contemplated thereby. As of the BSW Record Date there were _________ shares of BSW Common Stock outstanding and entitled to vote at the BSW Special Meeting, with each share being entitled to one vote. Where proxies are marked as abstentions (or shareholders appear in person but abstain from voting) or a broker indicates on a proxy that it does not have authority

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



with respect to certain shares, such abstentions and "broker non-votes" will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The required vote of the BSW shareholders on the Merger Agreement is based upon the total number of outstanding shares of BSW Common Stock and not upon the number of shares which are actually voted. ACCORDINGLY, THE FAILURE TO SUBMIT A PROPERLY-EXECUTED PROXY CARD, OR TO VOTE IN PERSON AT THE MEETING, ABSTENTION FROM VOTING BY A SHAREHOLDER AND ANY BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A "NO" VOTE WITH RESPECT TO THE MERGER AGREEMENT.

BSW SHAREHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS CONSUMMATED, STOCK CERTIFICATES SHOULD BE DELIVERED IN ACCORDANCE WITH INSTRUCTIONS SET FORTH IN A LETTER OF TRANSMITTAL WHICH WILL BE SENT TO BSW SHAREHOLDERS BY NECB AND/OR A DULY APPOINTED EXCHANGE AGENT PROMPTLY AFTER THE EFFECTIVE TIME.

         The BSW Board has approved the Merger Agreement and all of the executive officers and directors of BSW who are shareholders, representing 167,679 shares or 17.5% of the outstanding BSW Common Stock as of the BSW Record Date, have agreed to vote FOR the Merger Agreement. See "THE MERGER AGREEMENT--Interests of Certain Persons in the Merger" for information on the number of shares of BSW Common Stock and BSW options held by BSW directors and executive officers.

PROXIES

         NECB. Any holder of NECB Common Stock who has delivered a proxy may revoke it at any time before it is voted. The holder seeking to revoke his or her proxy may give notice of revocation in writing, submit a signed proxy card bearing a later date to Virginia Springer, the Assistant Secretary of NECB, provided that such notice or proxy card is actually received by NECB before the stockholders cast a vote at the NECB Special Meeting, or attend the NECB Special Meeting and give notice of such revocation in person. The shares of NECB Common Stock represented by properly executed proxies received at or prior to the NECB Special Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted "FOR" approval of the Merger Proposal. If any other matters are properly presented at the NECB Special Meeting for consideration, the persons named in the NECB proxy card will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will only be exercised to the extent permissible under applicable federal and state securities, corporation and banking laws. As of the date of this Joint Proxy Statement-Prospectus, NECB is unaware of any other matter to be presented at the NECB Special Meeting.

         BSW. Any holder of BSW Common Stock who has delivered a proxy may revoke it at any time before it is voted. The holder seeking to revoke his or her proxy may give notice of revocation in writing, submit a signed proxy card bearing a later date to Solomon Kerensky, the Secretary of BSW, provided that such notice or proxy card is actually received by BSW before the vote of shareholders, or attend the BSW Special Meeting and give notice of such revocation in person. The shares of BSW Common Stock represented by properly executed proxies received at or prior to the BSW Special Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted "FOR" approval of the Merger Agreement. If any other matters are properly presented at the BSW Special Meeting for consideration, the persons named in the BSW proxy card will have discretionary authority to vote on such matters in accordance with their best judgment; provided, however, that such discretionary authority will only be exercised to the extent permissible under applicable federal and state securities, corporation and banking laws. As of the date of this Joint Proxy Statement- Prospectus, BSW is unaware of any other matter to be presented at the BSW Special Meeting.

                                   THE MERGER

BACKGROUND OF THE MERGER

         Over the past several years, the BSW Board periodically has reviewed BSW's performance, market activity in BSW Common Stock and the performance of certain comparable publicly traded bank or thrift institutions. In addition, the BSW Board, in the normal course of business, has periodically reviewed merger and acquisition activity occurring in the banking industry. During 1996 and 1997, the management and BSW Board were frequently approached by other institutions concerning potential business combinations. In the spring of 1997, Ms. Barbara Barbour, Chairwoman of BSW, received a telephone call from Mr. David A. Lentini, Chairman, President and CEO of NECB. The two parties discussed industry trends in general and Mr. Lentini indicated NECB's interest in pursuing a possible business combination with BSW. Shortly thereafter, Mr. Lentini made an informal presentation to Mr. John R. Dunn, President and CEO of BSW and Mrs. Barbour where he outlined the potential benefits of a business combination to the shareholders and customers of BSW and provided a range of possible purchase prices for BSW to consider. On April 24, 1997, the BSW Board was briefed by Mr. Dunn and Ms. Barbour on Mr. Lentini's presentation. The BSW Board discussed the implications of an increasingly competitive marketplace to its business plan. At that time the BSW Board decided to keep BSW independent pending a more detailed analysis. In June of 1997, based upon continuing expressions of interest by a number of financial institutions, BSW engaged BAC to assist it in an analysis of strategic alternatives.

         In August of 1997, BAC presented the BSW Board with its preliminary analysis of BSW's strategic alternatives and the BSW Board began a process of evaluating BAC's research and recommendations. Throughout 1997, NECB and NEBT accumulated a significant investment in BSW. On September 12, 1997, Mr. Dunn received a call from Mr. Lentini indicating that NECB had filed a Form F-11 with the FDIC disclosing that NECB and NEBT had acquired 88,396 shares or 9.39% of the outstanding stock of BSW. Mr. Lentini indicated that NECB had acquired the stock for investment purposes and to facilitate a possible business combination with BSW. The Form F-11 also noted that Mr. Lentini held a stock option, which he had acquired when he was the President of BSW from 1989-1992, to acquire 11,000 shares of BSW Common Stock. On September 18, 1997, NECB acquired 668 and 3,200 shares of BSW Common Stock.

         In October 1997, BAC presented the BSW Board with a final summary of its analysis of strategic alternatives. Following BAC's presentation, the BSW Board, in order to better assess the possibility of BSW's entering into an acquisition, authorized BAC to begin preparing an information memorandum to be distributed to potential combination partners. In January 1998, the BSW Board authorized BAC to approach 14 financial institutions which had been identified as potential combination partners. BAC contacted these 14 institutions in an effort to establish their levels of interest. All 14 parties contacted expressed interest, executed confidentiality agreements and received an information memorandum. Such confidentiality agreements were executed and information memoranda were distributed during late January 1998. Of the 14 parties who entered into confidentiality agreements, 7 of such parties provided BSW with written indications of interest outlining the terms of a possible business combination, in each case subject to further due diligence. In February 1998 the BSW Board, with the assistance of BAC, reviewed the proposals and determined that 3 of the parties be invited to conduct a due diligence review of BSW. Two parties conducted such due diligence reviews in late February 1998. On March 4, 1998, the BSW Board, together with the assistance of BAC and BSW's counsel, discussed further the 3 proposals and reviewed conversations between BAC and representatives of the 3 parties which had occurred in conjunction with the due diligence review process. Based on its review, the BSW Board decided to continue conversations with both of the parties who had conducted due diligence, and wished to continue negotiations namely, NECB and one other institution (the "Other Institution").

         On March 11, 1998, representatives from NECB and the Other Institution met with the BSW Board upon its invitation. NECB and the Other Institution made independent presentations to the BSW Board with respect to their respective institutions, discussed a merger proposal and the operations of BSW after a proposed merger and addressed various questions for the BSW Board. In addition, at the meeting BAC presented updated information with respect to a proposed merger with NECB and the Other Institution, respectively. Based on these presentations, the BSW Board created a Committee of the BSW Board to continue discussions with NECB.

         Following the decision by the BSW Board to further pursue a merger with NECB, a draft of the proposed Merger Agreement and related documents (including the Stock Option Agreement) were prepared, circulated and discussed in detail among the BSW Board, NECB and their respective legal and financial advisors. In addition, during this period BSW and its advisors conducted on-site due diligence of NECB.

         In preparing the Merger Agreement and considering the required regulatory approvals for consummation of the Merger, NECB became aware that its acquisition of more than 5% of the outstanding shares of BSW Common Stock, which occurred in September of 1997, had been made without the prior approval of the Board of Governors of the Federal Reserve System ("FRB"). Pursuant to Section 3(a)(3) of the Bank Holding Company Act of 1956 and regulations issued by the FRB, a bank holding company is required to obtain the prior approval of the FRB before acquiring ownership of more than 5% of the outstanding shares of any class of voting securities of another bank. Upon recognizing its failure to have obtained prior FRB approval for the acquisition of more than 5% of the outstanding shares of BSW Common Stock, NECB, on March 13, 1998, sold 45,000 shares of BSW Common Stock to a purchaser in a private transaction. Accordingly, as of March 13, 1998, NECB's ownership of shares of BSW Common Stock was reduced to 4.9%. NECB thereupon notified the FRB of these facts. By letter dated May 21, 1998, the FRB notified NECB that the corrective actions taken by NECB had satisfactorily cured the violation. This sale also reduced the aggregate ownership of NECB and Mr. Lentini to less than 10% of the BSW Common Stock. Under certain Connecticut antitakeover statutes, mergers between Connecticut corporations and owners of 10% or more of their shares are prohibited or delayed for five years unless certain exceptions apply. See "COMPARISON OF RIGHTS OF SHAREHOLDERS-State Antitakeover Statutes."

         The BSW Board met on March 19, 1998, at which time the terms of the Merger Agreement and the related documents, including the Stock Option Agreement, were discussed in detail. In addition, the BSW Board again reviewed its various strategic alternatives, including a transaction with the Other Institution, or remaining independent. The BSW Board also considered the opinion delivered by BAC to the effect that the proposed Exchange Ratio pursuant to the Merger Agreement was fair, from a financial point of view, to BSW's shareholders. The BSW Board approved the Merger Agreement and Stock Option Agreement on March 19, 1998 by the unanimous vote of the directors present at a BSW Board meeting convened therefore. The directors who were not present subsequently indicated that they also approved the Merger Agreement. The definitive agreements relating to the Merger were executed by the parties on March 19, 1998, whereupon the parties issued a public announcement concerning the transaction.

RECOMMENDATION OF THE NECB BOARD AND NECB'S REASON FOR THE MERGER

         The NECB Board believes that the transactions contemplated by the Merger is fair to and in the best interests of the stockholders of NECB and unanimously recommends that the stockholders vote "FOR" the approval of the Merger Proposal. In considering the Merger, the NECB Board considered four criteria:

         (i) if BSW had a compatible business philosophy;

         (ii) if BSW operated in markets which are geographically within or near to those of NECB;

         (iii) if NECB stockholder value would be enhanced ; and

         (iv) BSW's asset quality, interest rate risk and core deposit base stability.

         The NECB Board believes that BSW meets the above criteria and as such will contribute positively to NECB's net income within an acceptable period following consummation of the Merger. The acquisition of BSW will add significantly to NEBT's presence in Tolland County, Connecticut as well as fill a void in NEBT's service area between Manchester, Connecticut to the south, where it has two offices, and East Windsor and Enfield, Connecticut to the north where it also has two offices.

         NECB entered into the Merger Agreement with BSW as part of NECB's ongoing strategy of growth through acquisitions. In the view of the NECB Board, the Merger constitutes an acquisition which is in line with NECB's aforementioned strategy and complements NECB's existing franchise.

OPINION OF NECB'S FINANCIAL ADVISOR

         HAS has delivered to the NECB Board its written opinion, as of March 19, 1998 and an updated opinion as of June 23, 1998, that the Exchange Ratio of NECB Common Stock to be exchanged for outstanding shares of BSW Common Stock is fair, from a financial point of view, to NECB's shareholders. HAS has acted as financial advisor to NECB in connection with NECB's evaluation of the BSW acquisition.

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         HAS advised NECB during the negotiation process leading up to the execution of the Merger Agreement and the Stock Option Agreement and provided NECB with various analyses as to the range of financially feasible exchange ratios and cash acquisition prices that might be offered. A representative of HAS met with the executive management of NECB on a number of occasions in connection with the analysis of BSW. The Exchange Ratio was arrived at through an arms-length negotiation between NECB and BSW in a process in which HAS advised NECB.

         HAS was retained by NECB based on its qualifications and experience in the financial analysis of banking and thrift institutions, its knowledge of the Connecticut and New England banking markets, and its experience with merger and acquisition transactions involving banking institutions. HAS has worked with NECB and/or its subsidiaries for over five years and has been involved with numerous mergers and acquisitions of New England financial institutions since 1980.

         The full text of the opinion of HAS, which sets forth assumptions made, matters considered and limits on the review undertaken by HAS, is attached hereto as APPENDIX C. NECB's shareholders are urged to read the opinion in its entirety. HAS' opinion is directed only to the Exchange Ratio and does not constitute a recommendation to any holder of NECB Common Stock as to how such holder should vote at the NECB Special Meeting. The summary of the opinion of HAS set forth in this Joint Proxy Statement-Prospectus was provided to NECB by HAS and is qualified in its entirety by reference to the full text of the opinion itself. HAS' opinion was necessarily based upon conditions as they existed and should be evaluated on the date hereof and the information made available to HAS through the date hereof.

         In arriving at its opinion, HAS (i) reviewed the Merger Agreement and the Stock Option Agreement; (ii) reviewed publicly available business and financial information with respect to both NECB and BSW and certain internal financial information and financial projections prepared by the management of each of BSW and NECB respectively; (iii) held discussions with members of the senior management of NECB concerning the past and current results of operations of NECB, its current financial condition and senior management's opinion of its future prospects; (iv) reviewed the historical reported price and record of trading volume for both NECB Common Stock and BSW Common Stock; (v) held discussions with the senior management of BSW and NECB concerning the current and past results of operations of BSW and its current financial condition; (vi) considered the current state of and future prospects for the economy of Connecticut generally and the relevant market areas for BSW and NECB in particular; (vii) reviewed acquisition analysis models employed by HAS to evaluate potential business combinations of banking companies; (viii) reviewed the reported financial terms of certain recent business combinations in the banking industry; and (ix) performed such other studies and analyses as HAS considered appropriate under the circumstances associated with this particular transaction.

         HAS' opinion takes into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. For purposes of reaching its opinion, HAS has assumed and relied upon the accuracy and completeness of the information provided to it by BSW, and does not assume any responsibility for the independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of either NECB or BSW. With respect to the financial projections reviewed by HAS in the course of rendering its opinion, HAS has assumed that such projections have been reasonably prepared to reflect the best currently available estimates and judgments of the management of each of NECB and BSW as to the most likely future performance of their respective companies.

         The following is a summary of material analyses employed by HAS in connection with rendering its written opinion. Given that it is a summary, it does not purport to be a complete and comprehensive description of all the analyses performed, or an enumeration of all the matters considered by HAS in arriving at its opinion. The preparation of a fairness opinion is a complicated process, involving a determination as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to a summary description. In arriving at its fairness opinion, HAS did not attribute any particular weight to any one specific analysis or factor considered by it and made qualitative as well as quantitative judgments as to the significance of each analysis and factor. Therefore, HAS believes that its analyses must be considered as a whole and feels that attributing undue weight to any single analysis or factor considered could create a misleading or incomplete view of the process leading to the formation of its opinion. In its analyses, HAS has made certain assumptions with respect to banking industry performance, general business and economic conditions and other factors, many of which are beyond the control of management of either NECB or BSW. Any estimates which are referred to in HAS' analyses are not necessarily indicative of actual values or predictive of future results or values, which may vary significantly from those set forth.

CONTRIBUTION ANALYSIS

         HAS reviewed and compared the relative contribution each party would have made based upon a pro forma combined entity as it relates to assets, loans, deposits, stockholder's equity and last twelve months' ("LTM") net income. This analysis was based upon available results for the period ended December 31,1997.

         This analysis showed that NECB retains 81.7% of the combined entity at the agreed Exchange Ratio and BSW has 18.3%. NECB's assets represent 80.8% to 81.4% of the assets, loans and deposits of the new entity. Its contribution to stockholder's equity is 84.3%, while BSW contributes 15.7%. The combined entity will have an equity position that is within the well-capitalized levels as classified by the Federal regulatory authorities. NECB, due to its larger size, will contribute 86.1% of the estimated pro forma earnings.

COMPARABLE COMPANY ANALYSIS

         HAS compared the financial condition and financial operating performance of BSW with two peer groups. The first was a list of New England banks with assets of less than one billion dollars ("Group 1"). In addition to BSW, there were 20 banks in the group. Seven of the banks were located in Connecticut. The other group was a list of more comparable banks in New England with assets less than $375 million ("Group 2"). There were thirteen banks in this group, including six Connecticut banks.

         Balance sheet analysis showed that BSW had a loan to assets ratio of 64.43%, a deposit to asset ratio of 85.68% and an equity to asset ratio of 6.99% at the end of 1997. Its return on average assets (ROAA) was 0.97%, its return on average equity (ROAE) was 14.22% and it had an efficiency ratio of 71.31 % at year-end 1997.

         In comparing these ratios to the other two groups, Group 1 had a loan to assets ratio of 65.38%, a deposit to asset ratio of 81.18% and an equity to asset ratio of 9.27% at the end of 1997. Its ROAA was 1.12%, its ROAE was 11.40% and it had an efficiency ratio of 64.16% at year-end 1997. These ratios are comparable to BSW except for BSW's lower capital ratio. Within Group 2, BSW was at the lower end of the average ranges. This group had a loan to assets ratio of 67.86%, a deposit to asset ratio of 83.30% and an equity to asset ratio of 9.62% at the end of 1997. Its ROAA was 1.20%, its ROAE was lower at 11.73% and it had an efficiency ratio of 65.83% at year-end 1997.

         HAS also compared the financial and trading performance of BSW with these peer groups. Based on a thirty-day average closing bid price for BSW for the period ended March 18, 1998, its price to earnings ratio for the LTM was
22.17 times LTM earnings, its price to book and tangible book value was 246.77% and its price to asset was 17.24%. In Group 1 the price to earnings ratio was
28.16 times earnings, the price to LTM earnings was 24.10 times LTM earnings, the price to book ratio was 241.04%, the price to tangible book value was 256.23% and the price to asset ratio was 21.60%. Within Group 2 these same ratios were a price to earnings ratio of 33.68 times earnings, the price to LTM earnings was 22.83 times LTM earnings, the price to book ratio was 240.33%, the price to tangible book value was 251.25% and the price to asset ratio was 22.87%.

DISCOUNTED CASH FLOW ANALYSIS

         HAS reviewed a discounted cash flow analysis to permit the conceptual examination of the present discounted values of potential future results employing selected assumptions and discount rates.

         The use of the discounted cash flow analysis assumes various discount rates, earnings assumptions, terminal values, dividend payout ratios and growth assumptions. The use of different assumptions can produce different results and the NECB Board was advised of these factors and cautioned that various assumptions can result in different outcomes. To avoid confusion of values, the NECB Board was presented with a discounted cash flow approach which was based on normal expected growth assumptions.

         These assumptions were made based on the past history of BSW and its earnings, dividend payout and operating procedures and growth. A dividend payout ratio of 10.0% based on recent payouts was used and long term growth of 25% was assumed. A terminal multiple of 15 times earnings was used as control sale price/earnings ratio at the end of a five-year period. Given the five-year time horizon and a discount rate of 13%, these cash flows resulted in an implied valuation of $35.0 million.

         It is important to note that the discount factors employed embody both the concept of a riskless time value of money and risk factors that reflect the uncertainty of the forecasted cash flows and terminal price/earnings multiples. Use of higher discount rates would result in lower discounted present values. Conversely, use of lower discount rates would result in higher discounted present values. Numerous assumptions could be used, including discount rates, terminal values, earnings and asset growth, as well as dividend payout ratios. Any or all of these assumptions may vary from actual future performance and results.

TRADING HISTORY

         HAS examined the history of trading prices for BSW Common Stock for the period August 29, 1997 through March 18,1998, the day prior to the announcement of the Merger. During that time period, BSW Common Stock appreciated from $10.50 to a high of $29.25. BSW Common Stock traded at the low end of the range in the early part of the time period. Stock appreciation began in November 1997 and has steadily increased since that date. On March 18,1998, BSW Common Stock closed at $28.75.

         BSW was listed on the AMEX in November 1997.

SELECTED MERGER ANALYSIS

         The process of evaluating the Merger also took into account other comparable merger transactions. Although no true comparable transaction can be found due to the differences of financial history, longevity of the entity, external factors and differences in operation, such comparison can be helpful as a point of reference and provide the directors with an informational approach to assessing the transaction; however, such comparison must be evaluated as only part of this analysis and in conjunction with other methodologies.

         The NECB Board was made aware of current market conditions as they relate to various ratios on a national and regional level. Merger transactions of a national scale for 1998 were examined while 25 merger transactions in New England from 1997 to 1998 were considered as the regional group. Finally, an analysis of New England transactions was presented where the value of the transaction was less than $75 million.

         The HAS analysis examined the financial situation of each group of transactions, and various ratios that resulted from them. These included price to LTM earnings ("P/E"), price to book ("P/B"), price to tangible book ("P/TB") and price to deposits ("P/D"). At the national level, the P/E ratio was at a level of 25.5 times earnings, regionally at 18.8 times earnings and the small New England group of nine transactions less than $75 million in value was 18.7 times earnings. These compare to the 26.7 times P/E ratio in the BSW transaction. The P/B and P/TB ratios were 294.63% on average for the national group, 203.75% for the regional group and 224.64% for the smaller New England group. These compare to the BSW ratio of 297.70%. Finally, the P/D ratio was calculated as 33.66% nationally, 24.07% regionally, and 21.16% for the small New England deals. These compare to the BSW transaction at 26.33%.

IMPACT ANALYSIS

         HAS analyzed the changes in the amount of fully diluted earnings per share and book value represented by the issuance of 1.3204 shares of NECB Common Stock for each share of BSW fully converted Common Stock. The analysis considered, among other things, the impact on fully diluted earnings per share and book value per share of NECB. The analysis was based upon reported December 31,1997 balance sheet data for BSW and NECB and earnings for twelve months ended December 31, 1997 for BSW and NECB.

         These analyses indicated that, based upon a pooling-of-interests accounting, the impact on the earnings per share ("EPS") of NECB is highly accretive by 11.8% to the projected pro forma earnings per share in light of anticipated cost savings and other synergies.

         The tangible book value per share after the merger is also slightly accretive to NECB stockholders on a pooling basis by 3.2%.

         Pursuant to HAS's advisory agreement with NECB, HAS will receive an advisory fee for its services in connection with the Merger of $150,000. NECB has made interim payments to HAS totaling $80,000 which will be credited against the advisory fee. NECB has also agreed to reimburse HAS for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify HAS and its affiliates and their respective directors, officers, employees, agents and controlling persons against certain expenses and liabilities.

RECOMMENDATION OF THE BSW BOARD AND REASONS FOR THE MERGER

         The BSW Board, with the assistance of its financial and legal advisors, has evaluated the financial, legal and market considerations bearing on the decision to recommend the Merger Agreement. The terms of the Merger Agreement, including the Exchange Ratio, are the result of arm's-length negotiations between BSW and NECB and their representatives. In reaching its determination that the Merger Agreement is fair to, and in the best interest of, BSW and the holders of BSW Common Stock, the BSW Board considered a number of factors, both from a short-term and a long-term perspective. The factors which the BSW Board considered, without assigning any relative or specific weights, included, without limitation, the following:

         (1) the BSW Board's review of BSW's business, financial condition, results of operations, management and prospects, including, but not limited to, its potential growth, development, productivity and profitability;

         (2) the current and prospective environment in which BSW operates, including regional economic conditions, the competitive environment for banking and other financial institutions generally and the trend toward consolidation in the financial services industry;

         (3) information concerning the business, financial condition, results of operations and prospects of NECB, including recent acquisitions by NECB, the recent performance of NECB Common Stock, historical data of NECB, customary statistical measurements of NECB's financial performance, NECB's expectations of future business prospects and earnings based upon discussions with representatives of NECB;

         (4) the value to be received by holders of BSW Common Stock pursuant to the Merger Agreement in relation to the historical trading prices and book value of BSW Common Stock;

         (5) the information presented to the BSW Board by BAC with respect to the Merger Agreement and the opinion of BAC that, as of the date of such opinion, the Exchange Ratio is fair, from a financial point of view, to BSW's shareholders;

         (6) the financial and other significant terms of the NECB offer;

         (7) the review by the BSW Board with its legal and financial advisors of the provisions of the Merger Agreement and Stock Option Agreement;

         (8) the future growth prospects of BSW and NECB following the Merger and the potential synergies expected from the Merger, including potential expense reductions and increases in efficiency;

         (9) the expectation that NECB will continue to provide quality service to the community and customers served by BSW and the prospects for future expansion of the products and services offered by BSW in its market area;

         (10) the compatibility of the respective business and management philosophies of BSW and NECB, and the prospect that two individuals from the BSW Board would serve as directors of NECB and that the existing directors of BSW would serve on an Advisory Board to be formed by NECB (all of which were considered by the BSW Board to enhance the prospect for a smooth transition after the Merger and the prospects that the interests of BSW's current shareholders and BSW's customers and employees would not be overlooked after the Merger); and

         (11) the less attractive alternative strategic courses available to BSW, including remaining independent and the other potential acquisition transactions.

         After considering the factors described above and other considerations it deemed relevant, the BSW Board determined that the Merger and the consideration to be received by BSW's shareholders in connection with the Merger was fair and, consequently, approved the Merger by the unanimous vote of the directors present as being in the best interests of BSW and its shareholders. ACCORDINGLY, THE BSW BOARD RECOMMENDS THAT SHAREHOLDERS OF BSW VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY at the BSW Special Meeting.

OPINION OF BSW'S FINANCIAL ADVISOR

         BAC was retained by BSW as its financial advisor based on its qualifications and experience in the financial analysis of banking and financial service firms. BAC was also chosen because of its knowledge of the Connecticut and New England banking industries. BAC has previously done numerous assignments for BSW including strategy analysis, capital and dividend planning and regulatory representation. In June of 1997 BAC was retained by BSW for the purpose of advising the BSW Board on prioritizing BSW's strategic alternatives including, among other considerations, the decision to remain independent as opposed to selling BSW to another banking institution.

         In December of 1997, the BSW Board concluded that they wished to undertake a competitive solicitation with other institutions for the purpose of receiving offers to acquire BSW. This solicitation resulted in the preliminary acceptance by the BSW Board to affiliate with NECB, contingent upon the fairness, from a financial point of view, of the consideration offered to BSW's shareholders.

         BAC has delivered to the BSW Board its written opinion as of March 19, 1998 and an updated opinion as of June 24, 1998, that the terms of the transaction with NECB are fair, from a financial point of view, to the shareholders of BSW. The full text of the opinion of BAC, which sets forth assumptions made, matters considered and limits on the review undertaken by BAC, is attached hereto as Appendix D. BSW shareholders are urged to read the opinion in its entirety. BAC's opinion is directed only to the valuation by NECB of the BSW price per share and does not constitute a recommendation to any holder of BSW Common Stock as to how such holder should vote at the BSW Special Meeting. The summary of the opinion of BAC set forth in this Joint Proxy Statement-Prospectus was provided to BSW by BAC and is qualified in its entirety by reference to the full text of the opinion itself. BAC's opinion was necessarily based upon conditions as they existed and should be evaluated on the date hereof and the information made available to BAC through the date hereof.

         In order to determine the financial fairness of the terms of the proposed merger, BAC utilized a six-fold test. Each methodology in the six-fold process yielded an explicit per share valuation price which is assigned a weight in the overall calculation. The weighted average of these prices yields a composite per share price for BSW Common Stock against which must be measured the valuation of BSW's Common Stock which is specified under the terms of the proposed Merger. The composite price as of the date hereof is $23.54.

         Valuation prices for the BSW Common Stock above $23.54 as computed would, in the opinion of BAC, be fair from a financial point of view. As of the date of the Fairness Opinion, delivered to the BSW Board on March 19, 1998 (the "Fairness Opinion"), the valuation for BSW Common Stock was $34.00 based on a common stock exchange ratio of 1.3204 shares of NECB Common Stock for each share of BSW Common Stock and a price of $25.75 for NECB stock which was the price as of the date of the Fairness Opinion. Therefore, the proposed transaction was deemed fair, from a financial point of view, at that time. As of the date hereof; the price of NECB Common Stock is $23.25 per share, which under the terms of the Merger Agreement, implies a value of $31.00 per BSW share.

         As of the date hereof and using the exchange ratio as specified in the Agreement, the composite price using BAC's six-fold test is below the offer price of $31.00 and hence the terms of the proposed Merger between NECB and BSW are found by BAC to be fair, from a financial point of view, to BSW shareholders.

The six-fold methodology included:

FAIR VALUE PRICE PER SHARE

         The fair value methodology derives a share price (the "Fair Value Share Price") based upon a forecasted stream of earnings, dividends and terminal value of a company. A financial forecast of the prospective results of operations was developed and reviewed and approved by BSW's management for the years 1998-2000.

         This forecast provided for the declaration of cash dividend payments to shareholders in 1998, 1999, 1999 and 2000. These annual cash dividends and a "liquidating" dividend or "terminal" value were used to establish a valuation price for the shares of BSW as a going-concern. The value today (present value), of the future dividends (both annual and liquidating), represent a "fair value price" for BSW as a candidate for merger with another institution.

         This derived price per share was compared to the valuation as proposed in the terms of the Merger with NECB.

         Using this methodology, the per share valuation as proposed in the Merger for BSW shareholders must be compared to the Fair Value Price Per Share. Share valuations greater than the Fair Value Price are considered fair, from a financial point of view, to the shareholders of BSW. The price per share for BSW common shares pursuant to the terms of the Merger Agreement was higher than the derived price using the Fair Value approach. BAC has assigned the Fair Value Price Per Share Methodology a 25% weighting in comparison with other methodologies considered.

ADJUSTED (TANGIBLE) BOOK VALUE PER SHARE

         BAC has determined the adjusted book value per share for BSW based upon various adjustments to the stated book value of equity as of December 31, 1997. These adjustments are made for the purpose of estimating net tangible equity. The effect of these adjustments is to determine a per share liquidation valuation.

         The valuation of the BSW share price pursuant to the terms of the Merger with NECB exceeds the liquidation valuation or adjusted net tangible value per share. Therefore, using this test, the terms of the Merger are deemed to be fair, from a financial point of view. BAC assigned a weighting to this methodology of 5%.

GORDON GROWTH MODEL

         This Gordon Growth Model is based on the financial principle that the price of a share of common stock should reflect the present value of the future stream of dividend payments to shareholders. Using this model yielded a theoretical price for BSW's Common Stock. If the value of BSW Common Stock pursuant to the terms of the Merger were above this price, the terms would be considered fair from a financial point of view to the shareholders of BSW. Valuations below the theoretical price based on the Gordon Growth Model would not be considered fair to BSW shareholders. The derived price for BSW Common Stock using the Gordon Growth Model were below the price of BSW Common Stock as reflected in the terms of the Merger. Therefore, using this methodology BAC concluded that the terms of the Merger were fair, from a financial point of view to the shareholders of BSW. BAC assigned a weight of 15% to this methodology.

MARKET COMPARABLE FORMULA

         The Market Comparable Formula is a methodology which derives a price per share of common stock based on using explicit weights for (1) earnings per share (EPS) times the multiplicative value of a price earnings ratio (PE), for peer banks, (2) dividend yield, and (3) book value per share. The composite weighted average of these three variables yields a price per share of common stock which is compared to the valuation of BSW Common Stock as expressed in the proposed Merger between BSW and NECB. If the price of BSW common shares pursuant to the terms of the Merger is above the price determined according to the Market Comparable Formula as described above, then in the opinion of BAC, the terms are fair, from a financial point of view to BSW shareholders. The terms were above the price as determined by the Market Comparable Formula and hence were deemed to be fair to the shareholders of BSW. BAC assigned a 15% weighting to this methodology.

RECENT MARKET TRADING PERFORMANCE

         This methodology seeks to compare the price of BSW's Common Stock as indicated by recent market values to the value pursuant to the terms of the proposed Merger. If the value pursuant to the proposed Merger is above current market prices, the terms of the Merger, in the opinion of BAC, would be fair, from a financial point of view to BSW's shareholders. The valuation of BSW stock pursuant to the proposed merger with NECB was above the market price per share of BSW Common Stock as of the date of the Fairness Opinion and was also above typical market price premiums for similar bank acquisitions. Accordingly, using this test, the terms of the proposed agreement with NECB indicate that the transaction is fair, from a financial point of view, to BSW shareholders. BAC assigned a weight of 15% to this methodology.

COMPARABLE TRANSACTIONS

         This methodology compares the terms of a proposed merger with contemporaneous terms of similar transactions. The methodology is based upon financial comparisons between: (1) acquisition price and book value per share,
(2) acquisition price and earnings per share and finally, (3) acquisition price and deposits. A weighted average score of these three financial benchmarks using data from comparative bank acquisitions in the northeastern United States yielded a composite price which was compared to the per share offering price by NECB for BSW Common Stock. The valuation of BSW stock pursuant to the proposed Merger with NECB was above the composite price derived from comparable transactions. Therefore this methodology indicated that the terms of the proposed transaction with NECB were fair, from a financial point of view. BAC assigned a weight of 25% to this methodology.

         BAC performed due diligence on NECB and its constituent banks. This due diligence included an evaluation of the current and projected earnings of NECB, as well as an examination of the financial condition of NECB with respect to the loan portfolio and loan loss valuation reserves. Additionally, because of a pending merger with the Olde Port Bank of Portsmouth, New Hampshire, BAC also examined the financial condition of this institution with respect to its loan portfolio and loss valuation reserves. In both instances BAC was satisfied that there did not exist any material adverse conditions, or the expectation of the development of such adverse conditions, which would materially impact the price of NECB Common Stock.

         The impact upon BSW shareholders was also evaluated based upon the proposed terms of Merger with NECB. In particular, using share exchange ratios pursuant to the terms of the Merger Agreement, the impact on BSW shareholders was examined from the standpoint of the equivalent in the combined entity of (1) book value per share, (2) earnings per share, and, (3) dividends per share. On a pro-forma basis pursuant to the terms of the proposed Merger, the equivalent value to BSW shareholders from each of these measures of investment ownership was higher with NECB than they would have been had BSW remained independent and performed according to its own internal financial forecasts. Using this methodology provided added confirmation that, in BAC's opinion, the terms of the transaction were, from a financial point of view, to BSW shareholders. Pursuant to BAC's advisory agreement with BSW, BAC will receive a contingent advisory fee for its services in connection with the merger of 1.00% of the aggregate consideration received by BSW shareholders at closing which is approximately $320,000. In addition, through the date hereof, BSW has paid BAC $40,000 which is in addition to the contingent fee. BSW has also agreed to reimburse BAC for its reasonable out-of-pocket expenses incurred in connection with its engagement and to indemnify BAC and its officers and employees against certain expenses and liabilities.

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


                              THE MERGER AGREEMENT

         The following information, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by the Merger Agreement, which is incorporated herein by reference and attached hereto as APPENDIX A. BSW shareholders and NECB stockholders are urged to read carefully the Merger Agreement.

GENERAL

         In accordance with the provisions of the Merger Agreement and Connecticut law, at the Effective Time, BSW will be merged with and into NEBT, the separate corporate existence of BSW will cease and NEBT will continue its corporate existence as the resulting bank in the Merger (the "Resulting Bank") as a Connecticut-chartered commercial bank under the name New England Bank & Trust Company. In addition, at the Effective Time, all of the outstanding shares of BSW Common Stock (except for the Excluded Shares) will be converted into and exchangeable for NECB Common Stock and cash in lieu of fractional shares, based upon an exchange ratio of 1.3204 shares of NECB Common Stock for each share of BSW Common Stock (the "Exchange Ratio"), subject to adjustment as described below (the "Per Share Merger Consideration").

         The Exchange Ratio will be adjusted to result in $31.00 in value of NECB Common Stock per share of BSW Common Stock in the event that (i) the product of the Average Closing Price, multiplied by the Exchange Ratio, is less than $31.00 and (ii) the percentage decline in the closing price of NECB Common Stock from March 19, 1998 to the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Price Period") exceeds the percentage decline in the average closing share price of those institutions as reported in the SNL Securities LLC New England Banks Index for the Price Period by more than ten percent (10.0%).

         At the Effective Time, Stock Options (as defined in Section 3.02 of the Merger Agreement) granted pursuant to the BSW 1990 Non-Qualified Stock Option Plan which are outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of BSW Common Stock and shall be converted automatically into an option to purchase shares of NECB Common Stock as follows: (i) the number of shares of NECB Common Stock to be subject to the new option shall be equal to the product of the number of shares of BSW Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of NECB Common Stock resulting from such multiplication shall be rounded down to the nearest share; and (ii) the exercise price per share of NECB Common Stock under the new option shall be equal to the exercise price per share of BSW Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. The duration and other terms of the new option shall be the same as the original option, except that all references to BSW shall be deemed to be references to NECB.

         At the Effective Time, Stock Options granted pursuant to the BSW 1997 Incentive Stock Option Plan which are outstanding and exercisable by their terms immediately prior to the Effective Time shall cease to represent a right to acquire shares of BSW Common Stock and shall be converted automatically into the right to receive in settlement for each such Stock Option shares of NECB Common Stock in a number equal to the quotient of (a) the excess, if any, of (i) the product of (A) the Average Closing Price times (B) the Per Share Merger Consideration minus (ii) the per share exercise price of such Stock Option, multiplied by (iii) the number of shares of BSW Common Stock covered by such Stock Option, divided by (b) the Average Closing Price. All such Stock Options shall be canceled and of no further effect as of the Effective Time.

         Holders of BSW Common Stock who follow the procedures specified in Sections 33-855 through 33-872, inclusive, of the Connecticut Business Corporation Act ("CBCA") will be entitled to the rights and remedies of dissenting shareholders. Pursuant to Section 36a-125(h) of the Banking Laws of Connecticut, BSW shareholders have the right to dissent from the Merger and to obtain payment of the fair value of their shares of BSW Common Stock if the Merger is consummated. Necessary procedural steps are set forth in Sections 33-855 through 33-872, inclusive, of the CBCA. See "THE MERGER AGREEMENT-- Dissenters' Rights" and APPENDIX E to this Joint Proxy Statement-Prospectus, which set forth the steps to be taken by a holder of BSW Common Stock who wishes to exercise the right to dissent.

EFFECTIVE TIME

         The closing (the "Closing") of the Merger will take place on the third business day after the mutual conditions to the obligations of NECB and BSW are satisfied or on such other day as the parties may agree. The Merger shall become effective at 11:59 p.m. Eastern time on the date on which a copy of the Merger Agreement certified by the Banking Commissioner, along with the Banking Commissioner's approval of the Merger, is filed with the Secretary of the State of the State of Connecticut.

EFFECT OF THE MERGER

         At and after the Effective Time and by virtue of the Merger, the Resulting Bank shall possess all the rights, privileges, powers and franchises of BSW and the entire assets, business and franchises of BSW shall be vested in the Resulting Bank without any deed or transfer, provided the parties may execute such deeds or instruments of conveyance as may be convenient to confirm the same. The Resulting Bank shall assume and be liable for all debts, accounts, undertakings, contractual obligations and liabilities of BSW and shall exercise and be subject to all the duties, relations, obligations, and trusts of BSW, whether as debtor, depository, registrar, transfer agent, executor, administrator, trustee or otherwise. The Resulting Bank shall be liable to pay and discharge all such debts and liabilities, to perform such duties and to administer all such trusts in the same manner and to the same extent as if the Resulting Bank had itself incurred the obligation or liability or assumed the duty, relation or trust. All rights of creditors and all liens upon the property of BSW shall be preserved unimpaired and the Resulting Bank shall be entitled to receive, accept, collect, hold and enjoy any and all gifts, bequests, devises, conveyances, trusts and appointments in favor of or in the name of BSW whether made or created to take effect prior to or after the Merger and the same shall inure to and vest in the Resulting Bank. In addition to the foregoing, the Merger shall have such other effects as may be provided under the laws of the State of Connecticut.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        OWNERSHIP OF BSW BY NECB AND NEBT AND NECB DIRECTORS AND OFFICERS

         NECB AND NEBT. Throughout 1997, NECB and NEBT accumulated a significant investment in BSW. In September, 1997, NECB filed a Form F-11 with the FDIC disclosing that NECB and NEBT collectively had acquired 88,396 shares or 9.39% of the outstanding stock of BSW. NECB acquired the stock for investment purposes and to facilitate a possible business combination with BSW. On September 18, 1997 NECB made a purchases of 668 and 3,200 shares of BSW Common Stock. In preparing the Merger Agreement and considering the required regulatory approvals for consummation of the Merger, NECB became aware that its acquisition of more than 5% of the outstanding shares of BSW Common Stock, which occurred in September of 1997, had been made without the prior approval of the Board of Governors of the Federal Reserve System ("FRB"). Pursuant to Section 3(a)(3) of the Bank Holding Company Act of 1956 and regulations issued by the FRB, a bank holding company is required to obtain the prior approval of the FRB before acquiring ownership of more than 5% of the outstanding shares of any class of voting securities of another bank. Upon recognizing its failure to have obtained prior FRB approval for the acquisition of more than 5% of the outstanding shares of BSW Common Stock, NECB, on March 13, 1998, sold 45,000 shares of BSW Common Stock to a purchaser in a private transaction. Accordingly, as of March 13, 1998, NECB's ownership of shares of BSW Common Stock was reduced to 4.9%. NECB thereupon notified the FRB of these facts. By letter dated May 21, 1998, the FRB notified NECB that the corrective actions taken by NECB had satisfactorily cured the violation. As of the date hereof, NECB and NEBT directly own 47,264 shares of BSW Common Stock. NECB and NEBT will vote at the BSW Special Meeting and following the consummation of the Merger, NECB's and NEBT's shares of BSW Common Stock will be canceled in accordance with the provisions set forth in the Merger Agreement.

         DAVID A. LENTINI. Mr. Lentini holds options to acquire 11,000 shares of BSW Common Stock with an exercise price of $9.09 per share granted to him pursuant to the BSW 1990 Non-Qualified Stock Option Plan when he was president of BSW from 1989-1992. Following the consummation of the Merger, Mr. Lentini's options shall be converted automatically into an option to purchase shares of NECB Common Stock as follows: (i) the number of shares of NECB Common Stock to be subject to the new option shall be equal to the product of the number of shares of BSW Common Stock subject to the original option (11,000) and the Exchange Ratio (1.3204), provided that any fractional shares of NECB Common Stock resulting from such multiplication shall be rounded down to the nearest share, which equals 14,524 shares; and (ii) the exercise price per share of NECB Common Stock under the new option shall be equal to the exercise price per share of BSW Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent ($9.09/1.3204), which equals $6.88. The duration and other terms of the new option shall be the same as the original option, except that all references to BSW shall be deemed to be references to NECB. Mr. Lentini, therefore, has beneficial ownership in BSW as a result of his right to exercise his options. Mr. Lentini does not intend to exercise his options prior to the BSW Record Date and, therefore, will not vote at the BSW Special Meeting.

         The aggregate holding of BSW Common Stock of NECB, NEBT and Mr. Lentini is less than 10% of BSW Common Stock.

         INTERESTS OF BSW DIRECTORS AND OFFICERS

         Directors and executive officers of BSW have personal interests which will be affected by the Merger, including the following: directors and executive officers of BSW collectively owned, as of June 18, 1998, 167,679 shares of BSW Common Stock to be exchanged for NECB Common Stock in the Merger. Assuming a $31.00 BSW equivalent share price, these shares would have a market value of approximately $5,198,049.00. In addition to these shares are stock options held by BSW directors and executive officers for a total of 82,040 shares at exercise prices of $7.50 to $21.75 per share.

         The following table shows the holdings of BSW Common Stock and options by BSW directors and executive officers as of June 24, 1998:

                   Name and address of     Amount and nature           Percent
Title of class     beneficial owner        of beneficial ownership     of class
--------------     -------------------     -----------------------     --------
BSW Common
Stock              Barbara Harbour         25,614                      3.2%
BSW Common
Stock              John R. Dunn             2,828                      1.8%
BSW Common
Stock              Robert O. Ciraco           668                       .6%
BSW Common
Stock              Salvatore Garofalo      37,208                      4.4%
BSW Common
Stock              Wayne C. Gerlt           9,236                      1.5%
BSW Common
Stock              Edward F. Havens        11,586                      1.7%
BSW Common
Stock              Richard S. Kelley       28,786                      3.5%
BSW Common
Stock              Walter Kupchunos, Jr.    7,385                      1.3%
BSW Common
Stock              Raymond H. Lefurge, Jr.  7,600                      1.4%
BSW Common
Stock              John J. Mitchell        15,553                      2.2%
BSW Common
Stock              Barbara M. Perry         1,161                       .7%
BSW Common
Stock              J. Brian Smith          10,036                      1.6%
BSW Common
Stock              Robert J. Smith         10,036                      1.6%

         Under the terms of the Merger Agreement, at the Effective Time, NECB will provide for the election of two BSW Directors, as selected by NECB after consultation with BSW, to the NECB Board and two BSW Directors, as selected by NECB after consultation with BSW, to the Board of Directors of NEBT. These four directors have not been selected. For their service on the NECB Board during 1997, directors (other than executive officers of NECB who are NECB Board members) received a retainer of $3,000 plus $300 for each NECB Board meeting attended and $150 for each committee meeting attended. Each committee chairman received additional annual compensation of $1,000. For her service as chairman of the BSW Board during 1997, Ms. Barbara Barbour received $4,000. For each meeting of the BSW Board, BSW directors (other than executive officers of BSW who are BSW Board members) received $250 per meeting.

         NECB has agreed to establish a South Windsor Advisory Board, the members of which will include all BSW directors holding office immediately prior to the Effective Time who elect to become members of the Advisory Board. The Advisory Board will meet on a quarterly basis and will assist the Boards of Directors of NECB and NEBT in identifying the needs of the South Windsor community. Members of the Advisory Board will be paid $250 per meeting.

         BSW has entered into written agreements with certain of its executive officers providing such officers with compensation upon the occurrence of certain "change-in-control" transactions affecting BSW, as more fully described below.

         Pursuant to an Employment Agreement, dated March 6, 1997, between BSW and John R. Dunn, its President and Chief Executive Officer, if a change-in-control transaction results in a termination of employment, Mr. Dunn is to receive as a severance payment an amount equal to 2.99 times his then current base salary on an annualized basis (base salary is not less than $150,000 under such contract), payable no later than three months from the date of the closing of the change-in-control transaction, but in no event prior to receipt by the bank of any necessary shareholder and federal and state regulatory approvals for said transaction. Mr. Dunn is also to receive certain continued life, health, disability and accident insurance benefits (or the cash equivalent thereof) for a maximum of three years following the change in control. Notwithstanding the foregoing, the agreement provides that Mr. Dunn and a majority of BSW's directors in office prior to the occurrence of the subject event may elect to agree that a change in control has not occurred within 30 days following the event. Mr. Dunn's change in control agreement is expected to be triggered following the Merger.

         Pursuant to a Change-in-Control Agreement, dated January 2, 1998, between BSW and Robert O. Ciraco, its Executive Vice President and Chief Lending Officer, if a change-in-control transaction results in a termination of employment, Mr. Ciraco is to receive as a severance payment an amount equal to
2.00 times (1) his then current base salary on an annualized basis (which is $98,000 for 1998), plus (2) his bonus awarded for performance in the calendar year preceding the change in control, payable no later than three months from the date of termination of employment.

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



Mr. Ciraco is also to receive certain continued health insurance benefits
(or the cash equivalent thereof) for a maximum of two years following the change in control. Mr. Ciraco's change in control agreement is expected to be triggered following the Merger.

         For purposes of the two agreements, a "change in control" is defined as
(A) the acquisition by another party of (i) more than 50% of the voting common stock of BSW, (ii) all or substantially all of the assets of BSW, (iii) control over the election of majority of the directors of BSW, or (B) the obtaining by another party of the ability to exercise a controlling influence over the management or policies of BSW, as determined in good faith by the BSW Board.

         In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to March 19, 1998, or who becomes prior to the Effective Time, a director or officer or employee of BSW (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of BSW or (ii) the Merger Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that BSW shall indemnify and hold harmless, and that after the Effective Time, the Resulting Bank and NECB shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and by the provisions of their respective certificates of incorporation and bylaws, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit proceeding or investigation.

         The foregoing notwithstanding, it is further understood and agreed that NECB shall indemnify and hold harmless BSW, its officers, directors and employees against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation arising out of or relating to a breach by NECB of the representation contained in the Merger Agreement stating that neither NECB, nor its President nor any of its subsidiaries is an "interested shareholder" of BSW as "interested shareholder" is defined in
Section 33- 843(9) of the Connecticut General Statutes. Any amounts required to be paid by NECB pursuant to these indemnification provisions shall be paid by NECB within thirty (30) days of receipt of appropriate documentation therefor. See "-Employee Matters."

         The indemnity provisions summarized above may result in discouraging or deterring stockholders and management of NECB from bringing suit against the former directors and officers of BSW even though such suit, if successful, might otherwise benefit NECB or its stockholders. NECB's obligations under those provisions to indemnify such directors and officers for the actions specified above would negate any such benefits. No present plan exists to provide indemnification that goes beyond the rights specified. One case exists for which indemnification may be sought. This action, PAGE V. BANK OF SOUTH WINDSOR, ET AL, is pendng in the Connecticut Superior Court for the Judicial District of Hartford. The causes of action alleged in the suit brought by the former president of BSW, including both contract and tort claims, are related to the circumstances of the former president's termination and statements allegedly made concerning those circumstances. Damages in an unspecified amount are sought by the plaintiff. On the basis of the current status of this suit, management of BSW believes that the outcome of such litigation will not have a material adverse effect on the financial condition of BSW. Besides this case, there is no pending or, to NECB's or BSW's knowledge, threatened litigation for which indemnification may be sought.

         At and after the Effective Time, NECB shall maintain BSW's current directors' and officers' liability insurance run-off and tail coverage and will use its best efforts to procure directors' and officers' liability insurance run-off and tail coverage so as to increase the term of coverage to a date not earlier than three years from the Effective Date.

         In the event NECB or the Resulting Bank or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its property and assets to any person, then, and in each such case proper provision shall be made so that the successors and assigns of NECB or the Resulting Bank, as the case may be, assume the obligations set forth above.

SHAREHOLDER AGREEMENTS

         Concurrently with the execution of the Merger Agreement, the directors of BSW executed Shareholder Agreements which contain provisions to support the Merger. More specifically, BSW's directors have agreed to vote their BSW Common Stock "FOR" approval of the Merger Agreement and have agreed to vote against approval of any other agreement providing for any merger, consolidation, sale of assets or other business combination of BSW with or to any other person, entity or bank.

         The directors of BSW also agreed that they will not, prior to the Closing, transfer any of their BSW Common Stock except by will or operation of law unless such transfer is agreed to in writing by NECB. Moreover, the directors have agreed not to solicit, encourage or initiate any communication with any other person or entity with respect to any proposal for a merger, consolidation, sale of assets or other business combination involving BSW or encourage any person, firm, corporation, group or other entity to engage in such transaction.

         Pursuant to Connecticut law, such agreements may not be enforceable without the approval of the Banking Commissioner. Such approval was obtained on June 4, 1998.

THE STOCK OPTION AGREEMENT

         In order to preserve the integrity of the Merger Agreement, NECB and BSW have entered into the Stock Option Agreement granting NECB the right to purchase up to 215,000 shares of BSW Common Stock at a price of $12.00 per share (the "Option"). Among other provisions, the Stock Option Agreement provides that NECB may not exercise the Option without the written consent of BSW except: (a) subsequent to the fifth day preceding the scheduled expiration date of a tender or exchange offer by any person or group of persons (other than NECB or an affiliate of NECB) to acquire 25% or more of the BSW Common Stock or (b) upon the acquisition by any one person or group of persons (other than NECB or an affiliate of NECB) of, or of the right to acquire, 25% or more of the BSW Common Stock, if in the case of (a) or (b), (1) after giving effect to such offer or acquisition such person or group would own or have the right to acquire 25% or more of the BSW Common Stock, (2) there have been filed documents with the FDIC in connection therewith (or, if no such filing is required, similar evidence that the offer is actually commencing) and (3) such person or group has received all required regulatory approvals to own or control 25% or more of the BSW Common Stock, or (c) upon a willful breach of the Merger Agreement by BSW which would permit NECB to terminate the Merger Agreement, provided that within 12 months from the date of such breach either an event described in clauses (a) or
(b) above has occurred or any agreement has been entered into between BSW and any third party, including, without limitation, an agreement in principle, contemplating (a) any acquisition by such third party of 25% or more of the BSW Common Stock or any other class or series of voting securities of BSW or (b) a merger or other business combination involving BSW or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, BSW, other than as contemplated by the Merger Agreement.

         The Option, to the extent not previously exercised, terminates if the Merger Agreement is terminated before the Option is exercisable and before NECB delivers notice of its intention to exercise the Option.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

         Promptly after the Effective Time, each holder of record of BSW Common Stock as of the Effective Time will be provided with transmittal materials, together with instructions for the exchange of such holder's Certificates for the number of shares of NECB Common Stock together with a check in payment in lieu of any fractional share.

         HOLDERS OF BSW COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS AND THE INSTRUCTIONS FROM NECB AND/OR A DULY APPOINTED EXCHANGE AGENT.

         Upon transmittal of one or more Certificates, together with transmittal materials duly executed and completed in accordance with the instructions thereto (or upon completion of reasonable procedures pertaining to lost Certificates), NECB shall promptly cause to be issued to the persons entitled thereto the Per Share Merger Consideration to which such persons are entitled.

         After the Effective Time, there will be no transfers on BSW's stock transfer books of shares of BSW Common Stock issued and outstanding immediately prior to the Effective Time. If Certificates are presented to

NECB after the Effective Time, they will be canceled and exchanged for Per Share Merger Consideration in accordance with the foregoing procedures.

         Dissenters' rights will be satisfied in accordance with the procedures described under "--Dissenters' Rights" which are fully set forth in APPENDIX E to this Joint Proxy Statement-Prospectus.

CONDITIONS TO CONSUMMATION OF THE MERGER

         The respective obligations of NECB and BSW to effect the Merger are subject to the satisfaction of the following conditions at or prior to the Effective Time, none of which may be waived: (i) the Merger Agreement shall have been approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of BSW Common Stock and by a majority of the total votes cast in person or by proxy by a quorum of NECB stockholders entitled to vote thereon; (ii) the shares of NECB Common Stock which shall be issued to the shareholders of BSW upon consummation of the Merger shall have been authorized for inclusion for quotations on the Nasdaq NM, subject to official notice of issuance; (iii) the Merger Agreement and the transactions contemplated thereby shall have been approved by the Banking Commissioner and by the FDIC and neither of such approvals shall contain any term or condition which would (a) have a material adverse effect on the business, operations, properties, assets or financial condition of the Resulting Bank or (b) otherwise materially impair the value of the Resulting Bank, and all appropriate waiting periods shall have expired (see "--Regulatory Approvals Required for the Merger"); (iv) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and (v) neither BSW nor NECB shall be subject to any order, injunction or decree of any court or agency of competent jurisdiction which prevents the consummation of the Merger.

         In addition, NECB's obligations under the Merger Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any of which may be waived by NECB:

               (a) Each of the obligations of BSW required to be performed by it at or prior to the Effective Time pursuant to the terms of the Merger Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of BSW contained in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by the Merger Agreement), and NECB shall have received a certificate to that effect signed by the President of BSW.

               (b) All actions required to be taken by, or on the part of, BSW to authorize the execution, delivery and performance of the Merger Agreement by BSW and the consummation of the transactions contemplated by the Merger Agreement shall have been duly and validly taken by the BSW Board and the BSW shareholders, and NECB shall have received certified copies of the resolutions evidencing such authorization.

               (c) NECB shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and of the payment of franchise taxes, if any, by BSW.

               (d) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by BSW and NECB which are required with respect to and are necessary in connection with (i) the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (ii) the ownership by the Resulting Bank of all of the properties and assets of BSW, or
(iii) the conduct by the Resulting Bank of the business of BSW as conducted by BSW at the Effective Time.

               (e) NECB shall have received an opinion, dated the date of Closing, from counsel to BSW, in form and substance reasonably satisfactory to NECB.

               (f) BSW shall have caused to be delivered to NECB a letter from BSW's independent public accountants with respect to BSW, and dated the date of the Closing, and addressed to NECB and

BSW, in form and substance reasonably satisfactory to NECB with respect to certain matters specified in the Merger Agreement.

               (g) Neither NECB nor BSW shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose material limitations on the ability of the Resulting Bank to exercise full rights of ownership of the assets or business of BSW, and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to NECB, is reasonably likely to result in any such order, decree or injunction.

               (h) Except as otherwise provided for in the Merger Agreement, any agreement to which BSW is a party which takes effect upon, or which provides a penalty or payment conditioned upon or related to, a change of control of BSW shall have been duly terminated without material cost or expense to BSW, the Resulting Bank or NECB.

               (i) The real property leases to which BSW is a party shall have remained in full force and effect as of the Effective Time and shall not have been terminated by reason of the consummation of the Merger.

               (j) NECB shall have received rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for NECB and NEBT, or an opinion of counsel for NECB and NEBT shall have been received rendered on the basis of facts, representations and assumptions set forth in such opinions or in writing elsewhere and referred to therein, substantially to the effect that for federal income tax purposes, (i) the Merger constitutes a merger within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by NECB or NEBT upon the Merger; (iii) no gain or loss will be recognized by the shareholders of NECB upon consummation of the Merger; and (iv) such other matters as NECB or NEBT deems appropriate and necessary. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate, may rely upon, opinions of other counsel and upon representations made in certificates of officers of BSW, NECB, affiliates of the foregoing, and others.

               (k) NECB shall have received the results of any environmental site assessment contracted for in accordance with the Merger Agreement and based upon such environmental site assessment, not more than $500,000 shall be needed to be expended to correct any deficiency cited in such assessment and, in the case of property used for BSW bank operations, it shall not be necessary to cease using the cited locations for a period in excess of 30 days in order to complete such corrections, provided, that, as to any deficiency that can be corrected reasonably promptly and before the Effective Time, BSW shall have the option of correcting such deficiency.

         BSW's obligations under the Merger Agreement are subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any of which may be waived by BSW:

               (a) Each of the obligations of NECB and NEBT required to be performed by them at or prior to the Effective Time shall have been duly performed and complied with and the representations and warranties of NECB contained in the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time as though made at and as of the Effective Time, and BSW shall have received a certificate to that effect signed by the President and Chief Financial Officer of NECB.

               (b) All actions required to be taken by or on behalf of NECB and NEBT to authorize the execution, delivery and performance of the Merger Agreement by NECB and NEBT and the consummation of the transactions contemplated thereby shall have been duly and validly taken by the Boards of Directors of NECB and NEBT, by NECB as sole shareholder of NEBT, and by the stockholders of NECB, and BSW shall have received certified copies of the resolutions evidencing such authorization.

               (c) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by

BSW and NECB which are required with respect to and are necessary in connection with (i) the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (ii) the ownership by the Resulting Bank of all of the properties and assets of BSW, and (iii) the conduct by the Resulting Bank of the business of BSW as conducted by BSW at the Effective Time.

               (d) BSW shall have received an opinion, dated the date of the Closing, from counsel to NECB, in form and substance reasonably satisfactory to BSW.

               (e) BSW shall have received rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for BSW, or an opinion of counsel for BSW or NECB shall have been received, rendered on the basis of facts, representations and assumptions set forth in such opinions or in writing elsewhere and referred to therein, substantially to the effect that for federal income tax purposes (i) the Merger constitutes a merger within the meaning of
Section 368(a) of the Code; and (ii) accordingly, no gain or loss will be recognized by the shareholders of BSW with respect to NECB Common Stock received solely in exchange for BSW Common Stock pursuant to the Merger Agreement (noting, however, that non-taxability does not extend to cash received in lieu of a fractional share interest in NECB Common Stock, or by dissenters, if any). In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate, may rely upon, opinions of other counsel and upon representations made in certificates of officers of BSW, NECB, affiliates of the foregoing, and others.

         No assurance can be provided as to when, or whether, the regulatory and other consents and approvals necessary to consummate the Merger will be obtained or whether all of the other conditions precedent to the Merger will be satisfied or waived by the party permitted to do so. See "-Regulatory Approvals Required for the Merger" below. If the Merger is not effected on or before March 31, 1999, the Merger Agreement may be terminated by a vote of a majority of the NECB Board or BSW Board, unless the failure to effect the Merger by such date is due to the breach of the Merger Agreement by the party seeking to terminate the Merger Agreement.

REGULATORY APPROVALS REQUIRED FOR THE MERGER

         The Merger is subject to the prior approval of the FDIC under the Bank Merger Act, as amended (the "BMA"). An application for such approval has been filed with the FDIC. In reviewing the BMA application, the FDIC must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, the BMA prohibits the FDIC from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the FDIC finds that the anticompetitive effects of the Merger are clearly outweighed by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the BMA, the Merger may not be consummated until the fifteenth day following the date of FDIC approval of the Merger, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action during the waiting period would stay the effectiveness of such approval unless a court specifically orders otherwise.

         Because the Merger is subject to the prior approval of the FDIC under the BMA, no approval of the Federal Reserve Board is necessary to effectuate the Merger.

         The Merger also is subject to the approval of the Banking Commissioner pursuant to Section 36a-125 of the Connecticut General Statutes. An application for such approval has been filed with the Banking Commissioner. Under applicable Connecticut law, in considering the Merger, the Banking Commissioner is required to determine whether the terms of the Merger are reasonable and in accordance with law and sound public policy and whether benefits to the public clearly outweigh possible adverse effects, including, but not limited to, an undue concentration of resources and decreased or unfair competition. The Banking Commissioner may not approve the Merger, however, unless the Banking Commissioner considers whether: (i) the investment and lending policies of NEBT and BSW or the proposed investment and lending policies of the Resulting Bank, are consistent with safe and sound banking practices and will benefit the economy of the state; (ii) the services or proposed services of the Resulting Bank are consistent with safe and sound banking practices and will benefit the economy of the state; (iii) NEBT and BSW have sufficient capital to ensure, and agree to ensure, that the Resulting Bank will comply with applicable minimum capital requirements; (iv) NEBT and BSW have sufficient managerial resources to operate the Resulting Bank in a safe and sound manner; and (v) the proposed acquisition will not substantially lessen competition in the banking industry of the state. The Banking Commissioner may not approve the Merger unless the Banking Commissioner finds, in accordance with applicable regulations, that the subsidiary banks have a record of compliance with the requirements of the Community Reinvestment Act of 1977, 12 U.S.C. ss.2901 et seq., as from time to time amended, the community reinvestment requirements of Section 36a-34 of the General Statutes of Connecticut, as amended, inclusive, and applicable consumer protection laws; and the Resulting Bank will provide adequate services to meet the banking needs of all community residents, including low income residents and moderate income residents, in accordance with a plan submitted by NECB, NEBT and BSW in such form and containing such information as the Banking Commissioner may require. The Banking Commissioner may not approve the Merger if it would result in a monopoly, or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in the State of Connecticut or if the Banking Commissioner determines that the effect of the Merger may be to substantially lessen competition, or would tend to create a monopoly, or would be in restraint of trade, unless the Banking Commissioner finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the Merger in meeting the convenience and needs of the community to be served.

         Although there can be no assurances that all required regulatory approvals will be received for the Merger, NECB and BSW believe that all required regulatory approvals will be obtained.

         NECB and BSW are not aware of any regulatory approvals that are required for consummation of the Merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, would be obtained.

         The Merger will not be consummated unless all of the requisite regulatory approvals for the transactions contemplated by the Merger Agreement are obtained. See "-Conditions to Consummation of the Merger" above.

CONDUCT OF BUSINESS PENDING THE MERGER

         Pursuant to the Merger Agreement, BSW has agreed that until the Effective Time, BSW will conduct its business only in the ordinary course and consistent with prudent banking practice, will use all reasonable efforts to preserve BSW's properties wherever located, and will comply in all material respects with all laws applicable to BSW and to the conduct of its business and to the transactions contemplated by the Merger Agreement. BSW will use all reasonable efforts to preserve its business organization intact, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. BSW will, until at least through the consummation of the transactions contemplated by the Merger Agreement, keep its material insurance policies in full force and effect or will replace such policies with comparable policies. In addition, BSW has agreed that until the consummation of the Merger, and except as otherwise consented to or approved by a duly authorized officer of NECB or as permitted or required by the Merger Agreement, BSW will not:

               (a) enter into or amend certain contracts designated in the Merger Agreement;

               (b) change any provision of its Articles of Incorporation or Bylaws or similar governing documents;

               (c) change the number of issued shares of its capital stock other than upon exercise of currently outstanding options, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock, provided, however, BSW may declare, set aside or pay cash dividends per share of BSW Common Stock at the rate currently paid by BSW, which rate may be increased by BSW to reflect the same percentage rate increase as any increase in the dividend rate paid by NECB from its current dividend rate, provided that in no event may any dividend declared, set aside or paid by BSW exceed 25% of BSW's net earnings for the then most recently completed quarter. Without limiting the foregoing, nothing herein shall prevent BSW from paying quarterly dividends prior to the Effective Time such that its shareholders shall receive a total of four quarterly dividends in 1998 from BSW and NECB;

               (d) make unsecured loans in excess of $75,000 for any individual loan or in excess of $75,000 in the aggregate to any borrower or group of borrowers, other than renewals in the ordinary course of business and not involving any change in terms;

               (e) (i) make any loan or loans described as an "Undesirable" or "Prohibited" Loan; (ii) make any secured loan or loans, other than residential mortgage loans with a loan to value ratio in excess of 80% except with prior notice to NECB, in an aggregate amount to any one borrower (including members of his/her immediate family or affiliates of such borrower with an exposure to BSW in excess of $300,000) in excess of $300,000, except for loans sold to investors and renewals in the ordinary course of business and not involving any change in terms; (iii) make any junior mortgage loan in excess of $100,000 behind first mortgages if the resulting loan to value ratio of the combined mortgages would exceed 80% or if prior mortgage loans are in excess of $250,000; (iv) make any commercial loan or loans in excess of $300,000 unless fully secured by readily marketable collateral or real estate with a maximum loan to value ratio of 80%; or (v) honor or extend any overdraft in excess of $75,000 unless fully secured by readily marketable collateral;

               (f) make any new loans to any director or employee of BSW, or any member or affiliate of their respective families other than in the ordinary course of business;

               (g) other than with respect to residential mortgage loans, renew or otherwise reinstate any loan that has been in default for a period of 90 days or more which, when added to any loans outstanding to the families or affiliates of any maker or surety of the defaulted loans (whether or not such other loans are in default) has a balance outstanding in excess of $50,000, except that BSW may accept payments for the purpose of bringing loans current, so long as there is no amendment or restructuring of the loans;

               (h) offer rates on deposits that are set in deviation from past practice and procedure employed by BSW or are materially higher than those of its competitors in the local market, or offer loan pricing which is materially different relative to its competitors in the local market;

               (i) hire or retain any new employees, consultants or contractors, or increase the compensation of current employees, consultants or contractors, except that BSW may hire replacements for current employees who are not officers or managers if such employees cease to be employees of BSW and that BSW may hire temporary employees or consultants as reasonably necessary in the ordinary course of business;

               (j) make any capital expenditures in excess of $25,000;

               (k) enter into any real property lease or any lease of personal property or extend or modify any existing lease of real or personal property;

               (1) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to BSW;

               (m) take any action that is intended or would result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of the Merger Agreement except, in every case, as may be required by applicable law;

               (n) change its methods of accounting in effect at December 31, 1997, except as required by changes in generally accepted accounting principles or regulatory accounting principles as concurred on by BSW's independent auditors;

               (o) take or cause to be taken any action which would disqualify the Merger as a tax-free Merger under Section 368 of the Code;

               (p) take or cause to be taken any action which would, or may reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger;

               (q) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

               (r) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

               (s) file any application to open, relocate or terminate the operations of any banking office;

               (t) make any equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

               (u) purchase or sell loans in bulk;

               (v) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon such commercial real estate if such environmental assessment indicates the likely presence of Hazardous Material (as defined in the Merger Agreement);

               (w) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of any senior officer of BSW; or

               (x) agree to do any of the foregoing.

         Pursuant to the Merger Agreement, NECB has also agreed that until the Effective Time, except as provided in the Merger Agreement or with the prior consent of BSW, which shall not be unreasonably withheld, NECB and its subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. The Merger Agreement also provides, among other things, that neither NECB nor any of its subsidiaries will (i) take any action that is intended or would result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger not being satisfied, or in a violation of any provision of the Merger Agreement, except, in every case, as may be required by applicable law; (ii) change its methods of accounting in effect on December 31, 1997, except in accordance with changes in generally accepted accounting principles or regulatory accounting principles as concurred on by NECB's independent certified public accountants; (iii) take or cause to be taken any action which would disqualify the Merger as a tax-free Merger under Section 368 of the Code; (iv) take or cause to be taken any action which would, or could reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger; or (v) agree to do any of the foregoing.

TERMINATION; AMENDMENT; EXTENSION AND WAIVER

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of BSW and NECB:

               (i) by the mutual consent of NECB and BSW in a written instrument, if a majority of the members of the NECB Board and a majority of members of the BSW Board each vote for termination;

               (ii) by either NECB or BSW upon written notice to the other party at least 90 days after the date on which any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval, unless within such 90-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity; provided, however, that no party shall have the right to terminate the Merger Agreement if such denial or request or recommendation for withdrawal shall be due to failure of the party seeking to terminate the Merger Agreement to perform or observe the covenants and agreements of such party set forth in the Merger Agreement;

               (iii) by either NECB or BSW if the Merger shall not have been consummated on or before March 31, 1999, unless the failure to consummate the Merger is due to the failure of the party seeking to terminate the Merger Agreement to perform or observe in any material respect the covenants and agreements of such party set forth in the Merger Agreement;

               (iv) by either NECB or BSW (provided that the terminating party is not in material breach of any of its obligations under the Merger Agreement) if any approval of the shareholders of NECB or BSW required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

               (v) by either NECB or BSW (provided that the terminating party is not in material breach of any representations, warranty, covenant or other agreement contained in the Merger Agreement) if there shall have been a material breach of any of the representations and warranties set forth in the Merger Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the closing of the Merger under the Merger Agreement;

               (vi) by NECB or BSW, in the event of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Merger;

               (vii) by NECB if at the time of such termination there shall have been a reduction in BSW's capital of 5% or more below the levels disclosed to NECB in the December 31, 1997 financial statements of BSW referred to in the Merger Agreement unless such change shall have resulted from conditions affecting the banking industry generally;

               (viii) by BSW if at the time of such termination there shall have been a material adverse change in NECB's financial condition unless such change shall have resulted from conditions affecting the banking industry generally. For purposes of this clause (viii) of this paragraph, (1) no bulk sale of non-performing assets by NECB or NEBT approved by the NECB Board or by the Board of Directors of NEBT, and made in all material respects in accordance with such approval after the date of the Merger Agreement, shall be counted except to the extent the net adverse effect thereof (after considering any tax benefits) on the capital of NECB exceeds $1,500,000, and (2) no other transaction, event or condition, or series or combination of transactions, events or conditions shall be considered as resulting in a material adverse change with respect to NECB if the net adverse effect thereof, together with any net adverse effect counted under clause (1) above, on the capital of NECB is not in excess of $2,500,000;

               (ix) by NECB if the results, preliminary or other, of any regulatory examination of BSW indicates (1) any action or actions the net effect of which is likely to result in a reduction in BSW's capital of 5% or more below levels disclosed to NECB in the December 31, 1997 financial statements of BSW referred to in the Merger Agreement, or (2) any other action that is likely to result in a significant restriction on BSW, its business or operations, unless such reduction or restriction has been requested in writing by NECB;

               (x) by NECB if, in order to obtain any required permit, consent, approval or authorization of any governmental authority having jurisdiction, NECB or the Resulting Bank will be required to agree to, or will be subjected to, a limitation upon its activities following the Effective Time which NECB or NEBT reasonably regards as materially adverse; or

               (xi) by NECB if the Average Closing Price is less than eighty percent (80.0%) of the closing price of NECB Common Stock supplied by NASDAQ and reported in THE WALL STREET JOURNAL on March 18, 1998.

        In the event of termination of the Merger Agreement by either NECB or BSW, the Merger Agreement shall become void and have no further effect except
(i) for certain specified provisions of the Merger Agreement relating to confidentiality and expenses and (ii) notwithstanding anything to the contrary contained in the Merger Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any representation, warranty or other provision of the Merger Agreement.

        AMENDMENT. Subject to compliance with applicable law, the Merger Agreement may be amended by the parties to the Merger Agreement by action taken or authorized by the NECB Board and the BSW Board, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of BSW or NECB; provided, however, that after any approval of the transactions contemplated by the Merger Agreement by BSW's shareholders, there may not be, without further approval of such shareholders, any amendment to the Merger Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders in any material respect other than as contemplated by the Merger Agreement. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of NECB, NEBT and BSW.

        EXTENSION AND WAIVER. At any time prior to the Effective Time, NECB and BSW, by action taken or autho rized by the NECB Board and the BSW Board, may, to the extent legally allowed, (a) extend the time for the perfor mance of any of the obligations or other acts of the other parties to the Merger Agreement, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement and (c) waive compliance with any of the agreements or conditions contained in the Merger Agreement (other than a specified section).

EMPLOYEE MATTERS

        NECB will honor all of BSW's employment agreements, change-in-control agreements and supplemental executive retirement plan provisions set forth in the Merger Agreement and the schedules thereto. NECB shall offer employment to all BSW branch managers, platform and teller line employees who are in good standing with BSW as of the Closing. From and after the Effective Time and subject to applicable law, NECB will provide the employees of BSW who are offered and accept employment with NECB or any of its subsidiaries, and who accept such employment, with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service with NECB or its subsidiaries, as reasonably determined by NECB and its subsidiaries. For purposes of any employee benefit plan of NECB, service by an employee to BSW shall be deemed service to NECB. For employees of BSW who are not offered employment with NECB or any of its subsidiaries, NECB will provide two weeks of severance pay per full or partial year of service, subject to a minimum of ninety (90) days of severance pay for officers and sixty (60) days of severance pay for non-officers. See "-General" above for a discussion of the effect of the Merger on BSW stock options.

FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES

        BSW has agreed in the Merger Agreement that it will not solicit, approve or recommend to its shareholders, or undertake or enter into, with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other merger, consolidation, asset acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity (other than NECB) interested in any such transaction (except for directors and executive officers of BSW and such other persons as may be required by law), and BSW will not authorize or permit any officer, director, employee, investment banker or other representative, directly or indirectly, to solicit, encourage or support any offer from any person or entity (other than NECB) to acquire substantially all of the assets of BSW, to acquire 10% or more of the outstanding stock of BSW, to enter into an agreement to merge with BSW, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of NECB (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "Unauthorized Action"). If the Merger is not consummated in accordance with the terms of the Merger Agreement because of any action or omission by BSW as set forth above in this paragraph, then BSW shall on demand pay to

NECB the sum of (a) the out-of-pocket expenses, including, without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by NECB in connection with the proposed Merger and the transactions provided for in the Merger Agreement plus (b) a sum as liquidated damages; provided, however, that the total amount of such fees and liquidated damages shall not exceed $400,000. The above restrictions shall not preclude the directors of BSW from taking actions which they determine, in the exercise of their fiduciary duties, are in the best interests of the shareholders of BSW; however, if they take any Unauthorized Action, BSW will be responsible for the aforementioned fees and liquidated damages.

        Subject to the Merger Agreement, if either BSW or NECB fails to perform any material covenant or agreement in the Merger Agreement, or if any representation or warranty by BSW or NECB is determined to be materially untrue (the party which fails to perform or which makes the untrue representation or warranty being referred to as a "Breaching Party"), and if, at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Merger Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party liquidated damages, to include whatever expenses the Non-Breaching Party may have incurred, provided, however, that the amount of such liquidated damages shall be $400,000 if BSW is the Breaching Party and if NECB is the Breaching Party the amount of such liquidated damages shall be the following: (i) $1,000,000 if the Merger Agreement is terminated prior to the Effective Time and before September 19, 1998; (ii) $1,500,000 if the Merger Agreement is terminated prior to the Effective Time on or after September 19, 1998 and before March 19, 1999; (iii) $2,400,000 if the Merger Agreement is terminated prior to the Effective Time on or after March 19, 1999.

        If BSW does not take any Unauthorized Action, if BSW shareholders do not approve the Merger, if NECB does not breach the Merger Agreement and if an agreement to acquire or merge with BSW is executed before March 19, 1999, with an entity that makes an offer during the term of the Merger Agreement, BSW shall pay to NECB upon execution of such agreement the sum of all out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by NECB in connection with the proposed Merger and the transactions provided for in the Merger Agreement; provided, however, that the amount of such fees shall not exceed $250,000 and provided that if the transaction agreed to with such other entity shall not close, NECB shall thereupon promptly repay such amount to BSW.

ANTICIPATED ACCOUNTING TREATMENT

         It is anticipated that the Merger will be treated as a "pooling of interests" for accounting and financial reporting purposes. As required by generally accepted accounting principles, under pooling-of-interests accounting, as of the Effective Time the assets and liabilities of BSW would be added to those of NECB at their recorded book values and the stockholders' equity accounts of NECB and BSW would be combined on NECB's consolidated balance sheet. On a pooling-of-interests accounting basis, income and other financial statements of NECB issued after the consummation of the Merger would be restated retroactively to reflect the consolidated combined financial position and results of operations of NECB and BSW as if the Merger had taken place prior to the periods covered by such financial statements. The Pro Forma Financial Information contained in this Joint Proxy Statement-Prospectus has been prepared using the pooling of interests account method to account for the Merger. See "PRO FORMA FINANCIAL INFORMATION." NECB will not terminate the Merger Agreement and the actions contemplated thereby if the Merger is not treated as a pooling of interests or because of the exercise of dissenters' rights by BSW shareholders. Should the Merger be accounted for under the purchase method for accounting and financial reporting purposes, under generally accepted accounting principles the assets and liabilities of BSW will be recorded by NECB at their fair value. The cost of the acquisition will be allocated to the identifiable tangible and intangible assets and liabilities being acquired or assumed, with any excess cost being recorded as goodwill. For financial statement purposes, the balances and reported income of BSW will be included in the operations of NECB after the acquisition.

MANAGEMENT AND OPERATION AFTER THE MERGER

        At the Effective Time, NECB shall provide for the election of two BSW Directors, as selected by NECB after consultation with BSW, to the NECB Board and two BSW Directors, as selected by NECB after consultation with BSW, to the Board of Directors of the Resulting Bank. NECB further agrees to nominate said BSW Directors for re-election at the 1999 Annual Meeting of the stockholders of NECB and of the stockholders of the Resulting Bank, subject to their continued qualification under NECB's and the Resulting Bank's general criteria for directors. NECB further agrees, within three months after the Effective Time, to establish a South Windsor Advisory Board (the "Advisory Board") the members of which will include all BSW Directors holding office immediately prior to the Effective Time who shall elect to become members of the Advisory Board.

RESALES OF NECB COMMON STOCK RECEIVED IN THE MERGER

        Each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of BSW has delivered to NECB a signed written agreement, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of NECB Common Stock to be received by such "affiliate" in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, including, without limitation, Rule 145. NECB has agreed to file the financial results of the combined operations of NECB, NEBT and BSW on a Form 8-K or other appropriate SEC form for the first full monthly period commencing after the Effective Time and to make such filing within thirty (30) days of the end of such first full month period commencing after the Effective Time.

TRADING MARKET FOR NECB COMMON STOCK

        NECB Common Stock is listed on the Nasdaq NM. NECB shall cause the shares of NECB Common Stock to be issued in the Merger or which may be issued upon exercise of options which become outstanding pursuant to the Merger Agreement to be approved for inclusion for quotation on the Nasdaq NM, subject to official notice of issuance, prior to the Effective Time.

FEDERAL INCOME TAX CONSEQUENCES

        Neither NECB nor BSW has requested an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger.

        BSW has received an opinion from Cummings & Lockwood, its legal counsel, which is filed as Exhibit 8 to the Registration Statement, regarding the material federal income tax consequences of the Merger, including certain consequences to shareholders of BSW who are citizens or residents of the United States and who hold their shares as capital assets. This summary does not discuss every aspect of federal income taxation that may be relevant to a particular BSW shareholder in light of his or her personal circumstances or to BSW shareholders subject to special federal income tax treatment such as insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or foreign persons. In addition, this summary does not address any aspects of state, local, or foreign tax laws that may be relevant to holders of BSW Common Stock. This opinion is not binding upon the Internal Revenue Service. No opinion concerning state tax consequences has been obtained.

        Cummings & Lockwood has opined that the Merger will be treated as a merger within the meaning of Section 368(a) of the Code and, accordingly, for federal income tax purposes:

(1) no gain will be recognized by the holders of BSW Common Stock upon the receipt of NECB Common Stock in exchange for their BSW Common Stock pursuant to the Merger. BSW shareholders who dissent should consult their own legal and tax advisors;

(2) the tax basis of NECB Common Stock received by each holder of BSW Common Stock will be the same as such holder's basis in his, her or its BSW Common Stock surrendered in exchange therefor, reduced by the amount of cash, if any, received by such holder for any shares of BSW Common Stock so surrendered and increased by the amount of dividend income and other gain recognized to such shareholder; and

(3) holders of BSW Common Stock who receive cash in lieu of fractional share interests of NECB Common Stock will be treated as having received such fraction of any share of NECB Common Stock and then as having received cash in redemption of the fractional share interest, subject to the provisions of Section 302 of the Code and Rev. Ruling 66-365, 1966-2 C.B. 116.

          The discussion set forth above is based on currently existing provisions of the Code, existing U.S. Treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion.

        HOLDERS OF BSW COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

DISSENTERS' RIGHTS

        Throughout this section entitled "Dissenters' Rights," the term "BSW" includes BSW and the Resulting Bank if the Merger becomes effective. If the Merger does not become effective, the term "BSW" shall refer only to BSW.

        Any BSW shareholder who objects to the Merger Agreement shall have the right to be paid the fair value of all shares of BSW Common Stock owned by such shareholder in accordance with the provisions of Section 36a-125(h) of the Banking Law of Connecticut and Sections 33-855 to 33-872 of the CBCA, a copy of which is set forth in APPENDIX E to this Joint Proxy Statement-Prospectus. The right to be paid the value of such shares shall be such shareholder's exclusive remedy as holder of such shares with respect to the Merger, whether or not such shareholder proceeds as provided in CBCA Sections 33-855 to 33-872.

        Any BSW shareholder may elect to exercise such right by giving written notice to the BSW of such shareholder's intent to demand payment of such shareholder's shares as provided in CBCA Section 33-861(a) prior to the voting of the BSW shareholders on the proposal to approve the Merger Agreement and must not vote such shares in favor of the proposal. Such notice should be sent to Solomon Kerensky, Bank of South Windsor, 1695 Ellington Road, South Windsor, Connecticut 06074-4514, telephone number (860) 648-6004.

        A BSW SHAREHOLDER WHO VOTES IN FAVOR OF THE MERGER AGREEMENT WILL BE PRECLUDED FROM EXERCISING DISSENTERS' RIGHTS. A BSW SHAREHOLDER DOES NOT HAVE TO VOTE NO ON THE MERGER AGREEMENT IN ORDER TO EXERCISE DISSENTERS' RIGHTS. HOWEVER, A SHAREHOLDER WHO VOTES AGAINST THE MERGER AGREEMENT OR FAILS TO VOTE WILL BE PERMITTED TO EXERCISE DISSENTERS' RIGHTS ONLY IF ALL OTHER REQUIREMENTS SET FORTH HEREIN AND IN APPENDIX E ARE MET.

        A VOTE AGAINST THE MERGER AGREEMENT WILL NOT OF ITSELF SATISFY THE REQUIREMENT THAT A DISSENTING BSW SHAREHOLDER DELIVER HIS OR HER WRITTEN NOTICE OF INTENT TO DEMAND PAYMENT IF THE MERGER IS CONSUMMATED, NOR WILL SUCH VOTE OF ITSELF SATISFY ANY OTHER NOTICE REQUIREMENT UNDER CONNECTICUT LAW WITH RESPECT TO DISSENTERS' RIGHTS.

        A demand for payment must be executed by or for the shareholder of record fully and correctly, as the shareholder's name appears on the share certificate. A beneficial owner of shares of BSW Common Stock who is not the record owner may make such demand for payment with respect to all (but not less than all) shares held on his or her behalf if the beneficial owner submits to BSW at or before the assertion of his or her dissenters' rights a written consent of the record holder. A record owner, such as a broker, who holds BSW Common Stock for others, may make such demand for payment with respect to less than all of the shares of BSW Common Stock held of record by such person. In that event, the record owner must make such demand with respect to all shares owned beneficially by the same person, and must provide BSW with the name and address of each person on whose behalf such demand is being made.

        If the Merger Agreement is approved, any shareholder notifying BSW of his or her intent to demand payment for his or her shares as provided in CBCA 33-861(a), provided none of such shareholder's shares shall have been voted in favor of the Merger Agreement, may require BSW to purchase such shareholder's shares at fair value. As provided in CBCA Section 33-862, BSW shall send a dissenters' notice to shareholders who have complied with CBCA Section 33-861 no later than ten days after the consummation of the Merger. The dissenters' notice sent by BSW shall state where the demand for payment must be sent and where and when certificates for certificated shares must be deposited; inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the Merger Agreement (March 19, 1998); and require that each shareholder asserting dissenters' rights certify whether or not such shareholder acquired beneficial ownership of the shares before that date. Finally, BSW shall set a date by which BSW must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date that the written dissenters' notice is delivered by BSW, and BSW shall ensure that each such dissenters' notice is accompanied by a copy of CBCA Sections 33-855 to 33-872.

        After a BSW shareholder receives such written dissenters' notice from BSW, such shareholder must demand payment for such shareholder's shares and certify whether such shareholder acquired beneficial ownership of such shares prior to the date of the first announcement to the news media or to shareholders of the terms of the Merger Agreement in accordance with the terms of the dissenters' notice, as provided in CBCA Section 33-863(a). Such shareholder who demands payment shall also be required to submit the certificate or certificates representing such shareholder's shares to BSW in accordance with the terms of the dissenters' notice. A SHAREHOLDER'S FAILURE TO DEMAND PAYMENT OR DEPOSIT HIS SHARE CERTIFICATES SHALL TERMINATE SUCH SHAREHOLDER'S RIGHTS UNDER CBCA SECTIONS 33-855 TO 33-872.

        If a BSW shareholder makes such demand for payment and submits such share certificates to BSW, such shareholder shall retain all other rights of a BSW shareholder until these rights are canceled or modified by the consummation of the Merger as provided in CBCA Section 33-863(b). Any shareholder failing to make such demand as described above shall be bound by the terms of the Merger Agreement if it is approved.

        Pursuant to CBCA Section 33-864, BSW is further entitled to restrict the transfer of uncertificated shares from the date the demand for payment by such shareholders is received until BSW either consummates the Merger or fails to do so within 60 days after the date set for demanding payment and depositing share certificates. A BSW shareholder who has asserted dissenters' rights as to uncertified securities retains all rights (other than the foregoing potential restriction on transfer) of a BSW shareholder until such rights are canceled or modified by the consummation of the Merger.

        After BSW either receives such demand for payment by a BSW shareholder, or upon consummation of the Merger, BSW shall pay each shareholder who makes a proper demand for payment pursuant to CBCA Section 33-863 the amount BSW estimates to be the fair value of such shareholder's shares, plus accrued interest as provided in CBCA Section 33-865(a). The payment by BSW to such shareholder shall be accompanied by: BSW's balance sheet as of the fiscal year ending not more than 16 months before the date of payment; an income statement for that year; a statement of changes in shareholders' equity for that year; the latest available interim financial statements, if any; a statement of BSW's estimate of the fair value of the shares; an explanation of how the interest was calculated; a statement of the dissenting shareholder's right to demand payment under CBCA Section 33-860; and a copy of CBCA Sections 33-855 to 33-872.

        Pursuant to CBCA Section 33-866, if the Merger is not consummated within 60 days after the date set for such shareholders' demand for payment and deposit of share certificates, BSW shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If the Merger is consummated after the deposited certificates have been returned and the transfer restrictions have been released, BSW shall send a new dissenters' notice under CBCA Section 33-862 and repeat the payment demand procedure.

        BSW may elect to withhold payment to a shareholder who makes a demand for payment pursuant to CBCA Section 33-863 if such shareholder was not the beneficial owner of such shares before the date set forth in the dissenters' notice as the date of the first announcement to the news media or to shareholders of the terms of the Merger Agreement. Pursuant to CBCA Section 33-867(b), if BSW elects to withhold payment to such shareholder and the Merger is consummated, BSW shall estimate the fair value of such shareholder's shares, plus accrued interest, and shall pay this amount to such shareholder if such shareholder agrees to accept such payment in full satisfaction of such shareholder's demand. BSW's offer to such shareholder shall be accompanied by a statement of BSW's estimate of the fair value of such shares, an explanation of how the interest was calculated and a statement of such shareholder's right to demand payment under CBCA Section 33-868.

        Pursuant to CBCA Section 33-868, a dissenting BSW shareholder may notify BSW in writing of such shareholder's own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment by BSW under CBCA Section 33-865, or may reject BSW's offer to purchase such shareholder's shares, and demand payment for the fair value of such shareholder's shares and interest owing, if (a) such shareholder believes that the amount paid under CBCA Section 33-865 or offered under CBCA Section 33-867 is less than the fair value of such shareholder's shares or that the interest due is incorrectly calculated; (b) BSW fails to make payment under CBCA Section 33-865 within 60 days after the date set for such shareholder's demand for payment; or (c) if the Merger is not consummated, and BSW fails to return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for such shareholder's demand for payment. Such dissenting BSW shareholder must make a demand for payment pursuant to CBCA Section 33- 868(a) within 30 days after BSW makes or offers payment for such shareholder's shares. FAILURE TO MAKE SUCH DEMAND WITHIN THE 30-DAY PERIOD WILL BE TREATED AS A WAIVER OF SUCH SHAREHOLDER'S RIGHT TO DEMAND PAYMENT IN AN AMOUNT EXCEEDING THE AMOUNT PREVIOUSLY OFFERED BY BSW.

        If a BSW shareholder's demand for payment under CBCA Section 33-868 remains unsettled, BSW shall commence a proceeding within 60 days after receipt of such shareholder's demand for payment and file a petition in the Hartford, Connecticut Superior Court or before any judge thereof, requesting that the fair value of the shares of such shareholder and the accrued interest thereon be found and determined as provided in CBCA Section 33-871(a). If BSW fails to timely commence such proceeding, BSW shall pay each dissenting shareholder whose demand remains unsettled the amount demanded. All shareholders making such demand for payment as described above, whose demands remain unsettled, wherever residing, shall be made parties to the proceeding. A copy of the petition shall be served on each such shareholder who is a resident of Connecticut. Non-resident dissenting shareholders may be served by registered or certified mail or by publication as provided by law. The jurisdiction of the court shall be exclusive. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as shall be specified in the order of their appointment or an amendment thereof. Each BSW shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of such shareholders' shares, plus interest, exceeds the amount paid by BSW, or for the fair value, plus accrued interest, of the after-acquired shares of such shareholders for which BSW elected to withhold payment under CBCA Section 33-867. The costs and expenses, including the reasonable compensation and expenses of court-appointment appraisers, of any such proceeding shall be determined by the court and shall be assessed against BSW, but all or any part of such costs and expenses may be apportioned and assessed as the court may deem equitable against any or all shareholders who are parties to the proceeding to whom BSW has made an offer to pay for the shares if the court finds that the action of such shareholders was arbitrary or vexatious or not in good faith in demanding payment under CBCA
Section 33-868. Such expenses also may include the fees and expenses of counsel and experts employed by any party, and be entered against (a) BSW in favor of any or all dissenting shareholders who are parties to the proceeding if BSW failed to substantially comply with the requirements of CBCA Sections 33-860 to 33-868, inclusive, or (b) either BSW or a dissenter, in favor of any other party, if the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to rights provided by CBCA Sections 33-855 to 33-872, inclusive. If the court finds that the services of counsel for any shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that such fees should not be assessed against BSW, the court may find that such fees should be paid out of the amounts awarded to the dissenting shareholders who were benefitted.

        The foregoing is only a summary of the rights of an objecting holder of BSW Common Stock. Any holder of BSW Common Stock who intends to object to the Merger Agreement should carefully review the text of the applicable provisions of the CBCA set forth in APPENDIX E to this Joint Proxy Statement-Prospectus and should also consult with such holder's attorney. THE FAILURE OF A HOLDER OF BSW COMMON STOCK TO FOLLOW PRECISELY THE PROCEDURES SUMMARIZED ABOVE AND SET FORTH IN APPENDIX E MAY RESULT IN LOSS OF DISSENTERS' RIGHTS. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of BSW Common Stock, except as otherwise required by law.

        In general, any objecting shareholder who perfects such holder's right to be paid the fair value of such holder's BSW Common Stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash.

                         PRO FORMA FINANCIAL INFORMATION

        The following Pro Forma Combined Balance Sheets as of March 31, 1998 and December 31, 1997 combine the historical consolidated balance sheets of NECB and BSW giving effect to the Merger, accounted for as a pooling of interests, as if the Merger was consummated as of such dates, and the pro forma adjustments described in the notes thereto. The following Pro Forma Combined Statements of Income for the years ended December 31, 1997, 1996 and 1995 and for the quarter ended March 31, 1998 combine the historical consolidated statements of income of NECB and BSW giving effect to the Merger, accounted for as a pooling of interests, as if the Merger was consummated as of the first day of such periods, and the pro forma adjustments described in the notes thereto. The Pro Forma Financial Information assumes that the Merger qualifies as a tax-free reorganization for federal income tax purposes.

        The Pro Forma Financial Information should be read in conjunction with the historical consolidated financial statements of NECB and BSW, including the respective notes thereto, which are incorporated by reference in this Joint Proxy Statement-Prospectus. See "INFORMATION DELIVERED AND INCORPORATED BY REFERENCE."

        The Pro Forma Financial Information is not necessarily indicative of the financial condition or results of operations which would have been achieved had the Merger been consummated as of the beginning of the periods for which such data is presented and should not be construed as being representative of future periods.

                                   PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
                                               AS OF MARCH 31, 1998

                                                      NECB           BSW           Pro Forma        Pro Forma
(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)     (Historical)   (Historical)     Adjustments        Results
                                                 --------------------------------------------------------------

Assets:
Cash & due from banks                                  $ 34,796       $  6,605     $                   $ 41,401
Interest bearing time deposits with banks                                  291                              291
Federal funds sold                                       21,107          6,000                           27,107
Investments
    Securities held-to-maturity                           9,925            500                           10,425
    Securities available-for-sale                       106,137         41,115     (1,015)  (a)
                                                                                     (461)  (b)         145,776

    FHLBB stock                                           2,977          1,295                            4,272
Loans held-for-sale                                       8,000                                           8,000
Loans outstanding                                       399,653         95,827                          495,480
    Less allowance for loan losses                       (7,210)        (2,171)                          (9,381)
                                                 --------------------------------------------------------------
    Net loans                                           392,443         93,656                          486,099
Premises & Equipment                                     10,978            988                           11,966
OREO                                                      2,466                                           2,466
Goodwill                                                  5,140                                           5,140
Other assets                                              9,044          2,158                           11,202
                                                 --------------------------------------------------------------
    Total Assets                                       $603,013       $152,608    ($1,476)             $754,145
                                                 ==============================================================
Liabilities:
Deposits
    Noninterest-bearing                                $ 98,214       $ 29,643     $                   $127,857
    Interest-bearing                                    411,378         99,310                          510,688
                                                 --------------------------------------------------------------
       Total Deposits                                   509,592        128,953                          638,545
Short-term borrowings                                    14,466         11,895                           26,361
Long-term debt                                           19,580                                          19,580
Other liabilities                                         4,127            578      2,570   (c)
                                                                                     (184)  (b)           7,091
                                                 --------------------------------------------------------------
       Total Liabilities                                547,765        141,426      2,386               691,577
                                                 --------------------------------------------------------------

Equity
    Common Stock                                            517          4,791     (4,671)  (d)             637
    Additional paid-in capital                           51,165          3,799      4,791   (e)
                                                                                     (120)  (f)
                                                                                   (1,015)  (a)          58,620

    Retained earnings                                     2,531          2,445     (2,570)  (c)           2,406
      Unrealized gains on securities available-for-
        sale, net                                         1,035            147       (277)  (b)             905
                                                 --------------------------------------------------------------
       Total Equity                                      55,248         11,182     (3,862)               62,568
                                                 --------------------------------------------------------------
Total Liabilities & Equity                             $603,013       $152,608    ($1,476)             $754,145
                                                 ==============================================================

Shares outstanding                                        5,172            958        245   (g)           6,375
Book value/per share                                     $10.68         $11.67                            $9.81

               See "Notes to Pro Forma Combined Balance Sheets (Unaudited) March 31, 1998"

                                                        45

             Notes to Pro Forma Combined Balance Sheets (unaudited)
                                 March 31, 1998

(a) Retirement of BSW Common Stock (cost basis) owned by NECB and NEBT-offset is Additional paid-in capital.

(b) Elimination of valuation allowance of BSW Common Stock (difference between cost basis and market value at March 31, 1998) with offsetting entries to:

              Other liabilities (deferred tax liability).............  $  184
              Unrealized gain on securities available-for-sale.......     277
                                                                       ------
                                                                       $  461

(c) Estimated expenses related to offering of NECB Common Stock and Restructuring Expenses-net of related tax benefit. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in this Pro Forma Combined Balance Sheet in order to disclose the aggregate effect of these activities on NECB's Pro Forma Combined financial position.

(d) Difference in par value of BSW Common Stock and NECB Common Stock to be issued.

(e)      Increase to reflect elimination of par value of BSW shares.

(f) Decrease to reflect issuance of NECB Common Stock (par value $0.10 per share).

(g)      Pro forma number of common shares outstanding:

         BSW Common Stock outstanding at March 31, 1998                 958,289
         Less: BSW shares owned by NECB and NEBT                         47,264
                                                                    -----------
         Net shares to be exchanged                                     911,025
         Exchange ratio                                                  1.3204
         NECB Common Stock to be issued in the Reorganization         1,202,917
         NECB Common Stock outstanding at March 31, 1998              5,171,626
                                                                    -----------
         Total NECB Common Stock outstanding, pro forma               6,374,543
         Difference between the sum of the number of outstanding
           shares of NECB and BSW at March 31, 1998
           and the total NECB Common Stock outstanding, pro forma       244,628

                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                             AS OF DECEMBER 31, 1997

                                                       NECB         BSW           Pro Forma        Pro Forma
(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)      (Historical) (Historical)     Adjustments        Results
                                                  ------------------------------------------------------------
Assets:
Cash & due from banks                             $ 35,201     $  7,591          $                 $ 42,792
Interest bearing time deposits with banks                           394                                 394
Federal funds sold                                   4,650        1,900                               6,550
Investments
    Securities held-to-maturity                     11,336        1,000                              12,336
    Securities available-for-sale                  120,448       41,907          (1,394)  (a)
                                                                                   (664)  (b)       160,297

    FHLBB stock                                      2,977        1,295                               4,272
Loans held-for-sale                                  2,966                                            2,966
Loans outstanding                                  408,535       99,947                             508,482
    Less allowance for loan losses                  (9,257)      (2,156)                            (11,413)
                                                 ------------------------------------------------------------
    Net loans                                      399,278       97,791                             497,069
Premises & Equipment                                11,064        1,009                              12,073
OREO                                                 2,870          212                               3,082
Goodwill                                             5,238                                            5,238
Other assets                                        10,142        2,024                              12,166
                                                 ------------------------------------------------------------
    Total Assets                                  $606,170     $155,123         ($2,058)           $759,235
                                                 ============================================================

Liabilities:
Deposits
    Noninterest-bearing                           $114,510     $ 29,989          $                 $144,499
    Interest-bearing                               408,134      102,914                             511,048
                                                 ------------------------------------------------------------
       Total Deposits                              522,644      132,903                             655,547
Short-term borrowings                               14,036       10,610                              24,646
Long-term debt                                      11,612                                           11,612
Other liabilities                                    4,055          773           2,570   (c)
                                                                                   (265)  (b)         7,133
                                                 ------------------------------------------------------------
       Total Liabilities                           552,347      144,286           2,305             698,938
                                                 ------------------------------------------------------------

Equity
    Common Stock                                       516        4,791          (4,677)  (d)           630
    Additional paid-in capital                      51,064        3,799           4,791   (e)
                                                                                   (114)  (f)
                                                                                 (1,394)  (a)        58,146

    Retained earnings                                1,107        2,049          (2,570)  (c)           586
       Unrealized gains on securities
        available-for- sale, net                     1,136          198            (399)  (b)           935
                                                 ------------------------------------------------------------
       Total Equity                                 53,823       10,837          (4,363)             60,297
                                                 ------------------------------------------------------------
Total Liabilities & Equity                        $606,170     $155,123         ($2,058)           $759,235
                                                 ============================================================

Shares outstanding                                   5,161          958             185   (g)         6,304
Book value/per share                                $10.43       $11.31                               $9.56

                  See "Notes to Pro Forma Combined Balance Sheets (Unaudited) December 31, 1998"

                                                        47

             Notes to Pro Forma Combined Balance Sheets (unaudited)
                                December 31, 1997

(a) Retirement of BSW Common Stock (cost basis) owned by NECB and NEBT-offset is Additional paid-in capital.

(b) Elimination of valuation allowance of BSW Common Stock (difference between cost basis and market value at December 31, 1997) with offsetting entries to:

              Other Liabilities (deferred tax liability)..............    $ 265
              Unrealized gain on securities available-for-sale........      399
                                                                          -----
                                                                          $ 664

(c) Estimated expenses related to offering of NECB Common Stock and Restructuring Expenses-net of related tax benefit. While a portion of these costs may be required to be recognized over time, the current estimate of these costs has been recorded in this Pro Forma Combined Balance Sheet in order to disclose the aggregate effect of these activities on NECB's Pro Forma Combined financial position.

(d) Difference in par value of BSW Common Stock and NECB Common Stock to be issued.

(e)      Increase to reflect elimination of par value of BSW shares.

(f) Decrease to reflect issuance of NECB Common Stock (par value $0.10 per share).

(g)      Pro forma number of common shares outstanding:

         BSW Common Stock outstanding at December 31, 1997               958,289
         Less: BSW shares owned by NECB and NEBT                          92,264
                                                                     -----------
         Net shares to be exchanged                                      866,025
         Exchange ratio                                                   1.3204
         NECB Common Stock to be issued in the Reorganization          1,143,499
         NECB Common Stock outstanding at December 31, 1997            5,160,626
                                                                     -----------
         Total NECB Common Stock outstanding, pro forma                6,304,125
         Difference between the sum of the number of outstanding
           shares of NECB and BSW at December 31, 1997
           and the total NECB Common Stock outstanding, pro forma        185,210

               Pro Forma Combined Statements of Income (Unaudited)
                          QUARTER ENDED MARCH 31, 1998

                                                      NECB            BSW         Pro Forma           Pro
(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)     (Historical)  (Historical)(a)  Adjustments         Forma
                                                                                                    Results
                                                 -------------------------------------------------------------
INTEREST INCOME:
  Loans, including fees                          $        9,035         $ 2,398          $   0      $11,433
  Securities:
  Interest                                                1,849             671                       2,520
  Dividends                                                  63              21                          84
   Federal funds sold and other interest                     60              34                          94
                                                 ---------------------------------------------     -----------
    Total interest income                                11,007           3,124              0       14,131

INTEREST EXPENSE:
  Deposits                                                3,865             966                       4,831
  Borrowed funds                                            362             159                         521
                                                 ---------------------------------------------     -----------
    Total interest expense                                4,227           1,125              0        5,352

Net interest income                                       6,780           1,999              0        8,779
Provision for possible loan losses                          322              90                          41
                                                 ---------------------------------------------     -----------
Net interest income after provision
  for possible loan losses                                6,458           1,909              0        8,367

NONINTEREST INCOME:
  Service charges, fees and commissions                     714             183                         897
  Investment securities gains, net                        1,229              12                       1,241
  Gain on the sales of loans, net                           541               0                         541
  Other                                                      44              21                          65
                                                 ---------------------------------------------     -----------
    Total noninterest income                              2,528             216              0        2,744

NONINTEREST EXPENSES:
  Salaries and employee benefits                          2,800             808                       3,608
  Occupancy                                                 535             156                         691
  Furniture and equipment                                   354              72                         426
  Outside services                                          217             211                         428
  Postage and supplies                                      224              73                         297
  Insurance and assessments                                  87              26                         113
  Losses, writedowns, expenses - other real
     estate owned, net                                       68            (146)                        (78)
  Amortization of goodwill                                   98               0                          98
  Acquisition expense                                         0               0                           0
  Other                                                   1,436             216                       1,652
                                                 ---------------------------------------------     -----------
    Total noninterest expenses                            5,819           1,416              0        7,235
                                                 ---------------------------------------------     -----------
Income before taxes                                       3,167             709              0        3,876
Income taxes                                              1,278             265                       1,543
                                                 ---------------------------------------------     -----------
Net Income                                       $        1,889         $   444          $   0     $  2,333
                                                 =============================================     ===========
Net Income per share--Basic                      $            0.37      $     0.46                 $      0.36
Net income per share--Diluted                    $            0.37      $     0.43                 $      0.35
Weighted average shares of Common Stock                   5,161             958           307 (b)     6,426
Weighted average shares of Common Stock
       including effect of diluted stock options          5,315           1,036           332 (b)     6,683

                       See "Notes to Pro Forma Combined Statements of Income (Unaudited)"


               Pro Forma Combined Statements of Income (Unaudited)
                          YEAR ENDED DECEMBER 31, 1997

                                                      NECB            BSW         Pro Forma              Pro
(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)     (Historical)  (Historical)(a)  Adjustments            Forma
                                                                                                       Results
                                                 -----------------------------------------------------------------
INTEREST INCOME:
  Loans, including fees                          $       30,909         $ 8,963            $ 0          $ 39,872
  Securities:
  Interest                                                7,458           2,401                            9,859
  Dividends                                                 214              70                              284
   Federal funds sold and other interest                    400             159                              559
                                                 ---------------------------------------------          -----------
    Total interest income                                38,981          11,593              0            50,574

INTEREST EXPENSE:
  Deposits                                               12,599           3,926                           16,525
  Borrowed funds                                            930             489                            1,419
                                                 ---------------------------------------------          -----------
    Total interest expense                               13,529           4,415              0            17,944
Net interest income                                      25,452           7,178              0            32,630
Provision for possible loan losses                        1,248             368                            1,616
                                                 ---------------------------------------------          -----------

Net interest income after provision
  for possible loan losses                               24,204           6,810              0            31,014

NONINTEREST INCOME:
  Service charges, fees and commissions                   2,551             900                            3,451
  Investment securities gains, net                          315              74                              389
  Gain on the sales of loans, net                           860               0                              860
  Other                                                     353             159                              512
                                                 ---------------------------------------------          -----------
    Total noninterest income                              4,079           1,133              0             5,212

NONINTEREST EXPENSES:
  Salaries and employee benefits                          9,648           2,940                           12,588
  Occupancy                                               2,069             705                            2,774
  Furniture and equipment                                 1,404             336                            1,740
  Outside services                                        1,035             854                            1,889
  Postage and supplies                                      728             267                              995
  Insurance and assessments                                 187             109                              296
  Losses, writedowns, expenses - other real
     estate owned, net                                      387              59                              446
  Amortization of goodwill                                  314               0                              314
  Acquisition expense                                     2,197               0                            2,197
  Other                                                   2,562             714                            3,276
                                                 ---------------------------------------------          -----------
    Total noninterest expenses                           20,531           5,984              0            26,515
                                                 ---------------------------------------------          -----------
Income before taxes                                       7,752           1,959              0             9,711
Income taxes                                              3,117             738                            3,855
                                                 ---------------------------------------------          -----------
Net Income                                       $        4,635         $ 1,221            $ 0          $  5,856
                                                 =============================================          ===========
Net Income per share--Basic                      $            0.91      $     1.29                      $      0.92
Net income per share--Diluted                    $            0.91      $     1.26                      $      0.91
Weighted average shares of Common Stock                   5,105             946            303  (b)        6,354
Weighted average shares of Common Stock
 including effect of diluted stock options                5,175             966            310  (b)        6,451

                       See "Notes to Pro Forma Combined Statements of Income (Unaudited)"

               Pro Forma Combined Statements of Income (Unaudited)
                          YEAR ENDED DECEMBER 31, 1996


                                                      NECB            BSW         Pro Forma              Pro
(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)     (Historical)  (Historical)(a)  Adjustments            Forma
                                                                                                       Results
                                                 ---------------------------------------------------------------
INTEREST INCOME:
  Loans, including fees                          $       27,715     $     8,159            $ 0          $ 35,874
  Securities:
  Interest                                                6,480           1,349                            7,829
  Dividends                                                 350              63                              413
   Federal funds sold and other interest                    506             215                              721
                                                 ---------------------------------------------          -----------
    Total interest income                                35,051           9,786              0            44,837

INTEREST EXPENSE:

  Deposits                                               12,245           3,623                           15,868
  Borrowed funds                                            262              64                              326
                                                 ---------------------------------------------          -----------
    Total interest expense                               12,507           3,687              0            16,194
Net interest income                                      22,544           6,099              0            28,643
Provision for possible loan losses                        2,209             460                            2,669
                                                 ---------------------------------------------          -----------

Net interest income after provision
  for possible loan losses                               20,335           5,639              0            25,974

NONINTEREST INCOME:
  Service charges, fees and commissions                   1,959             933                            2,892
  Investment securities gains, net                            7              22                               29
  Gain on the sales of loans, net                         1,076               0                            1,076
  Other                                                     374             187                              561
                                                 ---------------------------------------------          -----------
    Total noninterest income                              3,416           1,142              0             4,558

NONINTEREST EXPENSES:
  Salaries and employee benefits                          8,320           2,554                           10,874
  Occupancy                                               1,836             671                            2,507
  Furniture and equipment                                 1,151             377                            1,528
  Outside services                                        1,152             701                            1,853
  Postage and supplies                                      759             288                            1,047
  Insurance and assessments                                 180             115                              295
  Losses, writedowns, expenses - other real
    estate owned, net                                       397             185                              582
  Amortization of goodwill                                  155               0                              155
  Acquisition expense                                         0               0                                0

  Other                                                   2,014             613                            2,627
                                                 ---------------------------------------------          -----------
    Total noninterest expenses                           15,964           5,504              0            21,468
                                                 ---------------------------------------------          -----------
Income before taxes                                       7,787           1,277              0             9,064
Income taxes                                              2,299             494                            2,793
                                                 ---------------------------------------------          -----------
Net Income                                       $        5,488     $       783            $ 0          $  6,271
                                                 =============================================          ===========
Net Income per share--Basic                      $            1.19  $         0.83                      $      1.07
Net income per share--Diluted                    $            1.19  $         0.83                      $      1.07
Weighted average shares of Common Stock                   4,605             941            302  (b)        5,848
Weighted average shares of Common Stock
        including effect of diluted stock options         4,625             941            302  (b)        5,868

                       See "Notes to Pro Forma Combined Statements of Income (Unaudited)"

               Pro Forma Combined Statements of Income (Unaudited)
                          YEAR ENDED DECEMBER 31, 1995


                                                      NECB           BSW         Pro Forma               Pro
(AMOUNTS IN THOUSANDS; EXCEPT PER SHARE DATA)     (Historical)  (Historical)(a)  Adjustments             Forma
                                                                                                       Results
                                                 ---------------------------------------------------------------
INTEREST INCOME:
  Loans, including fees                          $      17,360    $      8,476           $  0           $ 25,836
  Securities:
  Interest                                               3,846             770                             4,616
  Dividends                                                188              78                               266
   Federal funds sold and other interest                   713             322                             1,035
                                                 --------------------------------------------           -----------
    Total interest income                               22,107           9,646              0             31,753

INTEREST EXPENSE:
  Deposits                                               7,663           3,278                            10,941
  Borrowed funds                                            49             243                               292
                                                 --------------------------------------------           -----------
    Total interest expense                               7,712           3,521              0             11,233

Net interest income                                     14,395           6,125              0             20,520
Provision for possible loan losses                       1,200             940                             2,140
                                                 --------------------------------------------           -----------

Net interest income after provision
  for possible loan losses                              13,195           5,185              0             18,380

NONINTEREST INCOME:
  Service charges, fees and commissions                  1,611             853                             2,464
  Investment securities gains, net                          26              38                                64
  Gain on the sales of loans, net                          498               0                               498
  Other                                                    208             182                               390
                                                 --------------------------------------------           -----------
    Total noninterest income                             2,343           1,073              0              3,416

NONINTEREST EXPENSES:
  Salaries and employee benefits                         5,543           2,749                             8,292
  Occupancy                                              1,226             670                             1,896
  Furniture and equipment                                  861             394                             1,255
  Outside services                                         870             679                             1,549
  Postage and supplies                                     501             278                               779
  Insurance and assessments                                630             277                               907
  Losses, writedowns, expenses - other real
       estate owned, net                                   505             102                               607
  Amortization of goodwill                                   0               0                                 0
  Acquisition expense                                        0               0                                 0
  Other                                                  1,736             394                             2,130
                                                 --------------------------------------------           -----------
    Total noninterest expenses                          11,872           5,543              0             17,415
                                                 --------------------------------------------           -----------
Income before taxes (benefit)                            3,666             715              0              4,381
Income taxes (benefit)                                     (24)            211                               187
                                                 --------------------------------------------           -----------
Net Income                                       $       3,690    $        504           $  0           $  4,194
                                                 ============================================           ===========
Net Income per share--Basic                      $           1.19 $          0.54                       $      0.96
Net income per share--Diluted                    $           1.18 $          0.54                       $      0.96
Weighted average shares of Common Stock                  3,112             941            302  (b)         4,355
Weighted average shares of Common Stock
         including effect of diluted stock options       3,114             941            302  (b)         4,357

                       See "Notes to Pro Forma Combined Statements of Income (Unaudited)"


           Notes to Pro Forma Combined Statements of Income(Unaudited)

(a) Certain historical data of BSW have been reclassified on a pro forma basis to conform to NECB's classifications.

(b) The pro forma adjustment to average shares outstanding is based upon historical average shares outstanding of NECB plus historical average shares outstanding of BSW multiplied by an assumed conversion Exchange Ratio of 1.3204 less the historical average shares of BSW outstanding.

                       DESCRIPTION OF NECB'S CAPITAL STOCK

NECB COMMON STOCK

         NECB is authorized to issue 20,000,000 shares of NECB Common Stock, of which 5,171,626 shares were issued and outstanding as of June 23, 1998. Each share of NECB Common Stock has the same relative rights and is identical in all respects to each other share of the NECB Common Stock. Shares of NECB Common Stock are not deposits and are not insured by the FDIC.

         Holders of the NECB Common Stock are entitled to one vote per share on each matter properly submitted to shareholders, including the election of directors. Holders of the NECB Common Stock have no preemptive rights with respect to any shares that may be issued. All shares of the NECB Common Stock currently outstanding and when issued in accordance with this Prospectus, are or will be fully paid and nonassessable. Holders of the NECB Common Stock are entitled to receive dividends when and as declared by the NECB Board out of funds legally available for distribution.

         In the event of any liquidation or dissolution of NECB, the holders of the NECB Common Stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of NECB, and after payment of the liquidation preferences of all outstanding shares of preferred stock, all remaining assets of NECB available for distribution, in cash or in kind.

         The transfer agent and registrar for the NECB Common Stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016-3572.

NECB PREFERRED STOCK

         Pursuant to NECB's Amended and Restated Certificate of Incorporation, the NECB Board may, without action of the shareholders of NECB, issue from time to time up to 200,000 shares of NECB's Serial Preferred Stock ("NECB Preferred Stock") in one or more series with distinctive serial designations, preferences, limitations and other rights. No shares of NECB Preferred Stock are issued and outstanding.

         The NECB Board is authorized to determine, among other things, with respect to each series which may be issued: (i) the rate and manner of payment of dividends, if any; (ii) the par value, if any; (iii) whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the amount payable for shares in the event of liquidation, dissolution or other winding up of the corporation; (v) sinking fund provisions, if any, for the redemption or purchase of shares; (vi) the terms and conditions, if any, on which shares may be converted or exchanged; (vii) voting rights, if any; and (viii) any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the State of Delaware.

         NECB has no present plans for the issuance of any shares of NECB Preferred Stock. Accordingly, it is not possible to state the actual effect of the issuance of the NECB Preferred Stock upon the rights of holders of the NECB Common Stock until the NECB Board determines the specific rights of the holders of a series of the NECB Preferred Stock. However, such effect might include: (a) restrictions on dividends on the NECB Common Stock if dividends on NECB Preferred Stock have not been paid; (b) dilution of the voting power of the NECB Common Stock to the extent that the NECB Preferred Stock has voting rights; (c) dilution of the equity interest of the NECB Common Stock to the extent that the NECB Preferred Stock is converted into NECB Common Stock; or (d) reduction in the extent to which the Common Stock is entitled to share in NECB's assets upon liquidation until any liquidation preference granted to the holders of the NECB Preferred Stock is satisfied. Issuance of NECB Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock. Accordingly, the issuance of NECB Preferred Stock may be used as an "anti-takeover" device without further action on the part of the shareholders of NECB.

ABSENCE OF CUMULATIVE VOTING

         NECB's Amended and Restated Certificate of Incorporation prohibits cumulative voting in the election of directors. Under the Delaware General Corporation Law, shareholders do not have cumulative voting rights unless such rights are specifically provided for in the Amended and Restated Certificate of Incorporation.

         Without cumulative voting, holders of a plurality of the voting shares voting at an annual meeting will be able to elect all of the directors to be elected at that meeting, and no persons holding shares or proxies representing less than a plurality of the shares will be able to elect any director, as they might if cumulative voting were applicable. The absence of cumulative voting prevents any entity or group which has accumulated a significant minority block of shares from obtaining representation on the NECB Board, unless and until such entity or group is able to persuade enough of the remaining stockholders of NECB to vote for its representatives so that it controls a plurality of the votes cast.

MARKET FOR NECB COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

         As of June 23, 1998, there were 5,171,626 shares of NECB Common Stock issued and outstanding which were held by approximately 4,000 shareholders of record.

         NECB's Common Stock is listed on the Nasdaq NM. The following represents the high and low sale prices for each quarter since December 31, 1995 and per share dividends declared during such period:

1998
----
                                           High         Low       Dividends
                                           ----         ---       ---------
1st Quarter.........................      $26 7/8     $23 3/8       $0.09
2nd Quarter.........................      $26 1/4     $24 1/8       $0.10

1997
----
                                           High*        Low *     Dividends*
                                           ----         ---       ----------
1st Quarter.........................      $18 3/8     $14 7/8       $0.07
2nd Quarter.........................       17 1/2      15            0.08
3rd Quarter.........................       24 3/4      16 7/8        0.08
4th Quarter.........................       25 3/4      20 15/16      0.09

1996
----
                                           High*       Low*        Dividends*
                                           ----        ---         ----------
1st Quarter.........................      $11 1/4     $ 9 3/4       $0.06
2nd Quarter.........................       13          10 1/2        0.06
3rd Quarter.........................       13          11 1/2        0.06
4th Quarter.........................       15 3/8      12 5/8        0.07

* Not adjusted for 10% stock dividend paid on January 16, 1998.

         Dividends are generally declared to stockholders of record as of a date 10 to 15 days prior to the declaration date, and are generally payable within 45 days of said declaration date.

                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

         NECB is a Delaware corporation subject to the provisions of the Delaware General Corporation Law ("DGCL") and BSW is a Connecticut-chartered commercial bank subject to the provisions of the Banking Laws of Connecticut ("Connecticut Banking Law") and the CBCA when applicable. Upon consummation of the Merger, shareholders of BSW will become stockholders of NECB and their rights as stockholders of NECB will be governed by the Amended and Restated Certificate of Incorporation of NECB (the "NECB Certificate") and Bylaws of NECB (the "NECB Bylaws") and the DGCL.

         The following summary is not intended to be a complete statement of the differences affecting the rights of BSW's shareholders, but rather summarizes the differences affecting the rights of such shareholders and certain important similarities.

AUTHORIZED CAPITAL STOCK

         The NECB Certificate authorizes the issuance of up to 20,000,000 shares of NECB Common Stock, of which [ ] shares were outstanding as of the NECB Record Date, and up to 200,000 shares of NECB Preferred Stock, of which no shares are issued and outstanding. NECB Preferred Stock is issuable in series, each series having such rights and preferences as the NECB Board may fix and determine by resolution.

         The BSW Articles of Incorporation (the "BSW Articles") authorize the issuance of up to 1,300,000 shares of BSW Common Stock, of which [ ] shares were outstanding as of the BSW Record Date. BSW does not have authorized preferred stock.

ISSUANCE OF CAPITAL STOCK

         Under the DGCL, NECB may issue rights or options for the purchase of shares of capital stock of NECB. Such rights or options may be issued to directors, officers or employees of NECB or its subsidiaries and the issuance or plan pursuant to which they are issued need not be approved by the holders of NECB Common Stock. However, the Bylaws of the National Association of Securities Dealers, Inc. generally require corporations, such as NECB, with securities which are quoted on the Nasdaq NM to obtain stockholder approval for most stock compensation plans for directors, officers and key employees of the corporation. Stockholder approval of stock-related compensation plans may also be sought in certain instances in order to qualify such plans for favorable federal income tax treatment under current laws and regulations. Also, in order to continue to have its shares quoted on the Nasdaq NM, NECB is required to obtain stockholder approval for issuances of stock, such as the issuance contemplated by the Merger Agreement, which exceed 20% of its previously outstanding shares.

         Under the Connecticut Banking Law, BSW may issue rights, options or warrants for the purchase of authorized shares of capital stock of BSW. The BSW Board determines the terms upon which the rights, options or warrants are issued, their form and content and the consideration for which the shares are to be issued.

         Neither the stockholders of NECB nor the shareholders of BSW have preemptive rights.

VOTING RIGHTS

         Each share of NECB Common Stock and BSW Common Stock is entitled to one vote per share on all matters properly presented at meetings of stockholders of NECB or BSW, as the case may be. Neither the NECB Certificate nor the NECB Bylaws, nor the BSW Articles nor the Bylaws of BSW (the "BSW Bylaws"), permit stockholders to cumulate their votes in an election of directors.

DIVIDENDS AND OTHER DISTRIBUTIONS

         Under Connecticut Banking Law, subject to any restrictions contained in its articles of incorporation, and except for dividends payable in shares of its capital stock, a bank such as BSW may not declare a dividend on its capital stock except from its net profits. "Net Profits" is defined as the remainder of all earnings from current operations. The total of all dividends declared by a bank in any calendar year may not, unless specifically approved by the Banking Commissioner, exceed the total of its net profits of that year combined with its retained net profits of the preceding two years.

         Under the DGCL, NECB may, unless otherwise restricted by the NECB Certificate, pay dividends in cash, property or shares of capital stock out of surplus or, if no surplus exists, out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year (provided that such payment will not reduce capital below the amount of capital represented by classes of stock having a preference upon distribution of assets). The NECB Certificate does not currently restrict the payment of dividends.

         Under the DGCL, a corporation may repurchase or redeem its shares only out of surplus and only if such purchase does not impair capital. However, a corporation may redeem preferred stock out of capital if such shares will be retired upon redemption and the stated capital of the corporation is thereupon reduced in accordance with Delaware law.

         Under Connecticut Banking Law, BSW may, subject to the approval of the Banking Commissioner, acquire and dispose of BSW Common Stock, provided no such acquisition reduces BSW's equity capital below the minimum required for a Connecticut capital stock bank.

         For a description of the regulatory capital requirements which are applicable to BSW and NECB and regulatory limitations on the ability of NECB's banking subsidiaries to pay dividends, see the BSW 10-K and the NECB 10-K, which are incorporated in this Joint Proxy Statement-Prospectus by reference.

SIZE AND CLASSIFICATION OF BOARD OF DIRECTORS

         The NECB Bylaws provide that the NECB Board may not consist of less than three members. Each director shall hold office until the next annual meeting of the stockholders following the election and until a successor has been elected and shall qualify or until such director's death, resignation or removal.

         The BSW Bylaws provide that the size of the BSW Board shall be between eleven and twenty-one directors as determined from time to time by a resolution of the Board of Directors. In addition to the number of directorships set by the BSW Board, the BSW Bylaws provide that the President and Chief Executive Officer of BSW shall serve as an "Ex-Officio Director," having the same voting rights as any director elected by the shareholders.

         The BSW Board is divided into three classes, as nearly equal as possible. Each class is elected to serve a three year term, with one class being elected at each annual meeting. Each director holds office until his successor is duly elected and qualified.

DIRECTOR VACANCIES AND REMOVAL OF DIRECTORS

         Under the NECB Bylaws, vacancies on the NECB Board may be filled by the remaining directors then in office, although less than a quorum, and directors chosen by the NECB Board to fill vacancies or newly created directorships hold office until the next election of directors. Under the DGCL, any director or the entire Board may be removed, with or without cause, by the holders of a majority of the outstanding stock entitled to vote. Under the NECB Bylaws, any director may be removed if two-thirds of the whole NECB Board determines, at a meeting called for that purpose, that the director in question is or has engaged in activities, the nature of which have or would bring disrepute upon NECB.

         Under the BSW Bylaws, vacancies created by an increase in the number of directorships shall be filled for the unexpired term by a vote of not less than a majority of the directorships existing prior to such increase. Vacancies occurring by reason other than by increase in the number of directorships shall be filled for the unexpired term by the concurring vote of a majority of the directors remaining in office, even though such remaining directors may be less than a majority of the number of directorships (as fixed for the current year in accordance with the BSW Bylaws). Any director may be removed from office at any time, with or without cause, by the affirmative vote of an 80% majority of the issued and outstanding shares entitled to vote at any meeting of shareholders called for that purpose.

DUTIES OF DIRECTORS

         Neither the DGCL, the NECB Certificate nor the NECB Bylaws contain a specific provision elaborating on the duties of the NECB Board with respect to the best interests of NECB. The scope of the fiduciary duties of the NECB Board is thus determined by the courts of Delaware. In connection with business combination transactions, Delaware courts have permitted directors to consider various constituencies provided that there be some rationally related benefit to the stockholders.

         The CBCA requires that a director of BSW discharge his or her duties as a director in good faith, with the care of an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner such director reasonably believes to be in the best interests of BSW. In connection with the directors' consideration of certain business combination transactions, the CBCA requires that a director consider, in determining what such director reasonably believes to be in the best interests of BSW, (i) the long-term as well as the short-term interests of BSW, (ii) the interests of the shareholders, long-term as well as short-term, including the possibility that those interests may be best served by the continued independence of BSW, (iii) the interests of BSW's employees, customers, creditors and suppliers and (iv) community and societal considerations including those of any community in which any office or other facility of BSW is located. A director may also in his discretion consider any other factors he reasonably considers appropriate in determining what he reasonably believes to be in the best interests of BSW.

MEETINGS OF SHAREHOLDERS

         Pursuant to the NECB Bylaws, a special meeting of the stockholders may be called at any time by the Chairman of the NECB Board, the President or by order of a majority of the NECB Board members. At each meeting of the stockholders, the holders of record of one-third of the issued and outstanding stock of NECB entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except where otherwise provided by law, the NECB Certificate or the NECB Bylaws. At all meetings of the stockholders, a quorum being present, all matters should be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the DGCL.

         Pursuant to the BSW Bylaws, a special meeting of the shareholders may be called at any time by the Chairman of the BSW Board, by a majority of the BSW Board members or by the Chairman of the BSW Board or the Secretary upon the written request of the holders of not less than 25% of all of the outstanding capital stock of BSW entitled to vote at the meeting; provided, however, that special meetings of shareholders relating to changes in control of BSW or amendments to the BSW Articles may only be called upon direction of the BSW Board, unless otherwise required by law. The holders of a majority of the shares of the issued and outstanding stock entitled to vote at a meeting, present either in person or by proxy, shall constitute a quorum for the transaction of business at such meeting of the shareholders. Except as otherwise provided by law or the BSW Bylaws, all questions shall be decided by a vote of the holders of a majority of the shares present at any meeting of shareholders at which a quorum is present.

SHAREHOLDER NOMINATIONS OF DIRECTORS

         Nominations of persons for election to the NECB Board may be made at an annual meeting of stockholders by or at the direction of the NECB Board or by any stockholder of NECB entitled to vote for the election of directors, who is present in person or by proxy at the meeting and who complies with certain notice procedures set forth in the NECB Bylaws. Such nominations, other than those made by or at the direction of the NECB Board, must be made pursuant to timely notice in writing to the Chairman of the Nominating Committee, which may be sent in care of the Secretary of NECB. Each director will hold office for the term for which he or she is elected and until his or her successor is elected and qualified, or until such director's death, resignation or removal.

         The BSW Bylaws have similar provisions with regards to the nomination of directors. The BSW Bylaws and BSW Articles provide for election by the shareholders of three classes of directors serving staggered three-year terms

SHAREHOLDER ACTION WITHOUT A MEETING

         Under the DGCL, any action which may be taken by the NECB stockholders at any annual or special meeting of stockholders may be taken without a meeting or prior notice if consent in writing, setting forth the action to be so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

         Under Section 33-698 of the CBCA, any action which may be taken by the BSW shareholders at any annual or special meeting of the BSW shareholders may be taken without a meeting by consent in writing, setting forth the action so taken or to be taken, signed by all of the persons who would be entitled to vote upon such action at a meeting, or by their duly authorized attorneys.

AMENDMENT OF GOVERNING INSTRUMENTS

         No amendment to the NECB Certificate generally may be made unless it is first proposed by the NECB Board and thereafter approved by the holders of at least a majority of outstanding shares entitled to vote.

         The BSW Articles may be amended by BSW's shareholders in accordance with the provisions of the CBCA which generally require an affirmative vote of a majority of the shares entitled to vote.

         The NECB Bylaws may be amended either by the affirmative vote of the holders of a majority of stock issued and outstanding and entitled to vote in respect thereof or by a majority vote of the full NECB Board.

         The BSW Bylaws may be amended by the affirmative vote of a majority of the BSW Board. Any notice of a meeting of the BSW Board at which the BSW Bylaws are proposed to be amended shall include notice of such proposed action.

SALE OF ASSETS, MERGER AND CONSOLIDATIONS

         Under the DGCL, a sale, lease or exchange of all or substantially all of the property or assets of NECB requires approval first by the NECB Board and then by a majority of the outstanding stock entitled to vote thereon. A sale of less than substantially all of the assets of NECB, a merger of NECB with a company in which it owns 90% or more of the outstanding capital stock or a reclassification of NECB's securities not involving an amendment to the NECB Certificate would not require stockholder approval. Subject to the provisions of
Section 203 of the DGCL described below under "-State Antitakeover Statutes," no vote of the stockholders of NECB would be required if NECB were the surviving corporation of a merger and (i) the merger agreement does not amend the NECB Certificate, (ii) each share of stock of NECB outstanding immediately before the merger is to be an identical outstanding or treasury share of NECB stock after the merger and (iii) the number of shares of NECB Common Stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) will not exceed 20% of the shares of NECB Common Stock outstanding immediately before the merger. If NECB fails this test under the DGCL, the recommendation of the NECB Board and the approval of a majority of the total votes cast by the NECB stockholders on the proposal in person or by proxy are required to effect a merger.

         The Connecticut Banking Law requires the approval of the majority of the Board of Directors and the approval of an affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of each class of the capital stock for mergers and consolidations in which a Connecticut bank is a participating bank and for sales of all or substantially all of such a bank's property and assets.

APPRAISAL RIGHTS

         The DGCL provides appraisal rights for stockholders who dissent in a merger or consolidation, subject to certain circumstances. Where the right of appraisal is available to a stockholder objecting to such a transaction, appraisal is his or her exclusive remedy as a holder of such shares against such transactions. Stockholders of NECB do not have appraisal rights in connection with the Merger.

         Connecticut law provides dissenters' rights for shareholders of banks such as BSW, who dissent in a merger or consolidation. See "THE MERGER AGREEMENT--Dissenters' Rights."

DISSOLUTION

         Under the DGCL, voluntary dissolution of NECB requires the adoption of a resolution by a majority of the NECB Board and by the affirmative vote of the holders of a majority of the voting power of the outstanding shares entitled to vote thereon.

         Under Connecticut Banking Law, voluntary dissolution of BSW may be effectuated with the approval of the Banking Commissioner and the affirmative vote of the holders of two-thirds of the shares entitled to vote.

CONFLICT-OF-INTEREST TRANSACTIONS

         The DGCL permits transactions involving NECB and an interested director or officer of NECB so long as (i) the material facts are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to NECB at the time it is authorized by the NECB Board, a committee thereof or the stockholders.

         Similar to the DGCL, the CBCA permits transactions involving BSW and an interested director of BSW so long as (i) the transaction is approved by an affirmative vote of a majority, but no fewer than two, of those qualified directors (as defined in the CBCA) on the BSW Board or on a duly empowered committee thereof who voted on the transaction after the existence and nature of the director's conflicting interest and all facts known to him or her respecting the subject matter of the conflicting interest transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction are known or disclosed to them,
(ii) a majority of the votes entitled to be cast by the holders of all qualified shares (as defined in the CBCA) were cast in favor of the transaction after the existence and nature of the director's conflicting interest and all facts known to the interested director respecting the subject matter of the conflicting interest transaction that an ordinarily prudent person would reasonably believe to be material to a judgment about whether or not to proceed with the transaction are known or disclosed to the holders of such shares, or (iii) the transaction, judged accordingly to the circumstances at the time of commitment, is established to have been fair to BSW. Unlike the DGCL, the CBCA contains no provisions explicitly treating conflict-of-interest transactions to be undertaken by officers of BSW.

LIMITATION OF DIRECTOR LIABILITY

         The NECB Certificate contains a provision which provides that to the full extent permitted by law, no director of NECB shall have any personal liability to NECB or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the provision will not eliminate or limit the liability of a director in certain circumstances. Specifically, liability will not be eliminated or limited (i) for any breach of the director's duty of loyalty to NECB or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;
(iii) for any unlawful payment of dividends, unlawful stock purchase or unlawful redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

         Under the Connecticut Banking Law, banks are permitted to include in their articles of incorporation provisions limiting the personal liability of their directors to the bank or its shareholders for monetary damages for breach of duty as a director, to an amount that is not less than the compensation received by the director for serving such bank during the year of the violation. Under the Connecticut Banking Law, such limitation cannot apply in certain situations. The BSW Articles do not contain any such provisions regarding limitation of liability.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The DGCL, the NECB Bylaws and the NECB Certificate authorize NECB to indemnify officers, directors and certain individuals associated with NECB. In general, Article V of the NECB Bylaws and Article VII of the NECB Certificate require NECB, to the full extent permitted by Section 145 of the DGCL, to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative or investigative (other than an action by or in the right of NECB) by reason of the fact that such person is or was a director, officer, employee or agent of NECB, or is or was serving at the request of NECB as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Under Delaware law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

         The BSW Bylaws provide for indemnification of BSW's directors, officers, employees, shareholders and agents of BSW and eligible outside parties, for any judgments, fines, penalties, amounts paid in settlement and reasonable expenses incurred, including attorney's fees, for any proceeding involving BSW for which such person was made a party, and as such was either: successful on the merits, acted in good faith and in a manner reasonably expected to be in the best interests of BSW. Such right to indemnification shall become effective only upon consent in writing signed by a majority of the BSW Board who were not a party to the proceeding. No indemnification shall be provided for any person made a party to any action by or in the right of BSW; however, indemnification in such a matter will be mandatory as to: a party adjudged not to have breached his duty to the corporation or where a court has upon application determined that in view of all the circumstances such person is fairly and reasonably entitled to be indemnified and then for such amount as a court shall determine.

         Notwithstanding the foregoing, the BSW Bylaws provide that the current indemnification provisions set forth in Connecticut statutory law shall govern with respect to the foregoing. Under the current Connecticut law, a corporation may indemnify an individual made a party to a proceeding because he or she was a director against liability incurred in the proceeding (a) if such individual conducted himself or herself in good faith and (b) such individual reasonably believed in the case of conduct in his or her official capacity with the corporation that his or her conduct was in the best interests of the corporation and in all other cases, that his or her conduct was not opposed to the best interests of the corporation and (c) in the case of a criminal proceeding, that such individual had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. An officer of the corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification under the CBCA, in each case to the same extent as a director. The corporation may indemnify and advance expenses under the CBCA to an officer, employee or agent of the corporation who is not a director to the same extent as to a director.

STATE ANTITAKEOVER STATUTES

         Section 203 of the DGCL ("Section 203") prohibits a "business combination" (as defined in Section 203, generally including mergers, certain sales and leases of assets, issuances of securities and similar transactions) by a corporation or a subsidiary with an "interested stockholder" (as defined in Section 203, generally the beneficial owner of 15 percent or more of a corporation's voting stock) within three years after the person or entity becomes an interested stockholder, unless (i) prior to the person or entity becoming an interested stockholder, the business combination or the transaction pursuant to which such person or entity became an interested stockholder is approved by the board of directors of the corporation, (ii) upon the consummation of the transaction in which the person or entity became an interested stockholder, the interested stockholder holds at least 85 percent of the voting stock of the corporation (excluding for purposes of determining the number of shares outstanding, shares held by persons who are both officers and directors of the corporation and shares held by certain employee benefit plans) or (iii) after the person becomes an interested stockholder the business combination is approved by the corporation's board of directors and by the holders of at least two-thirds of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder.

         The CBCA provides that any business combination (as generally defined in Section 33-840(4) of the CBCA, to include (A) any merger, consolidation or share exchange with (i) any interested shareholder (as defined below) or (ii) any other domestic or foreign corporation whether or not itself an interested shareholder, which is, or after the merger, consolidation or share exchange would be, an affiliate or associate of an interested shareholder that was an interested shareholder prior to the transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, other than in the usual and regular course of business, in one transaction or a series of transactions in any twelve-month period, to any interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation or any of its subsidiaries, of any assets of the corporation or any subsidiary having an aggregate book value of 10% or more of the total market value of the outstanding shares of the corporation or of its net worth, (C) the issuance or transfer by the corporation, or any subsidiary, of any equity securities of the corporation or any subsidiary which have an aggregate value of 5% or more of the total market value of the outstanding shares of the corporation to any "interested shareholder" (generally defined as the beneficial owner of 10% or more of the voting power of the outstanding shares of voting stock of a corporation) or any affiliate or associate of any interested shareholder, (D) the adoption of any resolution for the liquidation or dissolution or any subsidiary proposed by or on behalf of an interested shareholder or any affiliate or associate of any interested shareholder, other than the corporation or any of its subsidiaries; or (E) any reclassification of securities, as defined therein, in each case subject to certain limitations) must, with certain exceptions, be approved by the board of directors and the affirmative vote of at least the holders of 80% of the voting power of the outstanding shares of the voting stock of the corporation and the holders of two-thirds of the voting power of the outstanding shares of voting stock of the corporation other than voting stock held by the interested shareholder who is, or whose affiliate or associate is, a party to the business combination or held by an affiliate or associate of the interested shareholder. This supermajority voting provision will not be applicable if (A) all of the conditions set forth in Section 33-842(b) of the CBCA are met or (B) if the board of directors approves the business combination prior to the time the interested shareholder became an interested shareholder, unless the certificate of incorporation otherwise.

         The CBCA has a second business combination statute set forth in Sections 33-843 to 33-845. Pursuant to this statute, a resident domestic corporation (as defined in Section 33-843(11) of the CBCA) may not engage in a business combination (which is defined similarly to the definition contained in Section 33-840(4) of the CBCA) with an interested shareholder of such corporation for a period of five years following the date that the interested shareholder became such unless such business combination or the purchase of stock made by such interested person on the date that the interested shareholder became such is approved by the board of directors of such corporation and by a majority of the nonemployee directors, of which there must be at least two, prior to such interested shareholder's stock acquisition date. The provisions of
Section 33-844 of the CBCA shall not apply to the exceptions listed in Section 33-845 of the CBCA.

                             VALIDITY OF SECURITIES

         The validity of the NECB Common Stock to be issued in connection with the Merger will be passed upon for NECB by Day, Berry & Howard LLP, Hartford, Connecticut, counsel to NECB.

                                     EXPERTS

         The financial statements of NECB, as of December 31, 1997, 1996 and 1995 and for the years then ended included in the NECB 10-K have been audited by Shatswell, MacLeod & Company, P.C., independent accountants, as set forth in their report thereon dated January 29, 1998, except for Note 2, as to which the date is February 10, 1998. Such financial statements are incorporated herein by reference in reliance on such report of Shatswell, MacLeod & Company, P.C., given on the authority of said firm as experts in auditing and accounting.

         The balance sheets of BSW as of December 31, 1997 and 1996 and the statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997 included in the BSW Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon dated January 23, 1998, except for Note 15, as to which the date is March 19, 1998, incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on such report of Arthur Andersen LLP, given on the authority of said firm as experts in auditing and accounting.

         A representative of Arthur Anderson LLP is expected to be present at the BSW Special Meeting. At this meeting, such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Any proposal which a NECB stockholder wishes to have included in the proxy materials for the 1999 NECB annual meeting must be presented to NECB no later than November 20, 1998.

         Any proposal which a BSW shareholder wishes to have included in the proxy materials for the 1999 BSW annual meeting, if it is held, must be presented to BSW no later than January 22, 1999.

                                  OTHER MATTERS

         As of the date of this Joint Proxy Statement-Prospectus, neither the NECB Board nor the BSW Board knows of any other matters which may come before the respective Special Meetings. If any matters other than those referred to in this Joint Proxy Statement-Prospectus should properly come before either of such meetings, it is the intention of each person named in the enclosed form of proxy to vote each proxy with respect to such matters in accordance with his or her best judgement.

                                                                      Appendix A



                          PLAN AND AGREEMENT OF MERGER



                                  By and Among


                       New England Community Bancorp, Inc.


                                       and


                        New England Bank & Trust Company


                                       and


                              Bank of South Windsor




                     --------------------------------------


                           Dated as of March 19, 1998


                   ------------------------------------------

                                TABLE OF CONTENTS

ARTICLE 1 - THE MERGER.......................................................1

         1.01.    THE MERGER.................................................1
         1.02.    EFFECTIVE TIME.............................................2
         1.03.    EFFECT OF THE MERGER.......................................2
         1.04.    CONVERSION OF BSW COMMON STOCK.............................2
         1.05.    DISSENTERS' RIGHTS.........................................3
         1.06.    CONVERTING STOCK OPTIONS...................................4
         1.07.    OTHER MATTERS..............................................4
         1.08.    DIRECTORS..................................................5
         1.09.    ACCOUNTHOLDER ACCOUNTS.....................................5
         1.10.    TAX CONSEQUENCES...........................................5
         1.11.    CERTAIN AGREEMENTS.........................................5

ARTICLE II - EXCHANGE OF SHARES..............................................6

         2.01.    THE COMPANY TO MAKE MERGER CONSIDERATION AVAILABLE.........6
         2.02.    EXCHANGE OF SHARES.........................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF BSW..........................8

         3.01.    CORPORATE ORGANIZATION.....................................8
         3.02.    CAPITALIZATION.............................................8
         3.03.    AUTHORITY; NO VIOLATION....................................9
         3.04.    CONSENTS AND APPROVALS....................................10
         3.05.    FINANCIAL STATEMENTS......................................10
         3.06.    ABSENCE OF UNDISCLOSED LIABILITIES........................10
         3.07.    ABSENCE OF CERTAIN CHANGES OR EVENTS......................10
         3.08.    LOAN PORTFOLIO............................................13
         3.09.    INVESTMENTS...............................................13
         3.10.    TITLE TO PROPERTIES.......................................14
         3.11.    LEASES....................................................14
         3.12.    TRADEMARKS; TRADE NAMES...................................15
         3.13.    LEGAL PROCEEDINGS.........................................15
         3.14.    COMPLIANCE WITH APPLICABLE LAWS...........................15
         3.15.    ABSENCE OF QUESTIONABLE PAYMENTS..........................15
         3.16.    TAXES.....................................................16
         3.17.    EMPLOYEE BENEFIT AND OTHER PLANS..........................16
         3.18.    CONTRACTS AND COMMITMENTS; NO DEFAULTS....................17
         3.19.    BSW REPORTS...............................................19

         3.20.    ENVIRONMENTAL MATTERS.....................................19
         3.21.    BSW INFORMATION...........................................20
         3.22.    INSURANCE.................................................20
         3.23.    POWERS OF ATTORNEY; GUARANTEES............................20
         3.24.    BROKER'S FEES.............................................20
         3.25.    AGREEMENTS WITH REGULATORY AGENCIES.......................20
         3.26.    MATERIAL INTERESTS OF CERTAIN PERSONS.....................20

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................21

         4.01.    CORPORATE ORGANIZATION....................................21
         4.02.    CAPITALIZATION............................................22
         4.03.    AUTHORITY; NO VIOLATION...................................22
         4.04.    CONSENTS AND APPROVALS....................................23
         4.05.    FINANCIAL STATEMENTS......................................23
         4.06.    BROKER'S FEES.............................................24
         4.07.    ABSENCE OF CERTAIN CHANGES OR EVENTS......................24
         4.08.    LEGAL PROCEEDINGS.........................................25
         4.09.    SEC REPORTS...............................................25
         4.10.    COMPANY INFORMATION.......................................25
         4.11.    COMPLIANCE WITH APPLICABLE LAW............................26
         4.12.    ABSENCE OF QUESTIONABLE PAYMENTS..........................26
         4.13.    TAXES.....................................................26
         4.14.    EMPLOYEE BENEFIT AND OTHER PLANS..........................27
         4.15.    NO DEFAULTS...............................................28
         4.16.    AGREEMENTS WITH REGULATORY AGENCIES.......................28
         4.17.    REGULATORY APPROVALS......................................28
         4.18.    ENVIRONMENTAL MATTERS.....................................28
         4.19.    NOT AN "INTERESTED SHAREHOLDER"...........................29

ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS.......................29

         5.01.    COVENANTS OF BSW..........................................29
         5.02.    COVENANTS OF THE COMPANY..................................32

ARTICLE VI - ADDITIONAL AGREEMENTS..........................................33

         6.01.    REGULATORY MATTERS........................................33
         6.02.    ACCESS TO INFORMATION.....................................34
         6.03.    SHAREHOLDER APPROVALS.....................................35
         6.04.    LEGAL CONDITIONS TO MERGER................................35
         6.05.    AFFILIATES................................................35
         6.06.    STOCK LISTING.............................................36

         6.07.    EMPLOYEE MATTERS..........................................36
         6.08.    FINANCIAL STATEMENTS......................................36
         6.09.    ADDITIONAL AGREEMENTS.....................................36
         6.10.    DISCLOSURE SUPPLEMENTS....................................37
         6.11.    CURRENT INFORMATION.......................................37
         6.12.    ENVIRONMENTAL ASSESSMENT..................................38
         6.13.    PUBLIC ANNOUNCEMENTS......................................38

ARTICLE VII - CONDITIONS PRECEDENT..........................................38

         7.01.    CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER
                  THIS AGREEMENT............................................38
         7.02.    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY UNDER
                  THIS AGREEMENT............................................39
         7.03.    CONDITIONS TO THE OBLIGATIONS OF BSW UNDER
                  THIS AGREEMENT............................................42

ARTICLE VIII - CLOSING .....................................................43

         8.01.    TIME AND PLACE............................................43
         8.02.    DELIVERIES AT THE CLOSING.................................43

ARTICLE IX - TERMINATION AND AMENDMENT......................................43

         9.01.    TERMINATION...............................................43
         9.02.    EFFECT OF TERMINATION.....................................45
         9.03.    AMENDMENT.................................................45
         9.04.    EXTENSION; WAIVER.........................................46

ARTICLE X - MISCELLANEOUS...................................................46

         10.01.   EXPENSES..................................................46
         10.02.   FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES.............46
         10.03.   NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES............48
         10.04.   INDEMNIFICATION AND DIRECTORS' AND OFFICERS'
                  INSURANCE.................................................48
         10.05.   NOTIFICATION OF CERTAIN MATTERS...........................49
         10.06.   NOTICES...................................................50
         10.07.   PARTIES IN INTEREST.......................................50
         10.08.   GRANT OF STOCK OPTION.....................................51
         10.09.   COMPLETE AGREEMENT........................................51
         10.10.   COUNTERPARTS..............................................51
         10.11.   GOVERNING LAW.............................................51
         10.12.   HEADINGS..................................................51

                          PLAN AND AGREEMENT OF MERGER

         PLAN AND AGREEMENT OF MERGER, dated as of March 19, 1998, by and among New England Community Bancorp, Inc., a Delaware corporation (the "Company"), New England Bank & Trust Company, a Connecticut-chartered commercial bank and a wholly-owned subsidiary of the Company (the "Bank"), and Bank of South Windsor, a Connecticut-chartered commercial bank ("BSW").

         WHEREAS, the Boards of Directors of the Company, the Bank and BSW have determined that it is in the best interests of their respective institutions and shareholders to consummate the business combination transaction provided for herein in which BSW will, subject to the terms and conditions set forth herein, merge with and into the Bank, with the Bank being the surviving corporation in the merger (the "Merger"); and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.01. THE MERGER. In accordance with the provisions of this Agreement and of the banking laws of Connecticut, including Section 36a-125 of the Connecticut General Statutes ("C.G.S."), at the Effective Time as defined by
Section 1.02, BSW shall be merged with and into the Bank, the separate corporate existence of BSW shall cease, and the Bank shall continue its corporate existence as the resulting corporation in the Merger (the "Resulting Corporation") as a Connecticut-chartered commercial bank under the name "New England Bank & Trust Company" with all of the powers provided to such banks under the laws of the State of Connecticut. Also at the Effective Time, all the outstanding shares of common stock, $5.00 par value, of BSW ("BSW Common Stock") (except for (i) shares held by BSW as treasury shares, (ii) shares owned by any direct or indirect subsidiary of BSW, (iii) shares held by the Company or the Bank other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been asserted) will be converted into the right to receive consideration in shares of the Class A common stock, $.l0 par value, of the Company ("Company Common Stock"), without interest, in the manner specified in Section 1.04 and Article II hereof, and each outstanding share of common stock, $5.00 par value, of the Bank ("Bank Common Stock") and Company Common Stock, respectively, shall remain outstanding and continue to be one fully paid and nonassessable share of Common Stock of the Resulting Corporation and of the Company, respectively.

         1.02. EFFECTIVE TIME. The Merger shall become effective at 11:59 p.m., Eastern Time, on the date on which a copy of this Agreement certified by the Banking Commissioner of the State of Connecticut (the "Commissioner"), along with the Commissioner's approval of the Merger, is filed with the Secretary of State of the State of Connecticut (the "Secretary") (the "Effective Time").

         1.03. EFFECT OF THE MERGER. At and after the Effective Time and by virtue of the Merger, the Resulting Corporation shall possess all the rights, privileges, powers and franchises of BSW and the entire assets, business and franchises of BSW shall be vested in the Resulting Corporation without any deed or transfer, provided the parties may execute such deeds or instruments of conveyance as may be convenient to confirm the same. The Resulting Corporation shall assume and be liable for all debts, accounts, undertakings, contractual obligations and liabilities of BSW and shall exercise and be subject to all the duties, relations, obligations, and trusts of BSW, whether as debtor, depository, registrar, transfer agent, executor, administrator, trustee or otherwise, and shall be liable to pay and discharge all such debts and liabilities, to perform such duties and to administer all such trusts in the same manner and to the same extent as if the Resulting Corporation had itself incurred the obligation or liability or assumed the duty, relation or trust, and all rights of creditors and all liens upon the property of BSW shall be preserved unimpaired and the Resulting Corporation shall be entitled to receive, accept, collect, hold and enjoy any and all gifts, bequests, devises, conveyances, trusts and appointments in favor of or in the name of BSW whether made or created to take effect prior to or after the Merger and the same shall inure to and vest in the Resulting Corporation. In addition to the foregoing, the Merger shall have such other effects as may be provided under the laws of the State of Connecticut.

         1.04.    CONVERSION OF BSW COMMON STOCK.

                  (a) At the Effective Time, each share of BSW Common Stock issued and outstanding immediately prior to the Effective Time (except for (i) shares held by BSW as treasury shares, (ii) shares owned by any direct or indirect subsidiary of BSW, (iii) shares held by the Company, or the Bank, other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares as to which dissenters' rights have been asserted) shall, by virtue of the Merger and this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for Merger consideration ("Per Share Merger Consideration") consisting of 1.3204 shares of Company Common Stock (the "Exchange Ratio"), and cash in lieu of fractional shares, subject to adjustment as described in Section 1.04(b).

                  (b) The Exchange Ratio shall be adjusted to result in an amount equal to $31.00 per share of BSW Common Stock in the event that
         (i) the product of the Average Closing Price, as hereinafter defined, multiplied by the Exchange Ratio is less than $31.00 and (ii) the percentage decline in the closing price of Company Common Stock from the date hereof to the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Price Period") exceeds the percentage decline in the average closing share price of those institutions as reported in the SNL Securities LLC New England Banks Index, by more than ten percent (10.0%) for the Price Period. The "Average Closing Price" shall be defined as the average of the daily per share closing prices of Company Common Stock supplied by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") and reported in the WALL STREET JOURNAL as of the end of the twenty (20) consecutive trading-day period ending on the date on which the last of the regulatory approvals required for the consummation of the Merger occurs (the "Average Closing Price").

                  (c) At the Effective Time, all of the shares of BSW Common Stock converted into Company Common Stock pursuant to Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of BSW Common Stock shall thereafter represent the right to receive the Per Share Merger Consideration into which the share of BSW Common Stock represented by such Certificate has been converted pursuant to this Section 1.04 and Section 2.02(d) hereof. Certificates previously representing shares of BSW Common Stock shall be exchanged for certificates representing whole shares of Company Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.02 hereof, without any interest thereon. If prior to the Effective Time the Company should split or combine its common stock, or a record date occurs with respect to the payment of a stock dividend or other distribution in such common stock, then the Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

                  (d) At the Effective Time, (i) all shares of BSW Common Stock that are owned by BSW as treasury shares, (ii) all shares of BSW Common Stock that are owned directly or indirectly by any subsidiary of BSW, and (iii) shares of BSW Common Stock held by the Company or the Bank other than in a fiduciary or trust capacity for the benefit of third parties shall be canceled and shall cease to exist and no stock of the Company or other consideration shall be delivered in exchange therefor.

         1.05 DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, shares of BSW Common Stock which are issued and outstanding immediately prior to the Effective Time and which are owned by shareholders who: (a) pursuant to applicable law, deliver to BSW, before the taking of the vote of BSW's shareholders on the Merger, written demand for the appraisal of their shares, if the Merger is effected; and (b) whose shares are not voted in favor of the Merger, nor consented thereto in writing (the "Dissenting Shares"), shall not be converted into Merger consideration as provided in Section 1.04, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal and payment under applicable law. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, BSW Common Stock of such holder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, Merger Consideration determined pursuant to Section 1.04 and
Section 2.02(d) hereof.

         1.06.    CONVERTING STOCK OPTIONS.

                  (a) At the Effective Time, Stock Options (as defined in
         Section 3.02) pursuant to the 1990 Non-Qualified Stock Option Plan which are outstanding and unexercised immediately prior to the Effective Time shall cease to represent a right to acquire shares of BSW Common Stock and shall be converted automatically into an option to purchase shares of Company Common Stock as provided below:

                     (i) The number of shares of Company Common Stock to be
                  subject to the new option shall be equal to the product of the number of shares of BSW Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Company Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                     (ii) The exercise price per share of Company Common Stock
                  under the new option shall be equal to the exercise price per share of BSW Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

                     (iii) The duration and other terms of the new option shall be the same as the original option, except that all references to BSW shall be deemed to be references to the Company.

                  (b) At the Effective Time, Stock Options pursuant to the 1997 Incentive Stock Option Plan which are outstanding and exercisable by their terms immediately prior to the Effective Time shall cease to represent a right to acquire shares of BSW Common Stock and shall be converted automatically into the right to receive in settlement for each such Stock Option shares of Company Common Stock in a number equal to the quotient of (a) the excess, if any, of (i) the product of (A) the Average Closing Price times (B) the Per Share Merger Consideration minus (ii) the per share exercise price of such Stock Option, multiplied by (iii) the number of shares of BSW Common Stock covered by such Stock Option divided by (b) the Average Closing Price. All such Stock Options shall be canceled and of no further effect as of the Effective Time.

         1.07. OTHER MATTERS. At and after the Effective Time: (i) the Resulting Corporation's main office shall continue to be located in Windsor, Connecticut,
(ii) except as provided in Section 1.08 hereof, the Directors and officers of the Bank who are holding office immediately prior to the Effective Time shall continue to be the Resulting Corporation's Directors and officers, (iii) the Certificate of Incorporation and Bylaws of the Bank existing immediately prior to the Effective Time shall continue to be the Certificate of Incorporation and Bylaws of the Resulting Corporation, (iv) the authorized capital stock of the Resulting Corporation at the Effective Time shall consist of 350,000 shares of common stock, $5.00 par value per share, and no shares of preferred stock, as provided in the Certificate of Incorporation of the Bank, and (v) the minimum and maximum number of Directors of the Resulting Corporation shall be as set forth in the Certificate of Incorporation and Bylaws of the Resulting Corporation.

         1.08. DIRECTORS. At the Effective Time, the Company shall provide for the election of two BSW Directors, as selected by the Company after consultation with BSW, to the Board of Directors of the Company and two BSW Directors, as selected by the Company after consultation with BSW, to the Board of Directors of the Resulting Corporation. The Company further agrees to nominate said BSW Directors for re-election at the 1999 Annual Meeting of the shareholders of the Company and of the shareholder of the Resulting Corporation, subject to their continued qualification under the Company's and the Resulting Corporation's general criteria for Directors. The Company further agrees, within three months after the Effective Time, to establish a South Windsor Advisory Board (the "Advisory Board") the members of which will include all BSW Directors holding office immediately prior to the Effective Time who shall elect to become members of the Advisory Board.

         1.09. ACCOUNTHOLDER ACCOUNTS. Upon the Effective Time, subject to any contractual provisions in effect between BSW and its accountholders, the Resulting Corporation shall provide to each accountholder of BSW, without charge, an account or accounts in the Resulting Corporation which shall be equal in value to the deposit account or accounts held by such accountholder in BSW at such time. To the extent practicable, but without requiring that the Resulting Corporation establish any new types of accounts, or to change the terms of the types of accounts which the Bank had established prior to the Effective Time, the accounts provided by the Resulting Corporation to the accountholders of BSW shall be selected from among the types of accounts which were made available by the Bank to its depositors prior to the Effective Time with a view toward ensuring that the accounts provided by the Resulting Corporation to the accountholders of BSW shall be comparable to the deposit accounts which were held by such accountholders in BSW prior to the Merger.

         1.10. TAX CONSEQUENCES. It is intended that the Merger shall constitute a Merger within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a tax-free "plan of Merger" for the purposes of Section 368 of the Code.

         1.11. CERTAIN AGREEMENTS. In order to protect the integrity of this Agreement, as of the date of this Agreement, (i) the Company and BSW are entering into a Stock Option Agreement, as described in Section 10.08 of this Agreement, and (ii) the Company and certain shareholders of BSW are entering into agreements (the "Shareholder Agreements") whereby such shareholders agree to take or refrain from certain actions.

                                   ARTICLE II
                               EXCHANGE OF SHARES

         2.01. THE COMPANY TO MAKE MERGER CONSIDERATION AVAILABLE. At or prior to the Effective Time, the Company shall deposit, or shall cause to be deposited, with a bank or trust company selected by the Company (the "Exchange Agent"), for the benefit of the holders of Certificates, for exchange in accordance with this Article II, certificates representing the shares of Company Common Stock sufficient to pay the Merger consideration provided for in Section
1.04 (the"Merger Consideration") (such certificates for shares of Company Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued and paid pursuant to Section 2.02(a) in exchange for outstanding shares of BSW Common Stock.

         2.02.    EXCHANGE OF SHARES.

                  (a) As soon as practicable after the Effective Time, and in no event later than five business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration into which the shares of BSW Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Company Common Stock to which such holder of BSW Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled.

                  (b) At the Effective Time and until so surrendered and exchanged, each such Certificate other than Certificates representing
         (i) all shares of BSW Common Stock that are owned by BSW as treasury shares, (ii) all shares of BSW Common Stock that are owned directly or indirectly by any subsidiary of BSW, (iii) shares of BSW Common Stock held by the Company or the Bank other than in a fiduciary or trust capacity for the benefit of third parties, and (iv) shares of BSW as to which dissenters' rights have been asserted, shall represent solely the right to receive Merger Consideration as provided for in this Agreement. If Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of BSW of the shares of BSW Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Exchange Agent for transfer, they shall be canceled and exchanged for Merger Consideration as provided in this Article II.

                  (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Company Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder. In lieu of the issuance of any such fractional share, each former shareholder of BSW who otherwise would be entitled to receive a fractional share of Company Common Stock shall be entitled to receive an amount in cash determined by multiplying (i) the Average Closing Price of Company Common Stock as defined in Section 1.04 hereof by (ii) the fraction of a share of Company Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.04 hereof.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of BSW for 12 months after the Effective Time shall be paid to the Company. Any shareholders of BSW who have not theretofore surrendered their Certificates shall thereafter look only to the Company for payment of Merger Consideration deliverable in respect of each share of BSW Common Stock represented by a Certificate not surrendered pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Company, the Bank, BSW, the Exchange Agent or any other person shall be liable to any former holder of shares of BSW Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF BSW

         BSW hereby represents and warrants to the Bank and the Company as follows:

         3.01.    CORPORATE ORGANIZATION.

                  (a) BSW is a state bank and trust company duly organized, validly existing and in good standing under the laws of the State of Connecticut. BSW has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. BSW has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The accounts of depositors of BSW are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation (the "FDIC") in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of BSW's Certificate of Incorporation and Bylaws, each certified by an officer of BSW as of the date of this Agreement, which are being delivered to the Company herewith, are complete and correct copies in effect as of the date of this Agreement. Except as listed on the attached SCHEDULE 3.01(a), BSW does not have any wholly owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or more of such entity's total equity.

                  (b) As used in this Agreement, the word "Subsidiary", when used with respect to any party, means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial purposes. Each Subsidiary of BSW is wholly owned by BSW and is duly organized, validly existing and in good standing under the laws of the State of its incorporation and has all corporate power and authority required to own or lease all of its properties and assets and to carry on its business as being conducted on the date hereof. For purposes of this Agreement, all representations and warranties of BSW pertaining to its business, operations and financial condition shall be deemed to include the business, operations and financial condition of BSW and its Subsidiaries taken as a whole.

                  (c) BSW's minute books contains complete and accurate records of all meetings through January 31, 1998, and other corporate actions of its shareholders and its Board of Directors (including committees of its Board of Directors).

         3.02. CAPITALIZATION. The authorized capital stock of BSW consists solely of 1,300,000 shares of BSW Common Stock. As of the date of this Agreement, there were 958,289 shares of BSW Common Stock issued and outstanding, no shares held in BSW's treasury and 126,040 shares reserved for issuance upon exercise of outstanding stock options (the "Stock Options") pursuant to the 1990 Non-Qualified Stock Option Plan and the 1997 Incentive Stock Option Plan

(the "BSW Stock Option Plans"). All issued and outstanding shares of BSW Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Section 3.02, BSW does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BSW capital stock or any security representing the right to purchase or otherwise receive any capital stock of BSW. None of the shares of capital stock of BSW has been issued in violation of the preemptive rights of any person. Except as provided for in this Agreement, there are no agreements of record or of which BSW is aware among any of the BSW shareholders relating to rights to own, vote or dispose of BSW Common Stock.

         3.03.    AUTHORITY; NO VIOLATION.

                  (a) BSW has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by BSW and the consummation by BSW of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of BSW and a certified copy of the Board resolution reflecting such approval is attached hereto as SCHEDULE 3.03(a). The Board of Directors of BSW has directed that this Agreement and the transactions contemplated hereby be submitted to BSW's shareholders for consideration at a meeting of such shareholders and, except for the adoption of this Agreement by the requisite vote of BSW's shareholders, no other corporate proceedings on the part of BSW are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by BSW and (assuming adoption of the Agreement by the requisite vote of BSW's shareholders and the due authorization, execution and delivery by the Bank and the Company, and also subject to the receipt of the requisite regulatory approvals) constitutes a valid and binding obligation of BSW, enforceable against BSW in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) Neither the execution and delivery of this Agreement by BSW, nor the consummation by BSW of the transactions contemplated hereby, nor compliance by BSW with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of BSW or (ii) assuming that the consents and approvals referred to in Section 3.04 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BSW, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of BSW under any of the terms or conditions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BSW is a party, or by which it or any of its properties or assets may be bound or affected.


         3.04. CONSENTS AND APPROVALS. Except for consents, approvals, filings or registrations which may be required of or with the Commissioner, the FDIC, any other applicable governmental authorities and the shareholders of BSW, no consents or approvals of or filings or registrations with any third party or any public body or authority are necessary in connection with (a) the execution and delivery by BSW of this Agreement or (b) the consummation of the Merger and the other transactions contemplated hereby, insofar as they relate to any actions required of BSW.

         3.05. FINANCIAL STATEMENTS. BSW has previously delivered to the Company accurate and complete copies of (a) the balance sheets of BSW as of December 31 of each of the three fiscal years 1995 through 1997, inclusive, and the related statements of operations, statements of shareholders' equity, and statements of cash flows for the periods then ended, in each case accompanied by the report of BSW's independent certified public accountants, and (b) all management letters from such accountants delivered to BSW since January 1, 1995. Each of the financial statements referenced above ("Financial Statements") has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with other periods, except as otherwise noted therein or in notes thereto, and fairly presents in all material respects the financial condition or income of BSW as at the date thereof and for the period covered thereby. Except as and to the extent reflected or reserved in the balance sheets included in the Financial Statements or notes thereto or as described in the Schedules hereto, BSW did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in balance sheets or notes thereto prepared in accordance with generally accepted accounting principles ("GAAP"). The books and records of BSW have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

         3.06. ABSENCE OF UNDISCLOSED LIABILITIES. Except for the transactions contemplated by this Agreement, BSW has not incurred any liability (contingent or otherwise) that is material to BSW or that, when combined with all similar liabilities, would be material to BSW, except as disclosed in the notes to BSW's December 31, 1997 balance sheet or as described in the Schedules hereto, and except for commitments and contingencies incurred in the ordinary course of business.

         3.07.    ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except as set forth in SCHEDULE 3.07(a) or elsewhere in the Schedules delivered by BSW, since December 31, 1997, there has not been:

                     (1) any material adverse change in the business,
                  operations, properties, assets or financial condition of BSW and no fact or condition exists which BSW believes will cause such a material adverse change in the future;


                     (2) any loss (for purposes of this subsection 3.07(a)(2),
                  "loss" shall not mean a loan loss), damage, destruction or other casualty materially and adversely affecting any of the significant properties, assets or business of BSW (whether or not covered by insurance);

                     (3) any increase in the compensation payable by BSW to any of its employees whose total compensation after such increase was in excess of $50,000 per annum, or to any of its Directors or officers or any bonus, service award or other like benefit granted, made or accrued to the credit of any such Director, officer or employee, or any welfare, pension, retirement, severance or similar payment or arrangement made or agreed to by BSW for the benefit of any such Director, officer or employee;

                     (4) any change in any method of accounting or accounting
                  practice of BSW other than as may have been required in accordance with GAAP;

                     (5) any rescheduling or moratorium on payments, or writing off as uncollectible of any individual loan in excess of $50,000, or loans in the aggregate in excess of $200,000, or any portion thereof; or

                     (6) any agreement or understanding, whether in writing or
                  otherwise, of BSW to do any of the foregoing.

                  (b) Except as set forth in SCHEDULE 3.07(b) since December 31, 1997, BSW has not:

                     (1) issued or sold any promissory notes, stock, bonds or
                  other corporate securities of which it is the issuer other than securities issued upon exercise of Stock Options;

                     (2) discharged or satisfied any lien or encumbrance or paid or satisfied any obligation or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) in an amount greater than $25,000, other than current liabilities shown on the December 31, 1997 balance sheet (the "1997 Balance Sheet") and current liabilities incurred since December 31, 1997 in the ordinary course of business or in connection with the transactions contemplated hereby;

                     (3) declared, paid or set aside for payment any dividend or other distribution (whether in cash, stock or property) in respect of its capital stock;

                     (4) split, combined or reclassified any shares of its
                  capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or other securities;


                     (5) sold, assigned, or transferred any of its assets (real, personal or mixed, tangible or intangible), canceled any debts or claims or waived any rights of substantial value, except, in each case, in the ordinary course of business;

                     (6) sold, assigned, transferred or permitted to lapse any
                  material patents, trademarks, trade names, copyrights or other similar assets, including applications or licenses therefor;

                     (7) paid any amounts or incurred any liability to or in
                  respect of, or sold any properties or assets (real, personal or mixed, tangible or intangible) to, or engaged in any transaction or entered into any agreement or arrangement with, any corporation or business in which BSW or any of its officers or Directors, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act")) of any such person, has any direct or indirect interest which would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission;

                     (8) entered into or amended any collective bargaining
                  agreement or suffered any material strike, work stoppage, slow down, or other labor disturbance;

                     (9) amended its Certificate or Incorporation or Bylaws, or any provision thereof, or proposed any such amendment;

                     (10) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligation or liability (absolute or contingent), except for borrowings from the Federal Home Loan Bank of Boston or other borrowings in the ordinary course of business;

                     (11) waived any rights of value which in the aggregate are material considering the business of BSW taken as a whole;

                     (12) except in the  ordinary  course of  business,  made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination would have a material adverse effect on BSW, or its business or operations taken as a whole;

                     (13) made any material investment or commitment therefor in any person, corporation, association, partnership, joint venture or other entity;

                     (14) permitted the occurrence of any change or event within its control which would render any of its representations and warranties contained herein untrue in any material respect at and as of the Effective Time;

                     (15) incurred any liability that has had, or to the
                  knowledge of BSW, any liability that could reasonably be expected to have, a material adverse effect on BSW, or its business or operations taken as a whole; or

                     (16) entered into any other material transaction other than in the ordinary course of business or in connection with the transactions contemplated by this Agreement.

         3.08. LOAN PORTFOLIO. Except as set forth in SCHEDULE 3.08, all evidences of indebtedness reflected as assets of BSW in BSW's Financial Statements are, to the knowledge of BSW's management, in all respects binding obligations of the respective primary obligors named therein and no material amount thereof is subject to any defenses known to BSW which may be asserted against BSW. Except as set forth on SCHEDULE 3.08, BSW has delivered to the Company a true and complete list in all material respects and brief description of all real property in which BSW has an interest as creditor or mortgagee securing an amount or amounts greater than $250,000 to one borrower, or a series of related borrowers. Except as set forth in such list or as set forth in
SCHEDULE 3.08, BSW has no loans reflected as assets in such Financial Statements which have principal balances in excess of $250,000, except for fully secured mortgage loans. For the purposes hereof, "default" shall include but not be limited to a failure of an obligor to make any payments with respect to any loans for 30 days or more past the due date for such payment. SCHEDULE 3.08 sets forth all of the loans in the original principal amount in excess of $100,000 of BSW that as of December 31, 1997 were classified by BSW as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans by category. Except for normal examinations conducted by (i) the FDIC, and (ii) the Commissioner, in the regular course of the business of BSW, no agency has initiated any proceeding into the business or operations of BSW since January 1, 1995. The amount established by BSW as a reserve for loan losses on the date hereof is sufficient to the knowledge of BSW's management in all material respects to cover losses in BSW's loan portfolio as it now exists.

         3.09.    INVESTMENTS.

                  (a) Except as set forth in SCHEDULE 3.09 and except for ownership of stock of the Federal Home Loan Bank of Boston, BSW has no subsidiaries other than as listed on SCHEDULE 3.01(a) and no equity interest or other investment, direct or indirect, in any corporation, partnership, joint venture or other entity other than interests that have been pledged to BSW as collateral for loans or obligations made by BSW in the ordinary course of its lending business. To the extent any such interest has been foreclosed or otherwise hereafter may become owned by BSW, no filing with any regulatory authority is necessary.

                  (b) Except as disclosed in the notes to BSW's December 31, 1997 balance sheet or on SCHEDULE 3.09 and except for pledges to secure public funds or for other purposes required by law, none of the investments reflected under the heading "Investment Securities" in BSW's 1997 Balance Sheet which are owned by BSW at the Effective Time and none of the investments made by BSW since December 31, 1997 are subject to any investment or other restriction, whether contractual or statutory, which materially impairs the ability of the holder freely to dispose thereof in the open market at any time.

         3.10. TITLE TO PROPERTIES. Except as set forth in SCHEDULE 3.10, BSW has (a) good, valid and marketable title to all its owned real properties, and
(b) good and valid title to all other properties and assets reflected in the 1997 Balance Sheet or acquired since December 31, 1997, other than any of such properties or assets which have been sold or otherwise disposed of since December 31, 1997 in the ordinary course of business and consistent with past practice. Except as set forth in SCHEDULE 3.10 and except for BSW's loans which are described in Section 3.08, all of such properties and assets are free and clear of material title defects and obligations, mortgages, pledges, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, including, without limitation, leases, options to purchase, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements, and are not, in the case of owned real property, subject to any easements, building use restrictions, exceptions, reservations or limitations of any nature whatsoever except those having no material adverse effect upon the operations of BSW as currently being conducted or which would involve no material expense to correct or remove. All personal property material to the business, operations or financial condition of BSW, and all buildings, structures and fixtures used by BSW in the conduct of its business, are in good operating condition and have been maintained in accordance with industry standards. Except as set forth in SCHEDULE 3.10, BSW has not received any notification of any material violation (which has not been cured) of any building, zoning or other law, ordinance or regulation in respect of such property or structures or BSW's use thereof.

         3.11. LEASES. BSW owns no real property used in the operation of its business, except as listed in SCHEDULE 3.11, and BSW has delivered to the Company an accurate and complete list of all leases pursuant to which BSW, as lessee, (a) leases any real property or (b) any item of personal property for which annual lease payments exceed $100,000, including, without limitation, all leases of computer or computer services. Except as set forth in SCHEDULE 3.11,
(a) all such leases are to the knowledge of BSW's management, valid and binding and are enforceable in accordance with their terms, and (b) there exists to the knowledge of BSW's management, on the part of BSW no event of default or event, occurrence, condition or act which with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any such lease.

         3.12. TRADEMARKS; TRADE NAMES. To the knowledge of BSW, set forth in
SCHEDULE 3.12 is an accurate and complete list of all trademarks (either registered or common law), trade names and copyrights (and all applications and licenses therefor) owned by BSW or in which it has any interest. BSW owns, or has the right to use, all material trademarks, trade names and copyrights used in or necessary for the ordinary conduct of its existing business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in SCHEDULE 3.12, no claims are pending by any person for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same, nor, to the knowledge of BSW, is there any valid basis for any such claim, challenge or question, and use of such trademarks, trade names and copyrights by BSW does not to the knowledge of BSW's management infringe on the rights of any person.

         3.13. LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 3.13, BSW is not a party to any, and there are no pending or, to the knowledge of BSW's management, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature involving, affecting or relating to BSW other than such matters arising in the ordinary course of BSW's business which, individually and in the aggregate, could not reasonably be expected to have a material adverse effect on the business or financial condition of BSW which challenges the validity or propriety of the transactions contemplated in this Agreement; and there is not known to BSW's management any reasonable basis for any such proceedings, claim, action or governmental investigation. BSW is not a party to any order, judgment or decree which will, or could reasonably be expected to, materially adversely affect its business, operations, properties, assets, financial condition or results of operations or its ability to acquire any property or conduct its business in any area in which it presently does business.

         3.14. COMPLIANCE WITH APPLICABLE LAWS. BSW holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to all, and has complied in all materials respects with and is not in default in any material respect under, any applicable law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority relating to it, and which may materially adversely affect the business, operations, or financial condition of BSW, and has not received notice of violation of, and to the knowledge of BSW's management does not know of any violations of, any of the above. To the knowledge of BSW's management, no suspension or cancellation of any material license, franchise, permit or authorization is threatened.

         3.15. ABSENCE OF QUESTIONABLE PAYMENTS. BSW has not, nor has any Director, officer or employee (a) used any BSW corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any direct or indirect unlawful payments to government officials from any BSW corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from BSW.

         3.16. TAXES. BSW properly and accurately completed and duly filed in correct form all federal, state and local information and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all taxes and other charges which have been incurred or are due or claimed to be due from it by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). The amounts set up as reserves for taxes on the 1997 Balance Sheet are, to the knowledge of BSW's management, sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon and including reserves for local real estate or other property taxes in an amount which is at least as great as the amount of such taxes paid in the prior year), whether or not disputed, accrued or applicable for the period ended December 31, 1997 or for any year or period prior thereto, and for which BSW may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. The federal and state income tax returns of BSW have never been examined by the Internal Revenue Service.

         To the knowledge of BSW's management, there are no pending claims asserted for taxes or assessments upon BSW nor has BSW given any waivers extending the statutory period of limitation applicable to any federal, state or local income tax return for any period. Amounts have been withheld by BSW from its employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws; federal, state and local returns, accurate and complete in all material respects, have been filed by BSW for all periods for which returns were due with respect to income tax withholding, Social Security, property, sales, retirement plan and unemployment taxes; and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by BSW in its financial statements as of December 31, 1997.

         3.17. EMPLOYEE BENEFIT AND OTHER PLANS. Except as set forth in SCHEDULE 3.17, BSW neither maintains nor contributes to any "employee pension benefit plan" or "employee welfare benefit plan," as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). With respect to any such plan listed on SCHEDULE 3.17, BSW is in compliance with, and such plans comply with, ERISA. In this connection, (i) no "reportable event" has occurred and is continuing with respect to any such plans; (ii) the statements of assets and liabilities of such plans as of the close of the most recent plan year for which financial statements are available, and the statements of changes in fund balance and in financial position, or the statements of changes in net assets available for each plan's benefits, for the plan year then ended, fairly present the financial condition of such plan for such plan year; (iii) except as disclosed in the annual reports of the plans, no "prohibited transaction" (as defined in Section 406 of ERISA) resulting in material liability of BSW has occurred with respect to the plans; (iv) no breach of fiduciary responsibility under Part 4 of Title I of ERISA which could reasonably be expected to result in material liability of BSW has occurred with respect to the plans; (v) all contributions required to be made to the plans have been made; (vi) no waiver of the minimum funding standards under ERISA or the Code is in effect or has been applied for with respect to the plans; (vii) as of the latest valuation date, the present value of the assets of BSW's plans listed on SCHEDULE 3.17 which are subject to Title IV of ERISA (other than "Multiemployer Plans," as defined in Section 3 of ERISA), exceeds the present value of all vested accrued benefits under such plans, based upon actuarial assumptions currently utilized for such plans; (viii) BSW does not currently maintain or contribute to a Multiemployer Plan; (ix) each of BSW's plans listed on the attached SCHEDULE 3.17 which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified to the extent required under current law, and BSW is not aware of any fact or circumstance which would adversely affect the qualified status of any such plan; and (x) no liability under Title IV of ERISA has been incurred by BSW that has not been satisfied in full.

         3.18.    CONTRACTS AND COMMITMENTS; NO DEFAULTS.

         (a) Set forth in or attached to SCHEDULE 3.18 are true and correct copies of the following documents or summary descriptions of the following information relating to BSW:

                  (1) subject to applicable law, any bank regulatory agency reports or other communication relating to the examination of BSW which have been made available to BSW;

                  (2) the name of each bank with which BSW has an account or safekeeping or custodial arrangement or correspondent relationship and the names of all persons who are authorized with respect thereto;

                  (3) all mortgages, indentures, promissory notes, deeds of trust, loan or credit agreements or similar instruments under which BSW is indebted in an amount greater than $100,000 for borrowed money or the price of purchased property, accompanied by copies thereof including all amendments or modifications of any thereof except for banking transactions in the ordinary course of business, including without limitation repurchase agreements, reverse repurchase agreements, Federal Home Loan Bank stock and federal funds transactions;

                  (4) any loans or other credit arrangements by BSW to, with or for the benefit of any holder of 5% or more of BSW Common Stock, any of BSW's Directors or executive officers, or, to the knowledge of BSW's management, any members of the immediate families of any of such persons or any corporation, firm or other entity in which any of such Directors or officers has a financial interest; and

                  (5) any pending application, including any documents or materials relating thereto, which has been filed by BSW with any bank regulatory authority in order to obtain the approval of such bank regulatory authority for the establishment of a new branch bank or for any other purpose.

         (b) Except as set forth in SCHEDULE 3.18, BSW is not a party to or bound by, nor have any bids or proposals been made by or to BSW with respect to, any written or oral, express or, to the knowledge of BSW's management, implied:

                  (1) contract relating to the matters referred to in paragraph
         (a) above;


                  (2) contract with or arrangement for Directors, officers, employees, former employees, agents or consultants with respect to salaries, bonuses, percentage compensation, pensions, deferred compensation or retirement payments, or any profit sharing, stock option, stock purchase or other employee benefit plan or arrangement;

                  (3) collective bargaining or union contract or agreement;

                  (4) contract, commitment or arrangement for the borrowing of money or for obtaining a line of credit (except for federal funds purchases and Federal Home Loan Bank advances);

                  (5) contract or agreement for the future purchase by it of any materials, equipment, services, or supplies, which continues for a period of more than 12 months (including periods covered by any option to renew by the other party to such contract or arrangement);

                  (6) contract containing covenants purporting to limit its freedom to compete;

                  (7) contract or commitment for the acquisition, construction or refurbishment of any owned real property, branch or significant equipment;

                  (8) contract or commitment upon which its total business is substantially dependent;

                  (9) contract or commitment to which present or former Directors or officers of BSW or any of their "affiliates" or "associates" (as such terms are defined in the rules and regulations promulgated under the Securities Act) are parties;

                  (10) agreement or arrangement for the sale of any of BSW stock, tangible assets, or rights or for the grant of any preferential rights to purchase any of BSW stock, tangible assets, or rights or which requires the consent of any third party to the transfer and assignment of any of BSW stock, significant tangible assets, or rights; or

                  (11) contract, agreement, arrangement or commitment not elsewhere specifically disclosed pursuant to this Agreement, involving the payment by BSW of more than $50,000.

         (c) BSW has not committed a default with respect to any material contract, agreement or commitment to which it is a party, and BSW has not received notice of any such default, nor has the management of BSW knowledge of any facts or circumstances which would reasonably indicate that BSW will be or may be in such default under any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.


         3.19. BSW REPORTS. BSW has previously made available for inspection by, the Company an accurate and complete copy of each final offering circular, registration statement, prospectus, report and definitive proxy statement filed by BSW with the FDIC, pursuant to the Exchange Act since January 1, 1995, and each communication concerning the financial condition of BSW mailed by BSW to its shareholders or its depositors since January 1, 1995, and each annual report on Form F-2 for and since the year ended December 31, 1995, if any. The most recently mailed offering circular, report, communication and proxy statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         3.20.    ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 3.20:

                  (a) BSW is in compliance, and has in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a material adverse effect on BSW taken as a whole; and

                  (b) There is no suit, claim, action or proceeding pending before any court or governmental entity (and, to the knowledge of BSW's management, no basis exists for the assertion or commencement thereof) in which BSW has been named as a defendant (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as hereinafter defined) or oil at or on a site presently or formerly owned, leased, or operated by BSW or to the knowledge of BSW's management, on a site with respect to which BSW has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release could not reasonably be expected to have a material adverse effect on BSW taken as a whole. "Hazardous Material" means any pollutant, contaminant, or hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar state law.

         3.21. BSW INFORMATION. No representation or warranty contained in this Agreement, and no statement or information contained in any certificate, list or other writing furnished to the Company by BSW pursuant to the provisions hereof, including without limitation for inclusion in the S-4 (as defined in Section 6.01(a)) or any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading. No information which is necessary to make the representations and warranties herein contained not misleading has been withheld from, or has not been delivered to, the Company.

         3.22. INSURANCE. Set forth in SCHEDULE 3.22 is an accurate and complete list in all material respects of all policies of insurance, including the amounts thereof, owned by BSW or in which BSW is named as the insured party. All such policies are to the knowledge of BSW's management valid, outstanding and enforceable.

         3.23. POWERS OF ATTORNEY; GUARANTEES. BSW does not have any power of attorney outstanding, nor any obligation or liability, either actual, accruing or contingent, as guarantor, surety, co-signer, endorser, co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business or such obligations or liabilities as are listed in SCHEDULE 3.23.

         3.24. BROKER'S FEES. Neither BSW nor any of its officers, Directors or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with the transactions contemplated herein, except as disclosed in SCHEDULE 3.24.

         3.25. AGREEMENTS WITH REGULATORY AGENCIES. Except as set forth in
SCHEDULE 3.25, BSW is not subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Regulatory Agreement"), with any regulatory agency or other governmental entity that restricts in any material respect the conduct of its business or that relates to its capital adequacy, its credit policies or its management, nor has BSW been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Regulatory Agreement.

         3.26. MATERIAL INTERESTS OF CERTAIN PERSONS. Except as set forth in
SCHEDULE 3.26, to the knowledge of BSW's management, no officer or Director of BSW, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or Director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of BSW that would be required to be disclosed in a proxy statement to shareholders under Form F-5 of the Federal Deposit Insurance Corporation Act regulations.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and Bank hereby represent and warrant to BSW as follows:

         4.01.    CORPORATE ORGANIZATION.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Company is duly registered as a bank holding company under the Bank Holding Company Act (the "BHC Act") and under applicable provisions of Connecticut law. The Certificate of Incorporation and Bylaws of the Company, copies of which have previously been made available to BSW, are true and complete copies of such documents as in effect as of the date of this Agreement. Except for the Bank, The Equity Bank, which is a Connecticut-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Connecticut and which became a subsidiary of the Company on November 30, 1995, and Community Bank, which is a Connecticut-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Connecticut and which became a subsidiary of the Company on December 31, 1997, the Company does not have any wholly-owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5% or more of such entity's total equity.

                  (b) The Bank is a Connecticut-chartered commercial bank duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Bank has all necessary federal, state and local banking authorization to own or lease its properties and assets and to carry on its business as it is being conducted. The Bank is a Subsidiary of the Company. The accounts of depositors of the Bank are insured by the BIF of the FDIC in accordance with law and with the regulations of the FDIC and all premiums and assessments required in connection therewith have been paid. The copies of the Bank's Certificate of Incorporation and Bylaws, each certified by its Secretary as of the date of this Agreement, which are being delivered to BSW herewith, are complete and correct copies in effect as of the date of this Agreement. Except as listed on the attached
         SCHEDULE 4.01(b), the Bank does not have any wholly-owned subsidiaries or capital stock or other equity ownership interest in any corporation, partnership or other entity which totals 5 % or more of such entity's total equity.

         4.02. CAPITALIZATION. The authorized capital stock of the Company consists of 10,200,000 shares, consisting of 10,000,000 shares of Company Common Stock and 200,000 shares of preferred stock, $.10 par value ("Preferred Stock"). As of the date of this Agreement, there are approximately 5,161,000 shares of Company Common Stock issued and outstanding, no shares held in the Company's treasury, and (except as described below or in SCHEDULE 4.02) no shares reserved for issuance upon exercise of outstanding stock options. At the date of this Agreement, no shares of Preferred Stock are outstanding and no shares of Company Preferred Stock have heretofore been issued or are outstanding. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for 475,750 shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options that have been granted to certain of the Bank's and the Company's executive officers, or directors, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock of the Company or any security representing the right to purchase or otherwise receive any capital stock of the Company. None of the shares of Company Common Stock has been issued in violation of the preemptive rights of any person.

         4.03.    AUTHORITY; NO VIOLATION.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company, a certified copy of the Board Resolution reflecting such approval is attached hereto as SCHEDULE 4.03(a), and no other corporate proceedings on the part of the Company are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by BSW) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (b) The Bank has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Bank and the consummation by the Bank of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Bank and the Company as sole shareholder of the Bank, a certified copy of the Board Resolutions and the consent of the Company as sole shareholder of the Bank reflecting such approval are attached hereto as SCHEDULE 4.03(b), and no other corporate proceedings on the part of the Bank are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Bank and (assuming due authorization, execution and delivery by BSW) constitutes a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                  (c) Neither the execution and delivery of this Agreement by the Company or the Bank, nor the consummation by the Company or the Bank, as the case may be, of the transactions contemplated hereby, nor compliance by the Company or the Bank with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Company or the Bank, as the case may be, or (ii) assuming that the consents and approvals referred to in Section
         4.04 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or (y) violate, result in a breach of any provision of, constitute a default under, or result in the creation of any material lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

         4.04. CONSENTS AND APPROVALS. Except for (i) the filing of applications and notices, as applicable, with the FDIC under the Bank Merger Act and with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act and approval of such applications and notices, (ii) the filing of applications with the Commissioner under Section 36a-125 and 36a-184 of the C.G.S. and approvals of such applications, (iii) the filing with the SEC of the Proxy Statement and the S-4 (as defined in Section 6.01(a)), (iv) the filing of this Agreement by the Commissioner, with his approval thereon, with the Secretary, (v) the approval of this Agreement by the shareholders of the Company, and (vi) such filings, authorizations or approvals as may be set forth in SCHEDULE 4.04, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by the Company and the Bank of this Agreement and the consummation by the Company and the Bank of the Merger and the other transactions contemplated hereby, except where the failure to obtain such consents or approvals, or to make such filings or registrations, would not prevent or delay the Merger or otherwise prevent the Company from performing its obligations under this Agreement or could reasonably be expected to have a material adverse effect on the Company.

         4.05. FINANCIAL STATEMENTS. The Company has previously made available to BSW accurate and complete copies of (a) the consolidated balance sheets of the Company and its

Subsidiaries as of December 31 for the fiscal years 1994 through 1997 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1994 through 1997, in each case accompanied by the report of the Company's independent certified public accountants. The December 31, 1997 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents in all material respects the consoli dated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section
4.05 (including the related notes where applicable) fairly present in all material respects the results of the consolidated operations, changes in shareholders' equity and cash flows and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth and each of such statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto. The books and records of the Company and of its Subsidiaries have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements and reflect only valid transactions.

         4.06. BROKER'S FEES. Neither the Company nor the Bank nor any Company Subsidiary, nor any of their respective officers, Directors, or employees has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement except as disclosed in SCHEDULE 4.06.

         4.07.    ABSENCE OF CERTAIN CHANGES OR EVENTS.

                  (a) Except for the transactions contemplated by this Agreement or as a result of the consummation of its Plan and Agreement of Merger with Olde Port Bank & Trust Company, which became effective February 10, 1998, the Company has not incurred any liability (contingent or otherwise) that is material to Company or that, when combined with all similar liabilities, would be material to Company, except as disclosed in the notes to Company's December 31, 1997 balance sheet, and except for commitments and contingencies incurred in the ordinary course of business.

                  (b) Except as may be set forth in SCHEDULE 4.07, since December 31, 1997:

                     (i) there has not been any material adverse change in the
                  Company, its loan portfolio, and its Subsidiaries, their businesses or operations taken as a whole, and no fact or condition exists which could reasonably be expected to cause such a material adverse change;

                     (ii) there has not been any incurrence by the Company of
                  any liability that has had, or could reasonably be expected to have, a material adverse effect on the Company and its Subsidiaries taken as a whole;

                     (iii) there has not been any change in any of the
                  accounting methods or practices of the Company or any of its Subsidiaries other than changes required by applicable law or GAAP;

                     (iv) there has not been any agreement or understanding,
                  whether in writing or otherwise, of the Company of any of its Subsidiaries to do any of the foregoing; and

                     (v) there has not been any loss, damage, destruction or
                  other casualty, materially and adversely affecting any of the significant properties, assets or business of the Company of any of its Subsidiaries.

                  (c) For purposes of this Section 4.07, no transaction, event or condition or series or combination of transactions, events or conditions shall be materially adverse with respect to the Company, if the net adverse effect thereof on the capital of the Company is not in excess of $1,500,000.

         4.08. LEGAL PROCEEDINGS. Except as set forth in SCHEDULE 4.08, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of the Company's management, threatened legal, administrative, arbitration or other proceedings, claims, actions, suits or governmental investigations of any nature involving, affecting or relating to the Company or any of its Subsidiaries other than such matters arising in the ordinary course of business which, individually and in the aggregate, are not material, or challenging the validity or propriety of the transactions contemplated in this Agreement; and there is not known to the Company or any of its Subsidiaries any reasonable basis for any such proceeding, claim, action or governmental investigation. Neither the Company nor any of its Subsidiaries is a party to any order, judgment or decree which will, or could reasonably be expected to, affect its business, operations, properties, assets, financial condition, prospects or results of operations or its ability to acquire any property or conduct business in any area in which it presently does business.

         4.09. SEC REPORTS. The Company has previously made available to BSW a true and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1995 by the Company with the SEC pursuant to the Securities Act or the Exchange Act (the "Company Reports") and (b) communication mailed by the Company to its shareholders since January 1, 1995, and, as of their respective dates, no such Company Report contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         4.10. COMPANY INFORMATION. No representation or warranty contained in this Agreement, and no statement or information contained in any certificate, list or other writing furnished to BSW pursuant to the provisions hereof, including without limitation for inclusion in the Proxy Statement and the S-4 or any regulatory application, filing or report, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading. No information material to the Merger and which is necessary to make the representations and warranties herein contained not misleading has been withheld from, or has not been delivered in writing to, BSW.

         4.11. COMPLIANCE WITH APPLICABLE LAW. The Company and each of its Subsidiaries holds, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable law, statute, order, rule, regulation, policy or guideline of any governmental entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not have a material adverse effect on the Company, and neither the Company nor any of its Subsidiaries has received notice of any material violation of, or knows of any material violation of, any of the above.

         4.12. ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries has, nor has any Director, officer, agent, employee, consultant or other person associated with, or acting on behalf of, the Company or any of its Subsidiaries, (a) used any of the Company's or any of its Subsidiaries' corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any direct or indirect unlawful payments to government officials from any corporate funds of the Company or any of its Subsidiaries, or established or maintained any unlawful or unrecorded accounts with funds received from the Company or any of its Subsidiaries.

         4.13. TAXES. The Company and its Subsidiaries properly and accurately completed and duly filed in correct form all federal, state and local information and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and have duly paid or made provisions for the payment of all taxes and other charges which have been incurred or are due or claimed to be due from them by federal, state or local taxing authorities (including, without limitation, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls). The amounts set up as reserves for taxes on the 1997 Balance Sheet are, to the best knowledge of the Company and its Subsidiaries, sufficient in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon and including reserves for local real estate or other property taxes in an amount which is at least as great as the amount of such taxes paid in any prior year), whether or not disputed, accrued or applicable for the period ended December 31, 1997 or for any year or period prior thereto, and for which the Company and its Subsidiaries may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. Except as set forth in Schedule 4.13, neither the federal nor state income tax returns of the Company or any of its Subsidiaries have ever been examined by the Internal Revenue Service.

         To the best knowledge of the Company and its Subsidiaries, there are no pending questions relating to, or claims asserted for, taxes or assessments upon the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries been requested to give any waivers extending the statutory period of limitation applicable to any federal, state or local income tax return for any period. Proper and accurate amounts have been withheld by the Company and its Subsidiaries from its employees for all prior periods in compliance with the tax withholding provisions of applicable federal, state and local laws; federal, state and local returns, accurate and complete in all material respects, have been filed by the Company and its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security, property, sales, retirement plan and unemployment taxes; and the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Company and its Subsidiaries in their financial statements as of December 31, 1997.

         4.14. EMPLOYEE BENEFIT AND OTHER PLANS. Except as set forth in SCHEDULE 4.14, neither the Company nor any of its Subsidiaries maintains nor contributes to any "employee pension benefit plan" or "employee welfare benefit plan," as such terms are defined in Section 3 of the ERISA. With respect to any such plan listed on SCHEDULE 4.14, the Company and its Subsidiaries are in compliance with, and such plans comply with, ERISA. In this connection, (i) no "reportable event" has occurred and is continuing with respect to any such plan; (ii) the statements of assets and liabilities of such plans as of the close of the most recent plan year for which financial statements are available, and the statements of changes in fund balance and in financial position, or the statements of changes in net assets available for each plan's benefits, for the plan year then ended, fairly present the financial condition of such plan for such plan year; [(iii) except as disclosed in the annual reports of the plans, no "prohibited transaction" (as defined in Section 406 of ERISA) resulting in material liability of the Company or any of its Subsidiaries has occurred with respect to the plans]; (iv) no breach of fiduciary responsibility under Part 4 of Title I of ERISA resulting in material liability of the Company or its Subsidiaries has occurred with respect to the plans; (v) all contributions required to be made to the plans have been made; (vi) no waiver of the minimum funding standards under ERISA or the Code is in effect or has been applied for with respect to the plans; (vii) as of the latest valuation date, the present value of the assets of the Company's and its Subsidiaries' plans listed on
SCHEDULE 4.14 which are subject to Title IV of ERISA (other than "Multiemployer Plans," as defined in Section 3 of ERISA), exceeds the present value of all vested accrued benefits under such plans, based upon actuarial assumptions currently utilized for such plans; (viii) neither the Company nor its Subsidiaries currently maintains or contributes to a Multiemployer Plan; (ix) each of the Company's and its Subsidiaries' plans listed on SCHEDULE 4.14 which are intended to be qualified plans within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified to the extent required under current law, and neither the Company nor any of its Subsidiaries is aware of any fact or circumstance which would adversely affect the qualified status of any such plan; and (x) no liability under Title IV of ERISA has been incurred by either the Company or any of its Subsidiaries that has not been satisfied in full.

         4.15. NO DEFAULTS. Neither the Company nor any of its Subsidiaries has committed a default with respect to any material contract, agreement or commitment to which it is a party, and neither the Company nor any of its Subsidiaries has received notice of any such default, nor has the Company or any of its Subsidiaries knowledge of any facts or circumstances which would reasonably indicate that the Company or any of its Subsidiaries will be or may be in such default under any such contract, agreement, arrangement, commitment or other instrument subsequent to the date hereof.

         4.16. AGREEMENTS WITH REGULATORY AGENCIES. Neither the Company nor any of its Subsidiaries is subject to any cease and desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding (each a "Company Regulatory Agreement") with, any regulatory agency or other governmental entity that restricts in any material respect the conduct of its business or that relates in any manner to its capital adequacy, its credit policies or its management, nor has the Company or any of its Subsidiaries been notified by any regulatory agency or other governmental entity that it is considering issuing or requesting any Company Regulatory Agreement.

         4.17. REGULATORY APPROVALS. The Company is not, as of the date hereof, aware of any reason why the regulatory approvals required to be obtained by it or any of its Subsidiaries to consummate the Merger would not be satisfied within the time frame customary for transactions of the nature contemplated hereby.

         4.18. ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 4.18:

                  (a) The Company and the Bank are in compliance, and have in the last three years been in compliance, with all applicable laws, rules, regulations, standards and requirements adopted or enforced by the EPA and of state and local agencies with jurisdiction over pollution or protection of the environment, except where such noncompliance or violations could not reasonably be expected to have a material adverse effect on the Company;

                  (b) There is no suit, claim, action or proceeding pending before any court or governmental entity (and, to the best of the Company's knowledge, no basis exists for the assertion or commencement thereof) in which the Company or any of its Subsidiaries has been named as a defendant (x) for alleged noncompliance with any environmental law, rule or regulation or (y) relating to the release into the environment of any Hazardous Material (as defined in Section 3.20(b)) or oil at or on a site presently or formerly owned, leased, or operated by the Company or any of its Subsidiaries or, to the Company's knowledge, on a site with respect to which the Company or any of its Subsidiaries has made a commercial real estate loan and has a mortgage or security interest in, except where such noncompliance or release would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

         4.19. NOT AN "INTERESTED SHAREHOLDER." As of the time immediately prior to the grant of the option pursuant to the Stock Option Agreement (as hereinafter defined), neither the Company, nor its President, nor any of its Subsidiaries, either jointly or severally, is an "interested shareholder" of BSW as "interested shareholder" is defined in C.G.S. ss. 33-843(9). Section 33-844 does not prohibit consummation of the Merger.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         5.01. COVENANTS OF BSW. During the period from the date of this Agreement to the Effective Time, BSW will conduct its business only in the ordinary course and consistent with prudent banking practice, will use all reasonable efforts to preserve BSW's properties wherever located, and will comply in all material respects with all laws applicable to BSW and to the conduct of its business, and to the transactions contemplated by this Agreement. BSW will use all reasonable efforts to preserve its business organization intact, to keep available the present services of its employees, and to preserve the goodwill of its customers and others with whom business relationships exist. BSW will, from the date hereof until at least through the consummation of the transactions contemplated by this Agreement, keep all insurance policies set forth in SCHEDULE 3.22 in full force and effect or will replace such policies with comparable policies. In addition, BSW agrees that from the date hereof to the consummation of the Merger, and except as otherwise consented to or approved by a duly authorized officer of the Company in writing, which consent shall not be unreasonably withheld, or as permitted or required by this Agreement, BSW will not:

                  (a) enter into or amend any contract of the nature required to be set forth in SCHEDULE 3.18;

                  (b) change any provision of its Certificate of Incorporation or Bylaws or similar governing documents;

                  (c) change the number of issued shares of its capital stock other than upon exercise of currently outstanding options, or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to its authorized or issued capital stock, or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or redeem or otherwise acquire any shares of its capital stock, provided, however, from the date hereof to the Effective Time, BSW may declare, set aside or pay cash dividends per share of BSW Common Stock at the rate currently paid by BSW, which rate may be increased by BSW to reflect the same percentage rate increase as any increase in the dividend rate paid by the Company from its current dividend rate, provided that in no event may any dividend declared, set aside or paid by BSW exceed 25% of BSW's net earnings for the then most recently completed quarter. Without limiting the foregoing, nothing herein shall prevent BSW from paying quarterly dividends prior to the Effective Time such that its shareholders shall receive a total of four quarterly dividends in 1998 from BSW and the Company;

                  (d) make unsecured loans in excess of $75,000 for any individual loan or in excess of $75,000 in the aggregate to any borrower or group of borrowers, other than renewals in the ordinary course of business and not involving any change in terms;

                  (e) (i) make any loan or loans described as an "Undesirable" or "Prohibited" Loan; (ii) make any secured loan or loans, other than residential mortgage loans with a loan to value of in excess of 80% except with the prior notice to the Company, in an aggregate amount to any one borrower (including members of his/her immediate family or affiliates of such borrower with an exposure to BSW in excess of $300,000) in excess of $300,000, except for loans sold to investors and renewals in the ordinary course of business and not involving any change in terms; (iii) make any junior mortgage loan in excess of $100,000 behind first mortgages if the resulting loan to value ratio of the combined mortgages would exceed 80% or if prior mortgage loans are in excess of $250,000; (iv) make any commercial loan or loans in excess of $300,000 unless fully secured by readily marketable collateral or real estate with a maximum loan to value ratio of 80%; or (v) honor or extend any overdraft in excess of $75,000 unless fully secured by readily marketable collateral;

                  (f) make any new loans to any Director or employee of BSW, or any member or affiliate of their respective families other than in the ordinary course of business;

                  (g) other than with respect to residential mortgage loans, renew or otherwise reinstate any loan that has been in default for a period of 90 days or more which, when added to any loans outstanding to the families or affiliates of any maker or surety of the defaulted loans (whether or not such other loans are in default) has a balance outstanding in excess of $50,000, except that BSW may accept payments for the purpose of bringing loans current, so long as there is no amendment or restructuring of the loans;

                  (h) offer rates on deposits that are set in deviation from past practice and procedure employed by BSW or are materially higher than those of its competitors in the local market, or offer loan pricing which is materially different relative to its competitors in the local market;

                  (i) hire or retain any new employees, consultants or contractors, or increase the compensation of current employees, consultants or contractors, except that BSW may hire replacements for current employees who are not officers or managers if such employees cease to be employees of BSW and that BSW may hire temporary employees or consultants as reasonably necessary in the ordinary course of business;

                  (j) make any capital expenditures in excess of $25,000;

                  (k) enter into any real property lease or any lease of material personal property or extend or modify any existing lease of real or material personal property;

                  (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, other than in connection in with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business, which would be material to BSW;

                  (m) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement except, in every case, as may be required by applicable law;

                  (n) change its methods of accounting in effect at December 31, 1997, except as required by changes in GAAP or regulatory accounting principles as concurred to by BSW's independent auditors;

                  (o) take or cause to be taken any action which would disqualify the Merger as a tax-free Merger under Section 368 of the Code;

                  (p) take or cause to be taken any action which would, or could reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger;

                  (q) other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                  (r) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                  (s) file any application to open, relocate or terminate the operations of any banking office;

                  (t) make any equity investment or any commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business;

                  (u) purchase or sell loans in bulk;

                  (v) foreclose upon or take deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon such commercial real estate if such environmental assessment indicates the presence of Hazardous Material;

                  (w) terminate the employment of, or decrease in any material respect, the duties, obligations, responsibilities, or position of any senior officer of BSW; or

                  (x) agree to do any of the foregoing.

         5.02. COVENANTS OF THE COMPANY. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of BSW, which shall not be unreasonably withheld, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing and as otherwise contemplated by this Agreement or consented to in writing by BSW, which shall not be unreasonably withheld, the Company shall not and shall not permit any of its Subsidiaries to:

                  (a) take any action that is intended or would result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable law;

                  (b) change its methods of accounting in effect at December 31, 1997, except in accordance with changes in GAAP or regulatory accounting principles as concurred in by the Company's independent certified public accountants;

                  (c) take or cause to be taken any action which would disqualify the Merger as a tax-free Merger under Section 368 of the Code;

                  (d) take or cause to be taken any action which would, or could reasonably be expected to, significantly delay or otherwise adversely affect the regulatory approvals required to consummate the Merger; or

                  (e) agree to do any of the foregoing.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         6.01.    REGULATORY MATTERS.

                  (a) Following the review by the Company and BSW of all information and material provided to each in accordance with this Agreement, BSW, with the Company's best efforts cooperation, shall promptly prepare and file with the FDIC a proxy statement for a meeting of its shareholders called for the purpose of approving this Agreement (the "Proxy Statement") and the Company, with BSW's best efforts cooperation, shall promptly prepare and file with the SEC a registration statement on Form S-4 with respect to the shares of Company Common Stock to be issued in the Merger (the "S-4"), in which the Proxy Statement will be included as a prospectus. The Company shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and BSW and the Company shall thereafter promptly mail the Proxy Statement to their respective shareholders.

                  (b) The parties hereto shall cooperate with each other and use their best efforts to prepare and file promptly all necessary documentation to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by this Agreement including, without limitation, approval of the Merger by the FDIC, approval of the Merger by the Commissioner, and approval by the Board of Governors of the Federal Reserve System if it elects to exercise jurisdiction. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) The Company and BSW shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of the Company, BSW or any of their respective Subsidiaries to any governmental entity in connection with the Merger and the other transactions contemplated hereby.

                  (d) The Company and BSW shall promptly furnish each other with copies of written communications received by the Company or BSW, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental entity in respect of the transactions contemplated hereby.

         6.02.    ACCESS TO INFORMATION.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information and so as not to unreasonably interfere with the ordinary proper conduct of its business, BSW shall afford to the officers, employees, accountants, counsel and other representatives of the Company access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records relating to the ownership, operation, obligations and liabilities of BSW, including, but not limited to, its books of account (including its general ledger), tax records, minute books of Directors' and shareholders' meetings, Certificate of Incorporation, Bylaws, contracts and agreements, public filings with any regulatory authority, examination reports of any regulatory authority, including preliminary and partial reports (subject to applicable law), plans affecting its employees, and any other business activities or prospects in which the Company may have a reasonable interest. During such period, BSW shall make available to the Company (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as the Company may reasonably request (other than information which BSW is not permitted to disclose under applicable law). As to information which BSW is not permitted by law to disclose, BSW will, upon request from the Company, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

                  (b) Upon reasonable notice and subject to applicable laws relating to the exchange of information and so as not to unreasonably interfere with the ordinary proper conduct of its business, the Company shall and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of BSW access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records relating to the ownership, operation, obligations and liabilities of the Company and its Subsidiaries, including, but not limited to, its books of account (including its general ledger), tax records, minute books of Directors' and shareholders' meetings, Certificate of Incorporation, Bylaws, contracts and agreements, public filings with any regulatory authority, examination reports of any regulatory authority, including preliminary and partial reports (subject to applicable law), plans affecting its employees, and any other business activities or prospects in which BSW may have a reasonable interest. During such period, the Company and its Subsidiaries shall make available to BSW (i) a copy of each report, schedule, and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws and (ii) all other information concerning its business, properties and personnel as BSW may reasonably request (other than information which the Company or its Subsidiaries are not permitted to disclose under applicable law). As to information which the Company or its Subsidiaries are not permitted by law to disclose, the Company or its Subsidiaries will, upon request from the BSW, use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

                  (c) Neither the Company nor any of its Subsidiaries, nor BSW shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the customers of such party, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (d) All information furnished pursuant to this Agreement shall be held in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement among the Company, the Bank and BSW in connection with the transactions contemplated hereby (the "Confidentiality Agreement").

         6.03. SHAREHOLDER APPROVALS. The Company, if required, and BSW shall each take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement. BSW will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby, subject to the fiduciary duties of its Board of Directors, and such other matters as may be submitted to its shareholders in connection with this Agreement.

         6.04. LEGAL CONDITIONS TO MERGER. Each of the Company and BSW shall, and the Company shall cause each of its Subsidiaries to, use its best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and any other third party which is required to be obtained by BSW or the Company or any of the Company's Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

         6.05. AFFILIATES. BSW shall use its best efforts to cause each Director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act) of BSW to deliver to the Company, prior to the signing of this Agreement, a signed written agreement, in the form of
SCHEDULE 6.05 hereto, providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Company Common Stock to be received by such "affiliate" in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, including, without limitation, Rule 145. The Company agrees to file the financial results of the combined operations of the Company, the Bank and BSW on a Form 8-K or other appropriate SEC form for the first full monthly period commencing after the Effective Time and to make such filing within thirty
(30) days of the end of such first full month period commencing after the Effective Time.

         6.06. STOCK LISTING. The Company shall cause the shares of Company Common Stock to be issued in the Merger or which may be issued upon exercise of options which become outstanding pursuant to Section 1.06 hereof to be approved for inclusion for quotation on the NASDAQ National Market, subject to official notice of issuance, prior to the Effective Time.

         6.07. EMPLOYEE MATTERS. The Company shall honor all employment agreements, change-in-control agreements and supplemental executive retirement plan provisions set forth in SCHEDULE 3.18 hereto. The Company shall offer employment to all BSW branch managers, platform and teller line employees who are in good standing with BSW as of the Closing (as defined in Section 8.01 hereof). From and after the Effective Time and subject to applicable law, the Company shall provide the employees of BSW who are offered employment with the Company or any of its Subsidiaries, and who accept such employment, with benefits comparable to those provided to its own employees in similar positions and with comparable terms of service with the Company or its Subsidiaries, as reasonably determined by the Company and its Subsidiaries. For purposes of any employee benefit plan of the Company, service by an employee to BSW shall be deemed service to the Company. For employees of BSW who are not offered employment with the Company or any of its Subsidiaries, the Company shall provide two weeks of severance pay per full or partial year of service, subject to a minimum of ninety (90) days of severance pay for officers and sixty (60) days of severance pay for non-officers.

         6.08. FINANCIAL STATEMENTS.

                  (a) As soon as reasonably available, the Company will deliver to BSW and BSW will deliver to the Company their respective Annual Reports on Form 10-K or F-2, as appropriate, as filed with the SEC or the FDIC, as appropriate, under the Exchange Act.

                  (b) As soon as reasonably available, the Company will deliver to BSW and BSW will deliver to the Company their respective Quarterly Reports on Form 10-Q or F-4, as appropriate, as filed with the SEC or the FDIC, as appropriate, under the Exchange Act.

         6.09. ADDITIONAL AGREEMENTS. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purpose of this Agreement, or to vest the Resulting Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and Directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, the Company.

         6.10. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend the Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. The party to which a supplement or amendment to a Schedule is delivered in accordance with this Section 6.10 that objects to the inclusion of the information contained in such supplement or amendment, together with any prior supplements or amendments to such Schedule, as a material breach of this Agreement must, within fourteen (14) calendar days of receipt of such supplement or amendment, provide written notice of a material breach to the other party as provided for in Section 9.01(e). If the party to which a supplement or amendment to a Schedule is delivered in accordance with this Section 6.10 does not provide such written notice to the other party within such 14-day period, such Schedule shall be deemed to include the information contained in such supplement or amendment, and the Schedule as so supplemented and amended shall be used for purposes of determining satisfaction by BSW or the Company, as the case may be, of the conditions set forth in Section 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by BSW or the Company, as the case may be, with the respective covenants set forth in Sections 5.01 and 5.02 hereof.

         6.11. CURRENT INFORMATION.

                  (a) During the period from the date of this Agreement to the Effective Time, BSW will cause one or more of its designated representatives to be available, upon the reasonable request of the Company, to confer on a regular and frequent basis with representatives of the Company and to report the general status of the ongoing operations of BSW. BSW will promptly notify the Company of any significant change in the normal course of business of BSW or in the operation of its properties, and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the overt threat of any significant litigation involving BSW and will keep the Company reasonably informed of such events and permit the Company access to all significant materials prepared in connection therewith. With respect to any regulatory examination of BSW, BSW will keep the Com pany advised of all reports, preliminary or otherwise, received from examiners, subject to applicable disclosure laws, and will use all reasonable efforts to obtain any consent, approval or waiver that may be required for such disclosure.

                  (b) The Company will promptly notify BSW of any material change in the normal course of business of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings, or the institution or overt threat of significant litigation involving the Company or any of its Subsidiaries, and will keep BSW reasonably informed of such events and permit BSW access to all significant materials prepared in connection therewith. With respect to any regulatory examination of the Company or any of its Subsidiaries, the Company will keep BSW advised of all reports, preliminary or otherwise, received from examiners, subject to applicable disclosure laws, and will use all reasonable efforts to obtain any consent, approval, or waiver that may be required for such disclosure.

         6.12. ENVIRONMENTAL ASSESSMENT. BSW agrees, to the extent it is legally permitted, to allow the Company, its agents and representatives, during the sixty days subsequent to execution of this Agreement at the Company's expense, to conduct an environmental site assessment of any real property owned (including assets held as other real estate owned) or leased by BSW, and agrees to cooperate in providing information and other assistance to the Company, its agents and representatives in connection therewith, including, without limitation, providing access and entry onto such real property for the purpose of making appropriate environmental and related inspections; provided, however that the Company agrees to enter into a confidentiality agreement with the party(ies) conducting any environmental testing that said party shall not disclose its findings to any third party unless required by state or federal law. The Company agrees that it shall also be bound by this restriction. An environmental site assessment may include sampling and intrusive studies if the Company's representative deems them advisable in light of the current standards. BSW shall be entitled, as a condition to its obligations hereunder, to notice within 60 days of signing this Agreement of any material environmental problems identified by the Company and to be indemnified to its reasonable satisfaction from and against any loss or damage incurred from the conducting of any such site assessment (but not the findings thereof). The Company shall contract for any site assessment desired by it not later than 30 days after the later of the date hereof or, with respect to property acquired alter the date hereof, the date BSW notified the Company of such acquisition.

         6.13. PUBLIC ANNOUNCEMENTS. Except to the extent required otherwise by applicable state or federal securities laws or any applicable Connecticut or federal banking laws, with respect to which BSW and the Company may act upon the advice of their respective legal counsel, neither BSW nor the Company or any of its Subsidiaries shall issue any press release or otherwise make any public statement with respect to this Agreement or any of the transactions contemplated hereby prior to the Effective Time without obtaining the consent to or approval thereof from the other party, which consent or approval shall not be unreasonably withheld.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

         7.01. CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

                  (a) This Agreement and the transaction contemplated hereby shall have been approved and adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of BSW Common Stock and, if legally required, by the requisite shareholder vote of Company Common Stock.

                  (b) This Agreement and the transactions contemplated hereby shall have been approved by the Commissioner, by the FDIC and by the Board of Governors of the Federal Reserve System unless it waives jurisdiction, and by any other regulatory authority having appropriate jurisdiction, none of such approvals shall contain any term or condition which would (i) have a material adverse effect on the business, operations, properties, assets or financial condition of the Resulting Corporation, or (ii) otherwise materially impair the value of the Resulting Corporation, and all appropriate waiting periods shall have expired.

                  (c) Neither the Company nor BSW shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which prevents the consummation of the Merger.

                  (d) The shares of Company Common Stock which shall be issued to the shareholders of BSW upon consummation of the Merger shall have been authorized for inclusion for quotation on the NASDAQ National Market, subject to official notice of issuance.

                  (e) The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         7.02. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY UNDER THIS AGREEMENT. The obligations of the Company under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by the Company:

                  (a) Each of the obligations of BSW required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of BSW contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and the Company shall have received a certificate to that effect signed by the President of BSW.

                  (b) All action required to be taken by, or on the part of, BSW to authorize the execution, delivery and performance of this Agreement by BSW and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of BSW and BSW shareholders and the Company shall have received certified copies of the resolutions evidencing such authorization.

                  (c) The Company shall have received certificates as of a day as close as practicable to the date of the Effective Time from appropriate authorities as to the good standing of, and of the payment of franchise taxes, if any, by BSW.

                  (d) Any and all permits and approvals of governmental bodies and material consents (including all consents of landlords) and authorizations of other third parties shall have been obtained by BSW and the Company which are required with respect to and are necessary in connection with (i) the consummation of the Merger and the other transactions contemplated hereby, (ii) the ownership by the Resulting Corporation of all of the properties and assets of BSW, or (iii) the conduct by the Resulting Corporation of the business of BSW as conducted by BSW at the Effective Time.

                  (e) The Company shall have received an opinion, dated the date of Closing, from counsel to BSW, in form and substance reasonably satisfactory to the Company.

                  (f) BSW shall have caused to be delivered to the Company a letter from BSW's independent public accountants with respect to BSW, and dated the date of the Closing, and addressed to the Company and BSW, in form and substance reasonably satisfactory to the Company to the effect that:

                     (1) they are independent public accountants with respect to
                  BSW;

                     (2) in their opinion the audited financial statements of
                  BSW examined by them comply as to form in all material respects with the applicable published rules and regulations of the FDIC with respect to proxy statements and of the SEC with respect to registration statements; and

                     (3) at the request of BSW they have carried out procedures to a specified date not more than 10 business days prior to the date of each such letter as follows: (i) read the unaudited financial statements of BSW for the period from the date of the most recent audited financial statements ("Audit Date") through the date of the most recent financial statements available in the ordinary course of business; (ii) read the minutes of the meetings of the Board of Directors of BSW from the Audit Date to the date not more than 10 days prior to the date of each such letter, and (iii) consulted with the President of BSW as to whether there has been a decrease in total assets of $5,000,000 or more, an increase in nonperforming loans of more than $500,000, an increase in foreclosed real estate of more than $500,000, a decrease in total deposits of more than $5,000,000, and a decrease in total shareholders' equity, each as compared to the audited financial statements of

                  BSW as of the Audit Date and, based on such procedures and except as disclosed in such letter, nothing has come to their attention which would cause them to believe that said financial statements and the financial statements referred to in (i) above and the most recent unaudited financial statements are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of BSW at the Audit Date.

                  (g) Neither the Company nor BSW shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose material limitations on the ability of the Resulting Corporation to exercise full rights of ownership of the assets or business of BSW and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to the Company, is reasonably likely to result in any such order, decree or injunction.


                  (h) Except for any agreement referred to in the Schedules to this Agreement, any agreement to which BSW is a party on the date hereof or hereafter which takes effect upon, or which provides a payment or penalty conditioned upon or related to, a change of control of BSW, shall have been duly terminated without material cost or expense to BSW, the Resulting Corporation or the Company.

                  (i) The Company shall have received the results of any environmental site assessment contracted for in accordance with Section
         6.12 hereof, and based upon such environmental site assessment, not more than $500,000 shall be needed to be expended to correct any deficiency cited in such assessment and, in the case of property used for BSW bank operations, it shall not be necessary to cease using the cited location for a period in excess of 30 days in order to complete such corrections, provided, that, as to any deficiency that can be corrected reasonably promptly and before the Effective Time, BSW shall have the option of correcting such deficiency.

                  (j) The real property leases to which BSW is a party shall have remained in full force and effect as of the Effective Time and shall not have been terminated by reason of the consummation of the Merger.

                  (k) The Company shall have received an update of the opinion received by it prior to the execution of this Agreement upon reasonable request by the Company for inclusion in the Proxy Statement in form and substance reasonably satisfactory to the Company, from HAS Associates, Inc. or such other investment banker as may be selected by the Company, that the terms of the Merger are fair to the Company from a financial point of view.

                  (l) Rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for the Company and the Bank, or an opinion of counsel for the

         Company and the Bank, shall have been received, rendered on the basis of facts, representations, and assumptions set forth in such opinions or in writing elsewhere and referred to therein, substantially to the effect that for federal income tax purposes (i) the Merger constitutes a merger within the meaning of Section 368(a) of the Code; (ii) no gain or loss will be recognized by the Company or the Bank upon the Merger;
         (iii) no gain or loss will be recognized by the shareholders of the Company upon consummation of the Merger; and (iv) such other matters as the Company or the Bank deems appropriate and necessary. In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate, may rely upon, opinions of other counsel and upon representations made in certificates of officers of BSW, the Company, affiliates of the foregoing, and others.

         BSW will furnish the Company with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.02 as the Company may reasonably request.


         7.03. CONDITIONS TO THE OBLIGATIONS OF BSW UNDER THIS AGREEMENT. The obligations of BSW under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by BSW:

                  (a) Each of the obligations of the Company and the Bank required to be performed by them at or prior to the Effective Time shall have been duly performed and complied with and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise contemplated by this Agreement), and BSW shall have received a certificate to that effect signed by the President and Chief Financial Officer of the Company.

                  (b) All action required to be taken by, or on the part of, the Company and the Bank to authorize the execution, delivery and performance of this Agreement by the Company and the Bank and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of the Company and the Bank, and by the Company as sole shareholder of the Bank, and BSW shall have received certified copies of the resolutions evidencing such authorization.

                  (c) The conditions in Section 7.02(d) shall have been satisfied.

                  (d) BSW shall have received from Bank Analysis Center, Inc., or such other investment banker as may be selected by BSW, an update of the opinion received by it prior to execution of this Agreement for inclusion in the Proxy Statement, in form and substance reasonably satisfactory to BSW, that the terms of the Merger are fair to BSW and its shareholders from a financial point of view.

                  (e) BSW shall have received an opinion, dated the date of Closing, from counsel to the Company, in form and substance reasonably satisfactory to BSW.

                  (f) Rulings from the Internal Revenue Service, in form and substance satisfactory to counsel for BSW, or an opinion of counsel for BSW or the Company, shall have been received, rendered on the basis of facts, representations, and assumptions set forth in such opinions or in writing elsewhere and referred to therein, substantially to the effect that for federal income tax purposes (i) the Merger constitutes a merger within the meaning of Section 368(a) of the Code, and (ii) accordingly, no gain or loss will be recognized by shareholders of BSW with respect to Company Common Stock received solely in exchange for BSW Common Stock pursuant to this Agreement (noting, however, that non-taxability does not extend to cash received in lieu of a fractional share interest in Company Common Stock, or by dissenters, if any). In rendering any such opinion, such counsel may require and, to the extent they deem necessary or appropriate, may rely upon, opinions of other counsel and upon representations made in certificates of officers of BSW, the Company, affiliates of the foregoing, and others.

         The Company will furnish BSW with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 7.03 as BSW may reasonably request.

                                  ARTICLE VIII
                                     CLOSING

         8.01. TIME AND PLACE. Subject to the satisfaction or waiver of the conditions of Article VII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Day, Berry & Howard, CityPlace I, Hartford, Connecticut at 10:00 A.M., on the third business day after the date on which all of the conditions contained in Article VII hereof, to the extent not waived, are satisfied, unless extended pursuant to the procedure described in Article 9.01(k) below, or at such other place, at such other time, or on such other date as the Company and BSW may mutually agree upon for the Closing to take place.

         8.02. DELIVERIES AT THE CLOSING. At the Closing, there shall be delivered to the Company and BSW the opinions, certificates, and other documents and instruments required to be delivered under Articles VI and VII hereof.

                                   ARTICLE IX
                            TERMINATION AND AMENDMENT

         9.01. TERMINATION. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of BSW and the Company:

                  (a) by mutual consent of the Company and BSW in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                  (b) by either the Company or BSW upon written notice to the other party at least 90 days after the date on which any request or application for a regulatory approval required to consummate the Merger shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval, unless within the 90-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable governmental entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.01(b) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (c) by either the Company or BSW if the Merger shall not have been consum mated on or before March 31, 1999, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect the covenants and agreements of such party set forth herein;

                  (d) by either the Company or BSW (provided that the terminating party is not in material breach of any of its obligations under this Agreement) if any approval of the shareholders of either party required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (e) by either the Company or BSW (provided that the terminating party is not in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 45 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing;

                  (f) by the Company or BSW, in the event of the institution by any governmental agency of any litigation or proceeding to restrain or prohibit the consummation of the Merger;

                  (g) by the Company if at the time of such termination there shall have been a reduction in BSW's capital of 5% or more below the levels disclosed to the Company in the December 31, 1997 financial statements of BSW referred to in Section 3.05 unless such change shall have resulted from conditions affecting the banking industry generally;

                  (h) by BSW if at the time of such termination there shall have been a material adverse change in the Company's financial condition unless such change shall have resulted from conditions affecting the banking industry generally. For purposes of this Section 9.01(h), (1) no bulk sale of non-performing assets by the Company or the Bank approved by the Board of Directors of the Company or the Bank, and made in all material respects in accordance with such approval after the date of this Agreement, shall be counted except to the extent the net adverse effect thereof (after considering any tax benefits) on the capital of the Company exceeds $1,500,000, and (2) no other transaction, event or condition, or series or combination of transactions, events or conditions shall be considered as resulting in a material adverse change with respect to the Company if the net adverse effect thereof, together with any net adverse effect counted under (1), on the capital of the Company is not in excess of $2,500,000;

                  (i) by the Company if the results, preliminary or other, of any regulatory examination of BSW indicates (1) any action or actions the net effect of which is likely to result in a reduction in BSW's capital of 5% or more below levels disclosed to the Company in the December 31, 1997 financial statements of BSW referred to in Section 3.05, or (2) any other action that is likely to result in a significant restriction on BSW, its business or operations, unless such reduction or restriction has been requested in writing by the Company;

                  (j) by the Company if, in order to obtain any required permit, consent, approval or authorization of any governmental authority having jurisdiction, the Company or the Resulting Corporation will be required to agree to, or will be subjected to, a limitation upon its activities following the Effective Time which the Company or the Bank reasonably regards as materially adverse; or

                  (k) by the Company if the Average Closing Price is less than eighty percent (80.0%) of the closing price of Company Common Stock supplied by NASDAQ and reported in the WALL STREET JOURNAL on the day preceding the date hereof.

         9.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or BSW as provided in Section 9.01, this Agreement shall forthwith become void and have no further effect, except (i) Sections 6.02(d), 9.02, 10.01 and 10.02 shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any representation, warranty, or other provision of this Agreement.

         9.03. AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of BSW or the Company if required; provided, however, that after any approval of the transactions contemplated by this Agreement by BSW's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders hereunder in any material respect other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein (other than Section 7.01). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                    ARTICLE X
                                  MISCELLANEOUS

         10.01. EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except to the extent and under the circumstances set forth in Section 10.02 below to the contrary, be paid by the party incurring such costs and expenses.

         10.02. FEES AND EXPENSES UNDER CERTAIN CIRCUMSTANCES.

                  (a) BSW and its Board of Directors shall vote for the Merger and recommend the Merger to the shareholders of BSW and shall not solicit, approve or recommend to its shareholders, or undertake or enter into with or without shareholder approval, either as the surviving or disappearing or the acquiring or acquired corporation, any other merger, consolidation, assets acquisition, tender offer or other takeover transaction, or furnish or cause to be furnished any information concerning its business, properties or assets to any person or entity, other than the Company, interested in any such transaction (except for Directors and executive officers of BSW and such other persons as may be required by law), and BSW will not authorize or permit any officer, Director, employee, investment banker or other representative directly or indirectly to solicit, encourage or support any offer from any person or entity (other than the Company) to acquire substantially all of the assets of BSW, to acquire 10% or more of the outstanding stock of BSW, to enter into an agreement to merge with BSW, or to take any other action that would have substantially the same effect as the foregoing, without the written consent of the Company (any such solicitation, approval, undertaking, authorization, permission or other action referred to in this sentence being sometimes referred to as an "Unauthorized Action"). If the Merger is not consummated in accordance with the terms hereof because of any action or omission by BSW as set forth above in this Section, then BSW shall on demand pay to the Company the sum of (a) the out-of-pocket expenses, including, without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by the Company in connection with the proposed Merger and the transactions provided for in this Agreement plus (b) a sum as liquidated damages; provided, however, that the total amount of such fees and liquidated damages shall not exceed $400,000. The above restrictions shall not preclude the Directors from taking actions which they determine, in the exercise of their fiduciary duties, are in the best interests of the shareholders; however, if they take any Unauthorized Action, BSW will be responsible for the aforementioned fees and liquidated damages.

                  (b) Subject to Section 10.04(b) hereof, if either BSW or the Company fails to perform any material covenant or agreement in this Agreement, or if any representation or warranty by BSW or the Company is determined to be materially untrue (the party which fails to perform or which makes the untrue representation or warranty being referred to as a "Breaching Party"), and if, at the time of the failure or untrue representation or warranty by the Breaching Party, the other party is not a Breaching Party (the "Non-Breaching Party"), and if the Agreement is thereafter terminated prior to the Effective Time, then the Breaching Party shall on demand pay to the Non-Breaching Party liquidated damages, to include whatever expenses the Non-Breaching Party may have incurred, provided, however, that the amount of such liquidated damages shall be $400,000 if BSW is the Breaching Party and if the Company is the Breaching Party the amount of such liquidated damages shall be the following:

                     (i) $1,000,000 if the Agreement is terminated prior to the
                  Effective Time as provided in this Section 10.02(b) within six
                  (6) months from the date hereof;

                     (ii) $1,500,000 if the Agreement is terminated prior to the
                  Effective Time as provided in this Section 10.02(b) within the period from the end of the sixth month to one year from the date hereof; and

                     (iii) $2,400,000 if the Agreement is terminated prior to
                  the Effective Time as provided in this Section 10.02(b) on or after one year from the date hereof.

                  (c) If BSW does not take any Unauthorized Action, if BSW shareholders do not approve the Merger, if the Company does not breach this Agreement and if an agree ment to acquire or merge with BSW is executed within the twelve months following the date of the execution of this Agreement, with an entity that makes an offer during the term of the Agreement, BSW shall pay to the Company upon execution of such agree ment the sum of all out-of-pocket expenses, including without limitation, reasonable attorney, accountant and investment banker fees and expenses, incurred by the Company in connection with the proposed Merger and the transactions provided for in the Agreement; provided, however, that the amount of such fees shall not exceed $250,000 and provided that if the transaction agreed to with such other entity shall not close, the Company shall thereupon promptly repay such amount to BSW.

         10.03. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the Company and BSW contained in this Agreement or in any instrument or certificate delivered pursuant hereto by the Company or BSW shall expire on and be terminated and extinguished at the Effective Time; provided, however, that after the Effective Time, any such representation or warranty of the Company or BSW shall not be deemed to be terminated or extinguished so as to deprive the Company of any defense at law or in equity which it would otherwise have to any claim against it by any person, firm, corporation or other legal entity, including, without limitation, any shareholder or former shareholder of BSW.

         10.04. INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of BSW (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of BSW or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that BSW shall indemnify and hold harmless, and that after the Effective Time the Resulting Corporation and the Company shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law and by the provisions of their respective Certificates of Incorporation and Bylaws, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit proceeding or investigation.

                  (b) The foregoing notwithstanding, it is further understood and agreed that the Company shall indemnify and hold harmless BSW, its officers, directors and employees against any and all losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation arising out of or relating to a breach by the Company of the representation contained in Section 4.19 hereof. Any amounts required to be paid by the Company pursuant to this Section 10.04(b) shall be paid by the Company within thirty (30) days of receipt of appropriate documentation therefor.

                  (c) At and after the Effective Time, the Company shall maintain BSW's current directors' and officers' liability insurance run-off and tail coverage and will use its best efforts to procure directors' and officers' liability insurance run-off and tail coverage so as to increase the term of coverage to a date not earlier than three years from the Effective Date.

                  (d) In the event the Company or the Resulting Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its property and assets to any person, then, and in each such case proper provision shall be made so that the successors and assigns of the Company or the Resulting Corporation, as the case may be, assume the obligations set forth in this Section 10.04.

         10.05. NOTIFICATION OF CERTAIN MATTERS.

                  (a) BSW shall give prompt notice to the Company and the Company shall give prompt notice to BSW, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure of BSW or the Company, as the case may be, or of any officer, Director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The party to which notice is given in accordance with this
         Section 10.05(a) that objects to the information contained in such notice, together with any prior notice under this Section 10.05, as a material breach of this Agreement must, within fourteen (14) calendar days of receipt of such notice, provide written notice of a material breach to the other party as provided for in Section 9.01(e). If the party to which a notice is delivered in accordance with this Section 10.05(a) does not provide written notice as provided for in Section 9.01(e) to the other party within such 14-day period, any breach of a representation or warranty which could be caused by the information contained in such notice or any failure of an obligation of the party delivering such notice which would result from such information shall be deemed waived by the party receiving such notice.

                  (b) BSW agrees to notify the Company by telephone within 24 hours of receipt after the date hereof of any inquiry with respect to a proposed merger, consolidation, assets acquisition, tender offer or other takeover transaction with another person or receipt of a request for information from the FDIC, the Commissioner, or other governmental authority with respect to a proposed acquisition of BSW by another party. BSW will promptly communicate to the Company the terms of any such proposal, discussion, negotiation, or inquiry, including the identity of the party making such proposal or inquiry.

         10.06. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by prepaid certified first class mail (return receipt requested) or by recognized overnight delivery service addressed as follows:

                  (a) If to the Company or the Bank, to:

                           New England Community Bancorp, Inc. and
                           New England Bank & Trust Company
                           176 Broad Street
                           Windsor, CT 06095

                           Attention:     David A. Lentini
                                          President and Chief Executive Officer
Copy to:

                           Day, Berry & Howard
                           CityPlace I
                           Hartford, CT 06103-3499

                           Attention:     Robert M. Taylor, III, Esquire

                  (b)      If to BSW, to:

                           Bank of South Windsor
                           1695 Ellington Road
                           South Windsor, CT 06074-4514

                           Attention:     John R. Dunn
                                          President and Chief Executive Officer
Copy to:

                           Cummings & Lockwood
                           Four Stamford Plaza
                           P.O. Box 120
                           Stamford, CT 06904

                           Attention:     Paul G. Hughes, Esquire

or such other address as shall be furnished in writing by either party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         10.07. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party, and that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         10.08. GRANT OF STOCK OPTION. As part of this transaction and as a condition to their entry into this Agreement, the Company and BSW shall enter into, on even date herewith, a Stock Option Agreement in the form of EXHIBIT A hereto (the "Stock Option Agreement"), granting the Company the right to purchase shares of BSW Common Stock at the price set forth therein, if any of certain events set forth therein occur.

         10.09. COMPLETE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant thereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter. If any provision or part of this Agreement is deemed unenforceable, the enforceability of the other provisions and parts shall not be affected.

         10.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         10.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

         10.12. HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the Company, the Bank and BSW have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



                         NEW ENGLAND COMMUNITY BANCORP, INC.


                         By  /s/David A. Lentini
                             --------------------------
                             David A. Lentini
                             Its Chairman, President and Chief Executive Officer



                         NEW ENGLAND BANK & TRUST COMPANY


                         By  /s/David A. Lentini
                             --------------------------
                             David A. Lentini
                             Its President and Chief Executive Officer




                         BANK OF SOUTH WINDSOR


                         By  /s/John R. Dunn
                             --------------------------
                             John R. Dunn
                             Its President and Chief Executive Officer

                DIRECTORS OF NEW ENGLAND COMMUNITY BANCORP, INC.


         We hereby confirm, as of this 19th day of March, 1998, our approval of the foregoing Plan and Agreement of Merger by and among New England Community Bancorp, Inc., New England Bank & Trust Company and Bank of South Windsor.


/s/John C. Carmon
----------------------------                       -----------------------------
John C. Carmon                                     Gary J. DeNino


/s/Frank A. Falvo                                  /s/Dominic J. Ferraina
----------------------------                       -----------------------------
Frank A. Falvo                                     Dominic J. Ferraina


/s/John R. Harvey                                  /s/David A. Lentini
----------------------------                       -----------------------------
John R. Harvey                                     David A. Lentini


/s/Angelina J. McGillivray
----------------------------                       -----------------------------
Angelina J. McGillivray                            Michael P. Solimene

                  DIRECTORS OF NEW ENGLAND BANK & TRUST COMPANY


         We hereby confirm, as of this 19th day of March, 1998, our approval of the foregoing Plan and Agreement of Merger by and among New England Community Bancorp, Inc., New England Bank & Trust Company and Bank of South Windsor.



/s/John C. Carmon                                  /s/Nathan G. Agostinelli
----------------------------                       -----------------------------
John C. Carmon                                     Nathan G. Agostinelli


/s/Andrew Ansaldi, Jr.                             /s/Dominic J. Ferraina
----------------------------                       -----------------------------
Andrew Ansaldi, Jr.                                Dominic J. Ferraina


                                                   /s/David A. Lentini
----------------------------                       -----------------------------
Bruce A. Fischman                                  David A. Lentini


/s/Angelina J. McGillivray
----------------------------                       -----------------------------
Angelina J. McGillivray                            Michael P. Solimene



---------------------------
P. Anthony Giorgio, Ph.D

                       DIRECTORS OF BANK OF SOUTH WINDSOR


         We hereby confirm, as of this 19th day of March, 1998, our approval of the foregoing Agreement and Plan of Merger by and among New England Community Bancorp, Inc., New England Bank & Trust Company and Bank of South Windsor.


/s/Barbara Barbour                                 /s/John R. Dunn
----------------------------                       -----------------------------
Barbara Barbour                                    John R. Dunn


/s/Salvatore Garofalo                              /s/Wayne C. Gerlt
----------------------------                       -----------------------------
Salvatore Garofalo                                 Wayne C. Gerlt


/s/Edward F. Havens                                /s/Richard S. Kelley
----------------------------                       -----------------------------
Edward F. Havens                                   Richard S. Kelley


/s/Walter Kupchunos, Jr.                           /s/Raymond H. Lefurge, Jr.
----------------------------                       -----------------------------
Walter Kupchunos, Jr.                              Raymond H. Lefurge, Jr.


/s/John J. Mitchell                                /s/Barbara M. Perry
----------------------------                       -----------------------------
John J. Mitchell                                   Barbara M. Perry


/s/J. Brian Smith                                  /s/Robert J. Smith
----------------------------                       -----------------------------
J. Brian Smith                                     Robert J. Smith

                                                                      Appendix B


                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated as of March 19, 1998 between Bank of South Windsor, a Connecticut bank and trust company (the "Bank"), and New England Community Bancorp, Inc., a Delaware corporation ("NECB").

         WHEREAS, NECB, New England Bank & Trust Company, a Connecticut bank and trust company and a wholly-owned subsidiary of NECB ("NEBT"), and the Bank have entered into a Plan and Agreement of Merger as of the date hereof (the "Merger Agreement"), which provides, among other things, for the exchange of shares of the Bank for shares of NECB and the merger of the Bank with and into NEBT (the "Merger"); and

         WHEREAS, as a condition to NECB's entry into the Merger Agreement and in consideration for such entry, the Bank has agreed to grant NECB the Option (as hereinafter defined)

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. GRANT OF OPTION. The Bank hereby grants to NECB an unconditional, irrevocable option (the "Option") to purchase up to 215,000 shares (the "Option Shares") of the common stock, par value $5.00 per share (the "Common Shares"), of the Bank at a price of $12.00 per share; provided, however, that the Option will terminate if the Merger Agreement is terminated pursuant to Section 9.01 of the Merger Agreement before the Option is exercisable and before NECB delivers notice of its intent to exercise this Option, as hereinafter provided.

         2. EXERCISE OF OPTION. NECB will not exercise the Option without the written consent of the Bank except: (a) subsequent to the fifth day preceding the scheduled expiration date of a tender or exchange offer by any person or group of persons (other than NECB or an affiliate of NECB) to acquire 25% or more of the Common Shares or (b) upon the acquisition by any one person or group of persons (other than NECB or an affiliate of NECB) of, or of the right to acquire, 25% or more of the Common Shares, if in the case of (a) or (b), (1) after giving effect to such offer or acquisition such person or group would own or have the right to acquire 25% or more of the Common Shares, (2) there have been filed documents with the Federal Deposit Insurance Corporation ("FDIC") in connection therewith (or, if no such filing is required, similar evidence that the offer is actually commencing) and (3) such person or group has received all required regulatory approvals to own or control 25% or more of the Common Shares, or (c) upon a willful breach of the Merger Agreement by the Bank which would permit

NECB to terminate the Merger Agreement, provided that within 12 months from the date of such breach either an event described in clauses (a) or (b) above shall have occurred or any agreement shall have been entered into between the Bank and any third party, including, without limitation, an agreement inprinciple, contemplating (a) any acquisition by such third party of 25% or more of the Common Shares or any other class or series of voting securities of the Bank or
(b) a merger or other business combination involving the Bank or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of the Bank, other than as contemplated by the Merger Agreement. As used in this Section 2, "person" or "group of persons" shall have the meaning conferred thereon pursuant to Section 13(d) of the Securities Exchange Act of 1934. The Bank will not take any action which would have the effect of preventing or disabling the Bank from delivering the Option Shares to NECB upon exercise of the Option or otherwise performing its obligations under this Agreement. In the event NECB wishes to exercise the Option, NECB shall send a written notice to the Bank specifying the total number of Option Shares it wishes to purchase and a place and date between one and ten business days inclusive from the date such notice is given for the closing of such purchase (a "Closing"); provided, however, that a Closing shall not occur prior to the receipt of all necessary regulatory approvals.

         The Bank will afford NECB the benefit of one demand registration covering all or any part of the Option Shares with respect to any public offering of the Option Shares. Without the written consent of NECB, neither the Bank nor any other holder of securities may include securities in such registrations. In addition, NECB will be afforded the benefit of unlimited "piggyback" registration rights with respect to the Option Shares (subject to appropriate exceptions for registrations in connection with dividend reinvestment, employee stock purchase, stock option or similar plans or a registration statement on Form S-4). The Bank will notify NECB of any registration at least ten (10) days prior to the filing date of any such registration and NECB will give notice at least three (3) days prior to the filing date of any such registration that it desires "piggyback" registration rights and state the number of shares to be included in such registration. The costs of all such registrations (other than underwriting fees and commissions) will be borne by the Bank. If NECB elects to have any Option Shares included in such registration, it will promptly provide the Bank with such information as the Bank may request for use therein.

         3. PAYMENT AND DELIVERY OF CERTIFICATES. At any Closing hereunder NECB will make payment to the Bank of the aggregate price for the Option Shares so purchased by delivery of immediately available funds and the Bank will deliver to NECB a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of NECB or its designee in such denominations as were specified by NECB in its notice of exercise. Any such certificate will bear appropriate legends to identify the Option Shares represented thereby as "restricted securities".

         4. FILINGS AND CONSENTS. NECB and the Bank will each use their best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary for the consummation of the transactions contemplated by this Agreement.

         5. ENTIRE AGREEMENT. This Agreement and the Merger Agreement and the other agreements referenced therein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         6. ASSIGNMENT. At any time or from time to time after the Option is exercisable without the written consent of the Bank, NECB may sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons, subject only to compliance with applicable law. In order to effectuate the foregoing, NECB (or any direct or indirect assignee or transferee of NECB) shall be entitled to surrender this Agreement in exchange for a similar agreement entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock as may then be purchasable hereunder. Notwithstanding the foregoing, NECB may not sell, assign or otherwise transfer to any person or affiliated group of persons Common Shares and/or rights to acquire Common Shares under this Agreement which would account for 5% or more of the outstanding Common Shares (assuming that the Option is fully exercised).

         7. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; and, except as otherwise provided herein to the contrary, the failure or invalidity of any portion of the consideration for which this Option is being granted shall not reduce the amount of, or render invalid or unenforceable, all or any portion of this Option.

         8. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to NECB:

         New England Community Bancorp, Inc.
         176 Broad Street
         P.O. Box 130
         Windsor, CT 06095-0130

         Attention:        David A. Lentini
                           Chairman, President and Chief Executive Officer
         with a copy to:

         Day, Berry & Howard
         CityPlace I
         Hartford, CT 06103-3499

         Attention:        Robert M. Taylor, III, Esq.

         If to the Bank:

         Bank of South Windsor
         1695 Ellington Road
         South Windsor, CT 06074-4514

         Attention:        John R. Dunn
                           President and Chief Executive Officer

         with a copy to:

         Cummings & Lockwood
         Four Stamford Plaza
         P.O. Box 120
         Stamford, CT 06904

         Attention:        Paul G. Hughes, Esquire

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         10. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         11. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee or transferee of NECB pursuant to Section 8 hereof) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         13. EXPENSES. Except as otherwise provided in Section 2 hereof, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         14. TERMINATION. The Option granted hereby, to the extent not previously exercised, shall terminate upon the earliest of (a) seven months after an event described in Section 2, (b) the Effective Time (as such term is defined in the Merger Agreement) of the Merger, (c) the termination of the Merger Agreement in accordance with its terms (other than if terminated by NECB by reason of a breach or violation by the Bank) prior to the occurrence of an event described in Section 2. The foregoing notwithstanding, if a breach of the Merger Agreement described in clause (c) of Section 2 shall have occurred, this Option shall terminate to the extent not previously exercised on the date which is 90 days following the first anniversary of the date of such breach.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                         NEW ENGLAND COMMUNITY BANCORP, INC.


                         By: /s/David A. Lentini
                             -------------------------------
                              David A. Lentini
                              Chairman, President and Chief Executive Officer



                         BANK OF SOUTH WINDSOR


                         By: /s/John R. Dunn
                             -------------------------------
                              John R. Dunn
                              President and Chief Executive Officer

                                                                      Appendix C

================================================================================

HAS ASSOCIATES, INC.       76 Northeastern Blvd., Suite 34           P.O. Box 84
                                          Nashua, NH 03062      Boston, MA 02171
                                            (603) 880-4529        (617) 472-5086
                                        FAX (603) 880-4351    FAX (617) 472-6903
                                           has@has-inc.com          hasq@msn.com

June 23, 1998

Board of Directors
New England Community Bancorp
176 Broad Street
Windsor, CT 06095

Members of the Board:

         You have requested our opinion as to the fairness to the stockholders of New England Community Bancorp, Windsor, Connecticut ("NECB"), from a financial point of view, of the terms of the Agreement and Plan of Merger dated March 9, 1998 ("the Agreement") which will ultimately provide for the merger (the "Merger") of Bank of South Windsor ("BSW") into NECB, a Connecticut corporation in a transaction whereby each share of BSW Common Stock issued and outstanding immediately prior to the Effective Time (except for shares held by BSW as treasury shares, shares owned by any indirect or direct subsidiary of BSW, shares held by NECB or New England Bank & Trust Company ("NEBT") other than in a fiduciary or trust capacity for the benefit of third parties, and shares as to which dissenters' rights have been asserted) shall be converted into and exchangeable for consideration consisting of shares of Common Stock, par value $0.10 per share, of NECB and cash in lieu of fractional shares, based on an exchange ratio of 1.3204 shares of NECB Common Stock for each share of BSW Common Stock, subject to adjustment as defined in the Merger Agreement.

         You have asked for HAS Associates, Inc. ("HAS") opinion as to whether the Exchange ratio is fair, from a financial point of view, to NECB. In arriving at the opinion set forth below, HAS has, among other things:

     (a) reviewed and analyzed certain publicly available financial statements for NECB and BSW;

     (b) analyzed certain internal financial statements, including financial projections, and other financial and operating data prepared by the managements of NECB and BSW;

HAS ASSOCIATES, INC.


     (c) discussed the past, present and future operations, financial condition and prospects of NECB and BSW with the senior management of the respective companies;

     (d) compared  the  financial  performance   and  condition  as well  as the
         trading activities and market prices of BSW and NECB with that of certain other comparable publicly traded companies;

     (e) reviewed and discussed with the senior management of NECB the strategic objectives of the Merger and certain other benefits of the Merger to NECB;

     (f) reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions comparable, in whole or in part, to the Merger;

     (g) reviewed the Merger Agreement; and

     (h) performed such other analyses as we have deemed appropriate.

        In conducting its review and arriving at its opinion, HAS relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and HAS did not attempt to verify such information independently or undertake an independent appraisal of the assets and liabilities of NECB or BSW. HAS relied upon the accuracy and opinion of the audit reports prepared by the Bank's independent accountants. HAS assumes no responsibility for the accuracy and completeness of the financial and other information relied upon.

        We have acted as financial advisor to the Board of NECB in connection with the Merger and will receive a fee for this service.

        In reliance upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio and the financial terms of the Agreement were, and as of the date hereof, such terms are, fair, from a financial point of view, to NECB.

        This letter is furnished to you in connection with the Merger and we consent to its inclusion in the Registration Statement and proxy solicitation material.

Sincerely,


/s/HAS Associates, Inc.
-----------------------
HAS Associates, Inc.

                                                                      APPENDIX D


           BANK
[GRAPHIC]  ANALYSIS
           CENTER, INC.
-----------------------
                                                       CityPlace II - 16th Floor
                                                       Hartford, CT 06103
                                                       860-275-6050
                                                       Fax 860-275-6060

June 24, 1998

The Board of Directors
Bank of South Windsor
1695 Ellington Road
South Windsor
Connecticut 06074

SUBJECT: FINANCIAL EVALUATION REGARDING THE TERMS OF FAIRNESS PURSUANT TO A PROPOSED MERGER BETWEEN BANK OF SOUTH WINDSOR AND NEW ENGLAND COMMUNITY BANCORP, INC.


Dear Members of the Board of Directors:

You have retained Bank Analysis Center, Inc. for the purpose of rendering a financial evaluation concerning the terms of fairness regarding a plan of merger (the Merger), between Bank of South Windsor (the Bank), and New England Community Bancorp (the Company or NECB). This Merger proposes the conversion of the Bank's common stock ($5.00 par value) into shares of the Company at an exchange ratio of no less than 1.3204 shares of NECB common stock for each share of the common stock of Bank of South Windsor and no more than 1.50 shares of NECB common stock for each share of common stock of Bank of South Windsor. This band of exchange ratios implies a price for BSW shares of no less than $31.00 per share and an unlimited potential appreciation in the event of future price increases in NECB common stock between the date hereof and the closing of the proposed merger.

In connection with providing an opinion of fairness, BAC has examined and relied upon, among other things, (1) certain financial reports filed with the Federal Deposit Insurance Corporation by the Bank and the Company for each of the last three calendar years ended December 1997; (2) annual reports to shareholders for the same period; and, in the case of the Company, (3) certain annual and quarterly filings to the Securities & Exchange Commission. In addition, BAC has relied upon and examined (4) recent terms relating to comparable mergers between other banking institutions, (5) stock market trends of the banking industry on a state-wide and national basis and (6) various financial and other information supplied to BAC by Management of both the Bank and the Company including (6a) the 1998 operating budgets and future year financial projections of the Bank and the Company, (6b) various schedules of non-performing assets and (6c) certain policies and procedures including asset/liability management, loan policies et al and (6d) the findings and conclusions of reviews and examinations conducted by Federal and State bank regulatory authorities. Moreover, (7) BAC has held discussions with members of the senior

The Board of Directors of Bank of South Windsor
Opinion of Fairness
June 24, 1998
Page two

Management of both the Bank and the Company as to their respective operating history, as well as current and future business prospects. BAC has also (8) considered the current financial condition and operating performance of the Bank and the Company and the projected condition and operating performance of the Bank and the Company. Also in rendering an opinion of fairness concerning the terms of the Merger, BAC has (9), reviewed the Plan and Agreement of Merger and supporting materials (the Agreement).

In determining the financial fairness regarding the terms of the proposed merger, BAC has based its evaluation on certain generally accepted principles of investment analysis customary in the investment banking and consulting professions as applied to the banking industry.

In conducting its review and arriving at its opinion, BAC has a relied upon the accuracy and completeness of the financial and other information provided to it. Although BAC has undertaken a due diligence review of the Company and the Bank, BAC has not attempted to verify such information beyond reviewing the information mentioned above. Further BAC has not verified, appraised, or otherwise evaluated the assets and liabilities of the Bank or the Company. BAC assumes no responsibility for the accuracy and completeness of the financial information and other information it has relied upon.

In reliance upon and subject to the foregoing, it is our opinion that as of the date hereof and based upon the terms of the Plan and Agreement of Reorganization, the terms of the merger are fair, from a financial point of view, to the Bank and to the current stockholders of the Bank. In rendering this opinion, BAC has evaluated (1) the relative nominal and tangible capital contributions of both the Bank and the Company to the proposed Merger, (2) the relative contributions of current and projected net earnings of the Bank and the Company (3) the price paid per share of common stock by the Company to the Bank,
(4) the probable future market performance of the common stock of both the Company and the Bank. Finally, (5) BAC has also considered the present value to the Bank's shareholders of future expected dividends and the terminal value of equity as it relates to remaining an independent institution.

This opinion does not represent investment advice or a recommendation to the current stockholders of the Bank or the Company, or any other party regarding the valuation of the common shares of the Bank or the Company for potential purchase.

Sincerely yours,


/s/ Bank Analysis Center Inc.
-----------------------------
Bank Analysis Center, Inc.


                                      D-2

                                            BANK
                                 [GRAPHIC]  ANALYSIS
                                            CENTER, INC.
                                   Hartford, Connecticut

                                                                      APPENDIX E

       CONNECTICUT GENERAL STATUTES SS. 36(a)-125(h) AND SS.SS. 33-855-872
                               DISSENTERS' RIGHTS

                                       (A)

                           RIGHT TO DISSENT AND OBTAIN
                               PAYMENT FOR SHARES


         SEC. 36a-125(h). Upon the effectiveness of the agreement of merger or consolidation, the shareholders, if any, of the constituent banks, except to the extent that they have received cash, property or other securities of the resulting bank or shares or other securities of any other corporation in exchange for or upon conversion of their shares, shall be shareholders of a capital stock resulting bank. Unless such agreement otherwise provides, the resulting bank may require each shareholder to surrender such shareholder's certificates of stock in the constituent bank and in that event no shareholder, until such surrender of that shareholder's certificates, shall be entitled to receive a certificate of stock of the resulting bank or to vote thereon or to collect dividends declared thereon, or to receive cash, property or other securities of the resulting bank, or shares or other securities of any other corporation. Any shareholder of any such constituent bank who dissents from the merger or consolidation is entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive. The rights and obligations of the objecting shareholders and the bank shall be determined in accordance with said sections. The stock of a capital stock resulting bank up to an amount of the combined stock of the constituent banks shall be exempt from any franchise tax.

         SEC. 33-855. DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:

         (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

         (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

         (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

         (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

         SEC. 33-856. RIGHT TO DISSENT. (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it: (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect to redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares; (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

         SEC. 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

         SECS. 33-858 AND 33-859. Reserved for future use.

                                       (B)

                  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

         SEC. 33-860. NOTICE OF DISSENTERS' RIGHTS. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

         (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

         SEC. 33-861. NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

         (b) A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

         SEC. 33-862. DISSENTERS' NOTICE. (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

         (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

         (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

         SEC. 33-863. DUTY TO DEMAND PAYMENT. (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters, notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

         (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

         SEC. 33-864. SHARE RESTRICTIONS. (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         SEC. 33-865. PAYMENT. (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

         (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

         SEC. 33-866. FAILURE TO TAKE ACTION. (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

         SEC. 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

         SEC. 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

         (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

         (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

         (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

         SECS. 33-869 AND 33-870. Reserved for future use.

                                       (C)

                          JUDICIAL APPRAISAL OF SHARES

         SEC. 33-871. COURT ACTION. (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

         SEC. 33-872. COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.


                            ------------------------

                            As revised June 23, 1998.

                            ------------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Delaware law, NECB's Bylaws and NECB's Certificate authorize NECB to indemnify officers, directors and certain individuals associated with NECB. In general, Article V of NECB's Bylaws and Article VII of NECB's Certificate require NECB to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative or investigative (other than an action by or in the right of NECB) by reason of the fact that such person is or was a director, officer, employee or agent of NECB, or is or was serving at the request of NECB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, and any appeal therein, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of NECB, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

ITEM 21.  EXHIBIT AND FINANCIAL STATEMENTS SCHEDULES

         (a)      List of Exhibits

         The exhibits filed as a part of this Registration Statement are as follows:

     Exhibit No.           Exhibit
     ----------            -------

         2.1 Plan and Agreement of Merger, dated as of March 19, 1998, by and among New England Community Bancorp, Inc., New England Bank & Trust Company and Bank of South Windsor is included as APPENDIX A to the Joint Proxy Statement-Prospectus.

         2.2 Stock Option Agreement dated March 19, 1998 between Bank of South Windsor and New England Community Bancorp, Inc. is included as APPENDIX B to the Joint Proxy
                  Statement-Prospectus.

         3.1 Amended and Restated Certificate of Incorporation of New England Community Bancorp, Inc.

         3.2 Amended and Restated Bylaws of New England Community Bancorp, Inc. were filed on March 31, 1998 as Exhibit (3)(ii) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and are incorporated herein by reference.

         4. Specimen Common Stock Certificate of New England Community Bancorp, Inc. was filed on June 20, 1995 as Exhibit 4 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

         5. Opinion of Day, Berry & Howard LLP regarding legality of securities being registered.

         8. Opinion of Cummings & Lockwood regarding certain federal income tax consequences.

         10.1 Employment Agreement between New England Bank & Trust Company and David A. Lentini dated August 9, 1994 was filed as Exhibit
                  10.3 to Olde Windsor Bancorp, Inc.'s (now known as

                  New England Community Bancorp, Inc.'s) Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

         10.2 Employment Agreement by and between New England Bank & Trust Company and Donat A. Fournier dated August 9, 1994 was filed on October 20, 1994 as Exhibit 10.6 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment No. 1, and is incorporated herein by reference.

         10.3 Employment Agreement by and between New England Bank & Trust Company and Anson C. Hall dated August 9, 1994 was filed on October 20, 1994 as Exhibit 10.7 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment No. 1, and is incorporated herein by reference.

         10.4 Employment Agreement by and between New England Community Bancorp., Inc. and Frank A. Falvo dated December 6, 1996 was filed on March 31, 1997 as Exhibit 10(f) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.5 Executive Retention Agreement by and between New England Community Bancorp, Inc. and David A. Lentini dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(g) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.6 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Donat A. Fournier dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(h) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.7 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Anson C. Hall dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(i) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.8 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Frank A. Falvo dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(j) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         21. List of Subsidiaries of New England Community Bancorp, Inc was filed on March 31, 1998 as Exhibit 21 to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         23.1     Consent of Day, Berry & Howard LLP  (See Exhibit 5).

         23.2 Consent of Shatswell, MacLeod & Company, P.C. relating to New England Community Bancorp, Inc.

         23.3     Consent of Cummings & Lockwood (See Exhibit 8).

         23.4     Consent of Arthur Andersen LLP relating to Bank of South
                  Windsor.

         23.5     Consent of HAS Associates, Inc.

         23.6     Consent of Bank Analysis Center, Inc.

         99.1 Form of Proxy for the Special Meeting of Stockholders of New England Community Bancorp, Inc.

         99.2 Form of Proxy for the Special Meeting of Shareholders of Bank of South Windsor.

         (b)      Financial Statement Schedules.

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes incorporated by reference herein.

ITEM 22.  UNDERTAKINGS

(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(3) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on June 18, 1998.

                                        NEW ENGLAND COMMUNITY BANCORP, INC.
                                        (Registrant)

                                        By /s/ David A. Lentini
                                          -------------------------
                                        David A. Lentini
                                        Its Chairman, President and
                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes David A. Lentini and Anson C. Hall and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.

                   Name                                            Title                            Date
                   ----                                            -----                            ----
/s/ David A. Lentini                        Chairman of the Board, President and Chief      June 18, 1998
----------------------------------          Executive Officer
David A. Lentini

/s/ Anson C. Hall                           Vice President, Chief Financial Officer,        June 18, 1998
-----------------------------------        (Principal Financial and Accounting Officer)
Anson C. Hall

/s/ John C. Carmon                          Director                                        June 18, 1998
-----------------------------------
John C. Carmon

/s/ Gary J. DeNino                          Director                                        June 18, 1998
-----------------------------------
Gary J. DeNino

/s/ Frank A. Falvo                          Executive Vice President and Director           June 18, 1998
-----------------------------------
Frank A. Falvo

/s/ Dominic J. Ferraina                     Director                                        June 18, 1998
-----------------------------------
Dominic J. Ferraina

/s/ John R. Harvey                          Director                                        June 18, 1998
-----------------------------------
 John R. Harvey

/s/ Angelina J. McGillivray                 Corporate Secretary and Director                June 18, 1998
-----------------------------------
Angelina J. McGillivray

/s/ Michael P. Solimene                     Director                                        June 18, 1998
-----------------------------------
Michael P. Solimene

                                                       II-5

                                  EXHIBIT INDEX

         2.1 Plan and Agreement of Merger, dated as of March 19, 1998, by and among New England Community Bancorp, Inc., New England Bank & Trust Company and Bank of South Windsor is included as APPENDIX A hereto.

         2.2 Stock Option Agreement dated March 19, 1998 between Bank of South Windsor and New England Community Bancorp, Inc. is included as APPENDIX B hereto.

         3.1 Amended and Restated Certificate of Incorporation of New England Community Bancorp, Inc.

         3.2 Amended and Restated Bylaws of New England Community Bancorp, Inc. were filed on March 31, 1998 as Exhibit (3)(ii) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and are incorporated herein by reference.

         4. Specimen Common Stock Certificate of New England Community Bancorp, Inc. was filed on June 20, 1995 as Exhibit 4 to New England Community Bancorp, Inc.'s Registration Statement on Form S-4 (No. 33-93640) and is incorporated herein by reference.

         5. Opinion of Day, Berry & Howard LLP regarding legality of securities being registered.

         8. Opinion of Cummings & Lockwood, regarding certain federal income tax consequences.

         10.1 Employment Agreement between New England Bank and Trust Company and David A. Lentini dated August 9, 1994 was filed as
                  Exhibit 10.3 to Olde Windsor Bancorp, Inc.'s (now known as New England Community Bancorp, Inc.'s) Registration Statement on Form S-1 (No. 33-83622) and is incorporated herein by reference.

         10.2 Employment Agreement by and between New England Bank and Trust Company and Donat A. Fournier dated August 9, 1994 was filed on October 20, 1994 as Exhibit 10.6 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment No. 1, and is incorporated herein by reference.

         10.3 Employment Agreement by and between New England Bank and Trust Company and Anson C. Hall dated August 9, 1994 was filed on October 20, 1994 as Exhibit 10.7 to New England Community Bancorp, Inc.'s Registration Statement on Form S-1 (No. 33-83622), Amendment No. 1, and is incorporated herein by reference.

         10.4 Employment Agreement by and between New England Community Bancorp., Inc. and Frank A. Falvo dated December 6, 1996 was filed on March 31, 1997 as Exhibit 10(f) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.5 Executive Retention Agreement by and between New England Community Bancorp, Inc. and David A. Lentini dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(g) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.6 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Donat A. Fournier dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(h) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.7 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Anson C. Hall dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(i) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         10.8 Executive Retention Agreement by and between New England Community Bancorp, Inc. and Frank A. Falvo dated October 16, 1997 was filed on March 31, 1998 as Exhibit 10(j) to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         13.1 New England Community Bancorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 was filed on March 31, 1998, and is incorporated herein by reference.

         13.2 New England Community Bancorp, Inc. Quarterly Report on Form 10-Q for the three months ended March 31, 1998 was filed on May 15, 1998 and is incorporated herein by reference.

         21. List of Subsidiaries of New England Community Bancorp, Inc was filed on March 31, 1998 as Exhibit 21 to New England Community Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997, and is incorporated herein by reference.

         23.1     Consent of Day, Berry & Howard LLP (See Exhibit 5.).

         23.2 Consent of Shatswell, MacLeod & Company, P.C. relating to New England Community Bancorp, Inc.

         23.3     Consent of Cummings & Lockwood (See Exhibit 8).

         23.4     Consent of Arthur Andersen, LLP relating to Bank of South
                  Windsor.

         23.5     Consent of HAS Associates, Inc.

         23.6     Consent of Bank Analysis Center, Inc.

         99.1 Form of Proxy for the Special Meeting of Stockholders of New England Community Bancorp, Inc.

         99.2 Form of Proxy for the Special Meeting of Shareholders of Bank of South Windsor.

                                      II-7